Information   contained  herein  is  subject  to  completion  or  amendment.   A
Registration Statement relating to these securities has been filed with the Securities and Exchange Commission and has become effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

                              SUBJECT TO COMPLETION
                              DATED AUGUST 22, 1997

PRELIMINARY PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 2, 1994)
--------------------------------------------------------------------------------
                           $210,000,000 (APPROXIMATE)
                  FIRST SIERRA EQUIPMENT CONTRACT TRUST 1997-1
                   % EQUIPMENT CONTRACT BACKED NOTES, CLASS A
                          FIRST SIERRA FINANCIAL, INC.
                             ORIGINATOR AND SERVICER
               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                    DEPOSITOR
--------------------------------------------------------------------------------

The Class A Equipment Contract Backed Notes (the "Class A Notes") hereby offered by Prudential Securities Secured Financing Corporation represent the right to receive repayment of the Initial Class A Note Principal Balance ($210,000,000 (approximate)) of the Class A Notes and monthly interest at a rate of ___% per annum on the unpaid portion of such principal amount. The Class A Notes are backed solely by a pledge of the assets of the First Sierra Equipment Contract Trust 1997-1 (the "Trust") formed pursuant to a Trust Agreement (the "Trust Agreement"), dated as of September 1, 1997, among First Sierra Receivables IV, Inc. (the "Transferor"), Prudential Securities Secured Financing Corporation (the "Depositor") and [Delaware Trust Company], as the owner trustee (the "Owner Trustee"). The Class A Notes will be issued by the Trust pursuant to an indenture of trust dated as of September 1, 1997 (the "Indenture") between the Trust and Bankers Trust Company, as the indenture trustee (the "Indenture Trustee"). The assets of the Trust will consist of certain operating and finance leases and commercial loans (collectively, the "Contracts"), the security interest of the Originator or its affiliate, which was acquired by the Originator or such affiliate at the time of its origination or purchase of the related Contracts in the underlying equipment or other property securing such contracts (collectively, the "Equipment," together with the Contracts, the "Receivables") and certain other property.

Principal  and  interest  will be paid to the  holders of the Class A Notes (the
"Class A Noteholders") monthly on the 10th day (or, if such day is not a Business Day, on the next succeeding Business Day thereafter) of each month, commencing on October 10, 1997 (each, a "Payment Date"), as further described herein. Interest will accrue on the Class A Notes from Payment Date to Payment Date, or with respect to the initial Payment Date, from September 10, 1997. The final payment of principal and interest on the Class A notes is expected to be made on the _________ Payment Date (the "Expected Final Payment Date") but, in any event, shall be made no later than the ________ Payment Date.

                            -------------------------
                            DRESDNER KLEINWORT BENSON
                            -------------------------
                                          Dresdner Bank, AG, New York Branch
                                          ADVISOR

The Class A Notes will be unconditionally and irrevocably guaranteed as to the payment of scheduled interest and ultimate principal thereon pursuant to the terms of a note insurance policy (the "Note Insurance Policy") to be issued by

                                  MBIA [LOGO]
                                                  (COVER CONTINUED ON NEXT PAGE)

THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, ANY SUCCESSOR SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, THE ORIGINATOR OR THE SERVICER. SEE ALSO "RISK FACTORS" HEREIN AND "SPECIAL CONSIDERATIONS" IN THE PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE S-18 HEREOF AND "SPECIAL CONSIDERATIONS" BEGINNING ON PAGE 15 IN THE PROSPECTUS.

                                                        Initial Public         Underwriting       Proceeds To
                                                        Offering Price(1)        Discount        Depositor (2)
                                                        -----------------      ------------      -------------
Per Class A Equipment Contract Backed Note..........             %                      %                 %
Total...............................................     $                      $                $


------------------
(1)  Plus accrued interest from September ___, 1997.
(2)  Before deducting expenses, estimated to be [$______].

                             ----------------------

The Class A Notes are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and withdraw, cancel, or modify any order without notice. It is expected that the Class A Notes will be made in book-entry form through the facilities of The Depository Trust Company on or about September ___, 1997.

PRUDENTIAL SECURITIES INCORPORATED             FIRST UNION CAPITAL MARKETS CORP.

September ___, 1997

(cover page continued)

     First Sierra Financial, Inc., a financial services and asset management company ("First Sierra" or the "Originator"), together with certain affiliates and certain trusts sponsored by the Originator or its affiliates, will transfer the Receivables to First Sierra Receivables IV, Inc. (the "Transferor") pursuant to one or more Receivables Transfer Agreements (the "Receivables Transfer Agreements"). The Transferor will, in turn, transfer the Receivables to the Depositor pursuant to the Depositor Transfer Agreement (the "Depositor Transfer Agreement" together with the Receivables Transfer Agreements, the "Transfer Agreements") dated as of September 1, 1997 among the Transferor, First Sierra and Prudential Securities Secured Financing Corporation (the "Depositor"), which will deposit the Receivables into the Trust. The Trust will pledge the Receivables to the Indenture Trustee (i) for the benefit of the Noteholders and the Note Insurer pursuant to the Indenture and (ii) solely to the extent of the Class B-2 credit provider's right to receive its fee and reimbursement of any amounts drawn on the letter of credit supporting the Class B-2 Notes, for the benefit of the Class B-2 credit provider. First Sierra, in its capacity as servicer (the "Servicer") will service the Receivables pursuant to the Servicing Agreement dated as of September 1, 1997 (the "Servicing Agreement") among the Servicer, the Back-up Servicer, the Trust and the Indenture Trustee.

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CLASS A NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CLASS A NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                            -----------------------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CLASS A NOTES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                            -----------------------

                              AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Class A Notes offered pursuant to this Prospectus Supplement. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room at the Commission at 450 Fifth Street, N.W., Washington, D.C. and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

                            -----------------------

                             REPORTS TO NOTEHOLDERS

     Unless and until Definitive Notes are issued, periodic and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Company ("Cede"), as nominee of The Depository Trust Company ("DTC ") and registered holders of the Notes (as defined herein). See "Description of the Securities -- Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor will cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder and as are otherwise agreed to by the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

The Trust.........................   First  Sierra   Equipment   Contract  Trust
                                     1997-1 (the "Trust"), a business trust organized under the laws of the state of Delaware. The principal executive offices of the Trust are in Wilmington, Delaware, in care of the Owner Trustee, at the address of the Owner Trustee specified below. The activities of the Trust will be limited by the terms of the Trust Agreement to acquiring, holding and managing the Receivables, issuing and making payments on the Notes and the Trust Certificate and other activities related thereto.

Depositor.........................   Prudential   Securities  Secured  Financing
                                     Corporation (the  "Depositor"),  a Delaware
                                     corporation. The Depositor will acquire the
                                     Receivables from the Transferor pursuant to
                                     the Depositor Transfer Agreement, whereupon
                                     the   Depositor   will  then  transfer  the
                                     Receivables   to  the   Trust.   See   "The
                                     Depositor" in the Prospectus.

Transferor........................   First  Sierra   Receivables   IV,  Inc.,  a
                                     Delaware  corporation  (the  "Transferor").
                                     The    Transferor    is   a    wholly-owned
                                     special-purpose subsidiary of First Sierra.


Servicer..........................   First   Sierra    Financial,    Inc.   (the
                                     "Servicer").  See "The Servicer" herein and
                                     "Description  of the  Trust  Agreements  --
                                     Servicing Procedures" in the Prospectus.


Indenture Trustee.................   Bankers  Trust   Company  (the   "Indenture
                                     Trustee" or "Bankers Trust Company"), a New
                                     York banking corporation. The corporate trust offices of the Indenture Trustee are located at Four Albany Street, New York,
                                     New York 10006 and its telephone  number is
                                     (212) 250-4237.

Owner Trustee.....................   [Delaware   Trust   Company   (the   "Owner
                                     Trustee"),  a Delaware banking corporation.
                                     The  corporate  trust  offices of the Owner
                                     Trustee        are        located        at
                                     [_________________________________],
                                     Wilmington,  Delaware,  [_____]  Attention:
                                     _____________________,  and  the  telephone
                                     number is _______________.]


Back-up Servicer..................   Bankers  Trust  Company (in such  capacity,
                                     the "Back-up Servicer").


Cut-Off Date......................   The close of business on  September 1, 1997
                                     (the "Cut-off Date").

Closing Date......................   On  or  about   September  ___,  1997  (the
                                     "Closing Date").

Statistic Calculation Date........   The  close of  business  on  August 1, 1997
                                     (the "Statistic Calculation Date").

Collection Periods,
Payment Dates
and Record Dates..................   Collection Periods are the periods from and
                                     including the opening of business on the second day of each calendar month to and including the close of business on the first day of the following calendar month
                                     (each such period, a "Collection  Period").
                                     Payment  Dates  will be on the  10th

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     day of each month,  or the next  succeeding
                                     Business Day,  commencing  October 10, 1997
                                     (each, a "Payment Date"). Record Dates are the last calendar day of each Collection Period (each, a "Record Date").

The Class A
Notes.............................   The ___% Class A Equipment  Contract Backed
                                     Notes (the  "Class A Notes") in the initial
                                     principal     amount    of     $210,000,000
                                     (approximate)  (the  "Initial  Class A Note
                                     Principal Balance") will be issued pursuant
                                     to the Indenture.  The Initial Class A Note
                                     Principal Balance to be issued hereunder is
                                     equal to  approximately  92% (the  "Class A
                                     Percentage")   of  the  initial   Aggregate
                                     Discounted  Contract  Principal Balance (as
                                     defined below) of the Contracts.  The Class
                                     A  Notes  will   initially   be  issued  in
                                     book-entry    form    only    in    minimum
                                     denominations   of  $1,000   and   integral
                                     multiples thereof. The holder or holders of the Class A Notes shall be referred to herein as the "Class A Noteholders."

                                     The   Class  A  Notes  are   available   in
                                     book-entry    form   only,    through   the
                                     facilities of DTC.

                                     The Trust will also issue three  classes of
                                     subordinate   notes,  the  ___%  Class  B-1
                                     Equipment Contract Backed Notes (the "Class
                                     B-1 Notes"),  the ___% Class B-2  Equipment
                                     Contract   Backed  Notes  (the  "Class  B-2
                                     Notes"),   the  ___%  Class  B-3  Equipment
                                     Contract   Backed  Notes  (the  "Class  B-3
                                     Notes," and collectively with the Class B-1
                                     Notes and the Class B-2 Notes, the "Class B
                                     Notes",  and collectively  with the Class A
                                     Notes,   the   "Notes"),   and  the   Trust
                                     Certificate   (the   "Trust   Certificate,"
                                     together  with  the  Class  B  Notes,   the
                                     "Subordinate  Securities," and collectively
                                     with  the  Notes,  the  "Securities").  The
                                     Subordinate   Securities  are  not  offered
                                     hereby.  The Class B Notes are  expected to
                                     be  privately   placed  with  one  or  more
                                     qualified  institutional   investors.   The
                                     Transferor  expects  to  retain  the  Trust
                                     Certificate.  The  holder or holders of the
                                     Class B-1 Notes shall be referred to herein
                                     as the "Class B-1  Noteholders," the holder
                                     or holders of the Class B-2 Notes  shall be
                                     referred   to  herein  as  the  "Class  B-2
                                     Noteholders,"  the holder or holders of the
                                     Class B-3 Notes shall be referred to herein
                                     as the "Class B-3  Noteholders"  (the Class
                                     B-1 Noteholders,  the Class B-2 Noteholders
                                     and    the    Class    B-3     Noteholders,
                                     collectively, the "Class B Noteholders," and, together with the Class A Noteholders, the "Noteholders") and the holder of the Trust Certificate shall be referred to herein as the "Residual Holder."

The Trust Assets..................   The  assets  of  the  Trust   (the   "Trust
                                     Assets") will consist of a segregated  pool
                                     of operating leases,  direct finance leases
                                     and  commercial  loans  (collectively,  the
                                     "Contracts"),   together  with  all  monies
                                     received  relating  thereto on or after the
                                     Cut-Off Date, the security  interest of the
                                     Originator  or  its  affiliate,  which  was
                                     acquired   by  the   Originator   or   such
                                     affiliate  at the time of its  purchase  of
                                     the related  Contract,  in the equipment or
                                     other property  securing such Contracts and
                                     the  proceeds  thereof  (the   "Equipment,"
                                     together    with   the    Contracts,    the
                                     "Receivables"), all funds on deposit in the Lockbox Account relating to the Receivables and the Collection Account and certain other property, all as more fully described below. Any security deposits received by First Sierra with respect to the Contracts will be retained by First Sierra, and such amounts will not be available to the Trust in the event of the liquidation of the related Contracts. The Trust Assets also will include the Note Insurance Policy, certain of the Originator's rights under certain insurance policies relating to the Receivables, the purchase option payments, if any, and any amounts deposited from

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     time to time in certain collection and distribution accounts as described herein. See "The Trust Funds" in the Prospectus.

                                     The  Originator,  in its  capacity as such,
                                     will  make  certain   representations   and
                                     warranties with respect to, among other things, the Equipment and the Contracts, which representations and warranties will be assigned to the Indenture Trustee under the Indenture.

The Receivables...................   Each Contract was previously  originated by
                                     either (i) a third-party  unaffiliated with
                                     First  Sierra   (each,   a  "Source")   and
                                     acquired  by  First   Sierra   through  its
                                     Private Label Program, or (ii) First Sierra
                                     directly   through  its  Vendor  or  Broker
                                     Program.  Each Private  Label  Contract has
                                     been  acquired by First Sierra  pursuant to
                                     an agreement  between  First Sierra and the
                                     related Source under which First Sierra has
                                     acquired  all right,  title and interest of
                                     such Source in and to the related Contract,
                                     together  with a security  interest in such
                                     Source's  right,  title and interest in and
                                     to  the   related   Equipment   (each  such
                                     agreement,   a  "Source  Agreement").   The
                                     Transferor will also acquire 464 Contracts representing 3.91% of the Initial Aggregate
                                     Discounted Principal Balance of the pool from Heritage Finance Corp. I, an affiliate of First Sierra, in connection with the redemption of its Lease-Backed Notes.

                                     The  Receivables  consist of the  Contracts
                                     and a security  interest in the  underlying
                                     Equipment.  As of the Statistic Calculation
                                     Date,  the Contracts will have an Aggregate
                                     Discounted   Contract   Principal   Balance
                                     (calculated  using an assumed discount rate
                                     of 7.25% (the "Statistical Discount Rate"))
                                     of   approximately   $229,728,292.98   (the
                                     "Statistical  Discounted Contract Principal
                                     Balance").   The  statistical   information
                                     concerning  the  pool  of  Receivables  set
                                     forth herein is based upon  information  as
                                     of the close of business  on the  Statistic
                                     Calculation   Date   and  the   Statistical
                                     Discount Rate. The actual  discount rate is
                                     ___%   (the   "Discount   Rate")   and  was
                                     calculated  using the  actual  Class A Note
                                     Rate of ___% (the "Class A Note Rate"), the
                                     actual  Class  B-1 Note  Rate of ___%  (the
                                     "Class B-1 Note  Rate"),  the actual  Class
                                     B-2 Note Rate of ___% (the  "Class B-2 Note
                                     Rate") and the  actual  Class B-3 Note Rate
                                     of ___% (the  "Class  B-3 Note  Rate"),  as
                                     well as the Servicing Fee Rate, the Back-up
                                     Servicing Fee Rate, the rate payable to the
                                     Note Insurer (the "Premium  Rate") pursuant
                                     to that certain  insurance  agreement among
                                     the Note Insurer,  the  Indenture  Trustee,
                                     the Trust,  the  Transferor,  the Depositor
                                     and  First  Sierra,  as  Originator  and as
                                     Servicer (the "Insurance  Agreement"),  the
                                     rate  payable  to  the  Indenture   Trustee
                                     pursuant  to the  Indenture  and  the  rate
                                     payable  to the Class B-2  credit  provider
                                     and  shall be  utilized  to  calculate  the
                                     actual  discount  rate  set  forth  in  the
                                     Indenture,  the actual Initial Class A Note
                                     Principal  Balance  and the actual  Initial
                                     Aggregate   Discounted  Contract  Principal
                                     Balance  of  the  Contracts.   The  Initial
                                     Aggregate   Discounted  Contract  Principal
                                     Balance as of the Cut-Off  Date  calculated
                                     using the Discount Rate equals $__________.
                                     Between the Statistic  Calculation Date and
                                     the Closing Date some  amortization  of the
                                     pool is  expected  to occur.  In  addition,
                                     certain  Contracts  included in the pool as
                                     of the  Statistic  Calculation  Date may be
                                     determined  not  to  meet  the  eligibility
                                     requirements  for the final  pool,  and may
                                     not be included  in the final  pool.  While
                                     the   statistical   distribution   of   the
                                     characteristics  for the final  Receivables
                                     pool  as of  the  Closing  Date  will  vary
                                     somewhat from the statistical  distribution
                                     of such characteristics as of the Statistic
                                     Calculation   Date  as  presented  in  this
                                     Prospectus Supplement, such variance will not be material.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     The "Discounted Contract Principal Balance"
                                     with  respect  to  any  Contract,   on  any
                                     Determination  Date,  is  the  sum  of  the
                                     present  value  of  all  of  the  remaining
                                     Scheduled  Payments becoming due under such
                                     Contract   after   the  end  of  the  prior
                                     Collection  Period,  discounted  monthly at
                                     the Discount  Rate in the manner  described
                                     below;  provided,  however,  that except to
                                     the  extent   expressly   provided  in  the
                                     Indenture,    the    Discounted    Contract
                                     Principal    Balance   of   any   Defaulted
                                     Contract,  Early Termination  Contract,  or
                                     Expired Contract or Contract assigned back to First Sierra pursuant to the Servicing Agreement shall be equal to zero.

                                     In   connection   with   all   calculations
                                     required  to be made  pursuant to the Trust
                                     Agreement,   the  Indenture,  the  Transfer
                                     Agreements, the Servicing Agreement and the
                                     Insurance  Agreement   (collectively,   the
                                     "Transaction  Documents"),  as  applicable,
                                     with  respect  to  the   determination   of
                                     Discounted Contract Principal Balances, for
                                     any   Determination   Date  the  Discounted
                                     Contract   Principal   Balance   for   each
                                     Contract shall be calculated assuming:

                                          (i) Scheduled  Payments are due on the
                                     last day of each Collection Period;

                                          (ii) Scheduled Payments are discounted
                                     on a monthly basis using a 30 day month and a 360 day year; and

                                          (iii) Scheduled      Payments      are
                                     discounted   to   the   last   day  of  the
                                     Collection     Period    prior    to    the
                                     Determination Date.

                                     The    "Aggregate    Discounted    Contract
                                     Principal  Balance" as determined from time
                                     to  time  is  the  sum  of  the  Discounted
                                     Contract    Principal   Balances   of   all
                                     Contracts.

                                     All of the Contracts  require the periodic,
                                     scheduled payment of rent or other payments
                                     on a monthly,  quarterly,  semi-annual,  or
                                     annual  basis,  in arrears  or in  advance.
                                     Such  periodic  payments  are  referred  to
                                     herein as "Scheduled  Payments." All of the
                                     Contracts  require  that the obligor  under
                                     any Contract  (the  "Obligor")  assumes all
                                     responsibility  with respect to the related
                                     Equipment,  including the obligation to pay
                                     all  costs   relating  to  its   operation,
                                     maintenance,   repair  and,   with  certain
                                     exceptions described herein, insurance or self insurance. All of the Contracts also contain "hell or high water" provisions, which unconditionally obligate the Obligor to make all Scheduled Payments without setoff.

                                     As of the Cut-Off Date, not more than 1% of
                                     the Initial Aggregate  Discounted  Contract
                                     Principal  Balance  will  be  comprised  of
                                     Contracts   which  are   treated  as  "true
                                     leases" for tax purposes where the Trust is
                                     not transferred ownership of the Equipment.
                                     The average original  equipment cost of the
                                     Equipment  is an amount  less than or equal
                                     to $20,000;  the maximum  concentration per
                                     Obligor will be a  percentage  less than or
                                     equal  to 0.50%  of the  Initial  Aggregate
                                     Discounted Contract Principal Balance;  the
                                     top ten Obligors will comprise a percentage
                                     less  than or equal to 5.0% of the  Initial
                                     Aggregate   Discounted  Contract  Principal
                                     Balance;  the  maximum   concentration  per
                                     Source  will be a  percentage  less than or
                                     equal  to  10%  of  the  Initial  Aggregate
                                     Discounted   Contract   Principal  Balance,
                                     except for a single Source which shall not exceed 35%; the maximum concentration per

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                                      S-6
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                                     State  will be less than or equal to 10% of
                                     the Initial Aggregate  Discounted  Contract
                                     Principal Balance, except that with respect
                                     to   the   State   of    California,    the
                                     concentration shall be limited to 30%.

                                     The terms of the Contracts  generally range
                                     from 4 to 85  months.  The final  scheduled
                                     payment  date  on  the  Contract  with  the
                                     latest  maturity is August 10, 2004.  As of
                                     the Statistic  Calculation Date, all of the
                                     Contracts   had  (i)   original   terms  to
                                     maturity of 4 months to 85 months, with a weighted average original term to maturity of approximately 57 months and (ii) a remaining term to maturity of not less than 2 months and not more than 85 months with a weighted average remaining term to maturity of approximately 53 months.

                                     See "The Receivables" herein and in the Prospectus.

Flow of Funds.....................   The Servicing  Agreement  will require that
                                     the Servicer  establish an account to which
                                     the  Obligors  shall  be  directed  to make
                                     payments   (the  "Lockbox   Account").   In
                                     addition,   the  Servicing  Agreement  will
                                     require  that  the  Servicer  establish  an
                                     account to be  maintained  by the Indenture
                                     Trustee (the "Collection Account") and that
                                     the  Servicer  deposit  to  the  Collection
                                     Account all  collections  deposited  in the
                                     Lockbox Account on an "as collected"  basis
                                     (other than Advance  Payments which will be
                                     retained in the Lockbox  Account  until the
                                     last day of the Collection  Period in which
                                     such Advance  Payment or portion thereof is
                                     due in  accordance  with the  provisions of
                                     the related  Contract) and all  collections
                                     received by the  Servicer on the  Contracts
                                     no later than two Business  Days  following
                                     the  Servicer's   determination  that  such
                                     amounts relate to the Contracts or the Equipment.

                                     On each Payment Date, the Indenture Trustee will be required to make the following payments from the Available Funds then on deposit in the Collection Account, in the following order of priority (to the extent funds are available therefor):

                                          (i)    to  the  Servicer,   an  amount
                                                 equal   to   any   unreimbursed
                                                 Servicer  Advances  (other than
                                                 Servicer   Advances   for   the
                                                 related Collection Period);

                                          (ii)   to  the  Servicer,   an  amount
                                                 equal to the  Servicer Fee then
                                                 due,  together with any accrued
                                                 and unpaid  Servicer  Fees from
                                                 prior Collection Periods;

                                          (iii)  to the Servicer,  any Servicing
                                                 Charges,  if any,  deposited in
                                                 the Collection Account;

                                          (iv)   to  the  Back-up  Servicer,  an
                                                 amount  equal  to  the  Back-up
                                                 Servicer Fee then due, together
                                                 with  any  accrued  and  unpaid
                                                 Back-up   Servicer   Fees  from
                                                 prior Collection Periods;

                                          (v)    to the Note Insurer,  an amount
                                                 equal  to  the  Premium  Amount
                                                 then  due,  together  with  any
                                                 accrued   and  unpaid   Premium
                                                 Amounts  from prior  Collection
                                                 Periods;

                                          (vi)   to the Indenture  Trustee,  the
                                                 Indenture   Trustee  Fees  then
                                                 due,    together    with    any
                                                 Indenture   Trustee  Fees  from
                                                 prior Collection Periods;

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                                      S-7

--------------------------------------------------------------------------------

                                          (vii)  to the Indenture  Trustee,  the
                                                 Indenture Trustee Expenses then
                                                 due,    together    with    any
                                                 Indenture Trustee Expenses from
                                                 prior Collection Periods, in an
                                                 amount  not  to  exceed  in the
                                                 aggregate $75,000;

                                          (viii) to the Class A Noteholders, the
                                                 Class A Note Interest;

                                          (ix)   to the Class  B-1  Noteholders,
                                                 the Class B-1 Note Interest for
                                                 the related  Collection  Period
                                                 (to the extent the disbursement
                                                 of the Class B-1 Note  Interest
                                                 will not result in an Available
                                                 Funds Shortfall );

                                          (x)    to   the   Class   B-2   credit
                                                 provider, the fees of the Class
                                                 B-2 credit provider;

                                          (xi)   to the Class  B-2  Noteholders,
                                                 the Class B-2 Note Interest for
                                                 the related  Collection  Period
                                                 (to the extent the disbursement
                                                 of the Class B-2 Note  Interest
                                                 will not result in an Available
                                                 Funds Shortfall);

                                          (xii)  until    the   Class   A   Note
                                                 Principal   Balance   has  been
                                                 reduced to zero, to the Class A
                                                 Noteholders, the sum of (a) the
                                                 Class    A    Base    Principal
                                                 Distribution  Amount  for  such
                                                 Payment Date, and (b) any Class
                                                 A Overdue Principal;

                                          (xiii) to the Note Insurer, the unpaid
                                                 Reimbursement Amount, if any;

                                          (xiv)  until   the   Class   B-1  Note
                                                 Principal   Balance   has  been
                                                 reduced  to zero,  to the Class
                                                 B-1   Noteholders,   from   the
                                                 Available  Funds then remaining
                                                 in the Collection Account,  the
                                                 sum of (a) the  Class  B-1 Base
                                                 Principal  Distribution  Amount
                                                 for such Payment Date,  and (b)
                                                 any    Class    B-1     Overdue
                                                 Principal;  provided,  however,
                                                 that  if  a  Restricting  Event
                                                 exists on such Payment Date and
                                                 the  Class  A  Note   Principal
                                                 Balance  on such  Payment  Date
                                                 (after  giving  effect  to  all
                                                 prior  payments of principal to
                                                 the Class A Noteholders made on
                                                 such  Payment   Date)   exceeds
                                                 zero,   the  amount   otherwise
                                                 required  to  be  paid  to  the
                                                 Class  B-1  Noteholders   under
                                                 this   clause   (xiv),    shall
                                                 instead  be paid to the Class A
                                                 Noteholders  pursuant  to  this
                                                 clause  (xiv)  during such time
                                                 as  a   Restricting   Event  is
                                                 continuing   as  an  additional
                                                 reduction  of the  Class A Note
                                                 Principal  Balance  up  to  the
                                                 amount  necessary to reduce the
                                                 Class A Note Principal  Balance
                                                 to zero;

                                          (xv)   until   the   Class   B-2  Note
                                                 Principal   Balance   has  been
                                                 reduced  to zero,  to the Class
                                                 B-2   Noteholders,   from   the
                                                 Available  Funds then remaining
                                                 in the Collection Account,  the
                                                 sum of (a) the  Class  B-2 Base
                                                 Principal  Distribution  Amount
                                                 for such Payment Date,  and (b)
                                                 any    Class    B-2     Overdue
                                                 Principal;  provided,  however,
                                                 that  if  a  Restricting  Event
                                                 exists  on such  Payment  Date,
                                                 the amount  otherwise  required
                                                 to be  paid  to the  Class  B-2
                                                 Noteholders  under this  clause
                                                 (xv) shall  instead be paid (x)
                                                 if the  Class A Note  Principal
                                                 Balance  on such  Payment  Date
                                                 (after  giving  effect  to  all
                                                 prior  payments of

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                                      S-8

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                                                 principal   to  the   Class   A
                                                 Noteholders    made   on   such
                                                 Payment  Date) exceeds zero, to
                                                 the    Class   A    Noteholders
                                                 pursuant  to this  clause  (xv)
                                                 during    such    time   as   a
                                                 Restricting Event is continuing
                                                 as an  additional  reduction of
                                                 the  Class  A  Note   Principal
                                                 Balance   up  to   the   amount
                                                 necessary    to   reduce   such
                                                 balance to zero, and (y) if the
                                                 Class A Note Principal  Balance
                                                 is zero, but the Class B-1 Note
                                                 Principal   Balance   on   such
                                                 Payment   Date  (after   giving
                                                 effect to all prior payments of
                                                 principal   to  the  Class  B-1
                                                 Noteholders    made   on   such
                                                 Payment Date) exceeds zero, the
                                                 amount otherwise required to be
                                                 paid   to   the    Class    B-2
                                                 Noteholders  under this  clause
                                                 (xv)  shall  instead be paid to
                                                 the   Class   B-1   Noteholders
                                                 during    such    time   as   a
                                                 Restricting Event is continuing
                                                 as an  additional  reduction of
                                                 the  Class  B-1 Note  Principal
                                                 Balance   up  to   the   amount
                                                 necessary    to   reduce   such
                                                 balance to zero;

                                          (xvi)  to   the   Class   B-2   credit
                                                 provider,      all      amounts
                                                 previously  advanced  by it for
                                                 the  benefit  of the  Class B-2
                                                 Noteholders   pursuant  to  the
                                                 letter of credit;

                                          (xvii) to the Class  B-3  Noteholders,
                                                 the Class B-3 Note Interest for
                                                 the related Collection Period;

                                          (xviii)to the Class  B-3  Noteholders,
                                                 until   the   Class   B-3  Note
                                                 Principal   Balance   has  been
                                                 reduced   to  zero,   from  the
                                                 Available  Funds then remaining
                                                 in the Collection Account,  the
                                                 sum of (a) the  Class  B-3 Base
                                                 Principal  Distribution  Amount
                                                 for such Payment Date,  and (b)
                                                 any    Class    B-3     Overdue
                                                 Principal;  provided,  however,
                                                 that  if  a  Restricting  Event
                                                 exists  on such  Payment  Date,
                                                 the amount  otherwise  required
                                                 to be  paid  to the  Class  B-3
                                                 Noteholders  under this  clause
                                                 (xviii)  shall  instead be paid
                                                 (x)   if  the   Class   A  Note
                                                 Principal   Balance   on   such
                                                 Payment   Date  (after   giving
                                                 effect to all prior payments of
                                                 principal   to  the   Class   A
                                                 Noteholders    made   on   such
                                                 Payment  Date) exceeds zero, to
                                                 the    Class   A    Noteholders
                                                 pursuant to this clause (xviii)
                                                 during    such    time   as   a
                                                 Restricting Event is continuing
                                                 as an  additional  reduction of
                                                 the  Class  A  Note   Principal
                                                 Balance   up  to   the   amount
                                                 necessary    to   reduce   such
                                                 balance  to  zero,  (y)  if the
                                                 Class A Note Principal  Balance
                                                 is zero, but the Class B-1 Note
                                                 Principal   Balance   on   such
                                                 Payment   Date  (after   giving
                                                 effect to all prior payments of
                                                 principal   to  the  Class  B-1
                                                 Noteholders    made   on   such
                                                 Payment Date) exceeds zero, the
                                                 amount otherwise required to be
                                                 paid   to   the    Class    B-3
                                                 Noteholders  under this  clause
                                                 (xviii)  shall  instead be paid
                                                 to the  Class  B-1  Noteholders
                                                 pursuant to this clause (xviii)
                                                 during    such    time   as   a
                                                 Restricting Event is continuing
                                                 as an  additional  reduction of
                                                 the  Class  B-1 Note  Principal
                                                 Balance   up  to   the   amount
                                                 necessary    to   reduce   such
                                                 balance to zero, and (z) if the
                                                 Class  A Note  Balance  and the
                                                 Class B-1 Note Balance are both
                                                 zero,  but the  Class  B-2 Note
                                                 Principal   Balance   on   such
                                                 Payment   Date  (after   giving
                                                 effect to all prior payments of
                                                 principal   to  the  Class  B-2
                                                 Noteholders    made   on   such
                                                 Payment Date) exceeds zero, the
                                                 amount otherwise

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                                      S-9

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                                                 required  to  be  paid  to  the
                                                 Class  B-3  Noteholders   under
                                                 this   clause   (xviii)   shall
                                                 instead  be paid  to the  Class
                                                 B-2  Noteholders   pursuant  to
                                                 this clause (xviii) during such
                                                 time as a Restricting  Event is
                                                 continuing   as  an  additional
                                                 reduction of the Class B-2 Note
                                                 Principal  Balance  up  to  the
                                                 amount necessary to reduce such
                                                 balance to zero;

                                          (xix)  to the Indenture  Trustee,  the
                                                 Indenture Trustee Expenses then
                                                 due,    together    with    any
                                                 Indenture Trustee Expenses from
                                                 prior  Collection  Periods,  in
                                                 excess    of    the     $75,000
                                                 limitation  set forth in clause
                                                 (vii);

                                          (xx)   to  the  Servicer,   any  other
                                                 amounts  due  the  Servicer  as
                                                 expressly   provided   in   the
                                                 Servicing Agreement; and

                                          (xxi)  to  the  Residual  Holder,  any
                                                 remaining  amounts;   provided,
                                                 however, that



                                                 (I)  if  a  Restricting   Event
                                                      does  not  exist  on  such
                                                      Payment  Date,  but if any
                                                      payment  of  funds  to the
                                                      Residual  Holder  on  such
                                                      Payment  Date would result
                                                      in the  excess  of (i) the
                                                      Aggregate       Discounted
                                                      Contract Principal Balance
                                                      as  of  the   end  of  the
                                                      immediately      preceding
                                                      Collection  Period,   over
                                                      (ii)  the  sum of (w)  the
                                                      Class  A  Note   Principal
                                                      Balance, (x) the Class B-1
                                                      Note  Principal   Balance,
                                                      (y)  the  Class  B-2  Note
                                                      Principal  Balance and (z)
                                                      the    Class    B-3   Note
                                                      Principal          Balance
                                                      (calculated  with  respect
                                                      to clauses  (w),  (x), (y)
                                                      and   (z)   after   giving
                                                      effect to all  payments of
                                                      principal  to be  made  on
                                                      such  Payment  Date) being
                                                      less   than   2%  of   the
                                                      Initial          Aggregate
                                                      Discounted        Contract
                                                      Principal   Balance   such
                                                      amount  shall  not be paid
                                                      to the Residual Holder but
                                                      shall   instead   be  paid
                                                      pursuant  to  this  clause
                                                      (xxi)   to  the   Class  A
                                                      Noteholders, the Class B-1
                                                      Noteholders, the Class B-2
                                                      Noteholders  and the Class
                                                      B-3   Noteholders   as  an
                                                      additional    payment   of
                                                      principal   in  an  amount
                                                      with  respect to each such
                                                      Class equal to the product
                                                      of  (A)  a  fraction,  the
                                                      numerator  of which is the
                                                      Class  A  Percentage,  the
                                                      Class B-1 Percentage,  the
                                                      Class B-2  Percentage,  or
                                                      the Class B-3  Percentage,
                                                      as the  case  may be,  and
                                                      the  denominator  of which
                                                      is the sum of the  Class A
                                                      Percentage,  the Class B-1
                                                      Percentage,  the Class B-2
                                                      Percentage  and the  Class
                                                      B-3 Percentage and (B) the
                                                      amount      that     would
                                                      otherwise  be  paid to the
                                                      Residual  Holder  pursuant
                                                      to this clause (xxi); and

                                                 (II) if  a  Restricting   Event
                                                      exists  on  such   Payment
                                                      Date, the amount otherwise
                                                      required to be paid to the
                                                      Residual Holder under this
                                                      clause (xxi) shall instead
                                                      be paid (w) if the Class A
                                                      Note Principal  Balance on
                                                      such  Payment  Date (after
                                                      giving effect to all prior
                                                      payments of  principal  to
                                                      the  Class  A  Noteholders
                                                      made on such Payment Date)
                                                      exceeds zero, to the Class
                                                      A Noteholders  pursuant to
                                                      this clause  (xxi)  during
                                                      such time as a Restricting
                                                      Event is  continuing as an
                                                      additional   reduction  of
                                                      the Class A Note Principal
                                                      Balance  up to the  amount
                                                      necessary  to

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                                      S-10

--------------------------------------------------------------------------------

                                                      reduce  such   balance  to
                                                      zero;  (x) if the  Class A
                                                      Note Principal  Balance is
                                                      zero,  but the  Class  B-1
                                                      Note Principal  Balance on
                                                      such  Payment  Date (after
                                                      giving effect to all prior
                                                      payments of  principal  to
                                                      the Class B-1  Noteholders
                                                      made on such Payment Date)
                                                      exceeds  zero,  the amount
                                                      otherwise  required  to be
                                                      paid   to   the   Residual
                                                      Holder  under this  clause
                                                      (xxi)  shall   instead  be
                                                      paid  to  the   Class  B-1
                                                      Noteholders   pursuant  to
                                                      this clause  (xxi)  during
                                                      such time as a Restricting
                                                      Event is  continuing as an
                                                      additional   reduction  of
                                                      the    Class    B-1   Note
                                                      Principal  Balance  up  to
                                                      the  amount  necessary  to
                                                      reduce  such   balance  to
                                                      zero,  (y) if the  Class A
                                                      Note Balance and the Class
                                                      B-1 Note  Balance are both
                                                      zero,  but the  Class  B-2
                                                      Note Principal  Balance on
                                                      such  Payment  Date (after
                                                      giving effect to all prior
                                                      payments of  principal  to
                                                      the Class B-2  Noteholders
                                                      made on such Payment Date)
                                                      exceeds  zero,  the amount
                                                      otherwise  required  to be
                                                      paid   to   the   Residual
                                                      Holder  under this  clause
                                                      (xxi)  shall   instead  be
                                                      paid  to  the   Class  B-2
                                                      Noteholders   pursuant  to
                                                      this clause  (xxi)  during
                                                      such time as a Restricting
                                                      Event is  continuing as an
                                                      additional   reduction  of
                                                      the    Class    B-2   Note
                                                      Principal  Balance  up  to
                                                      the  amount  necessary  to
                                                      reduce  such   balance  to
                                                      zero;  and  (z) if each of
                                                      the Class A Note Principal
                                                      Balance,   the  Class  B-1
                                                      Note Principal Balance and
                                                      the    Class    B-2   Note
                                                      Principal    Balance   are
                                                      zero,  but the  Class  B-3
                                                      Note Principal  Balance on
                                                      such  Payment  Date (after
                                                      giving effect to all prior
                                                      payments of  principal  to
                                                      the Class B-3  Noteholders
                                                      made on such Payment Date)
                                                      exceeds  zero,  the amount
                                                      otherwise  required  to be
                                                      paid   to   the   Residual
                                                      Holder  under this  clause
                                                      (xxi)  shall   instead  be
                                                      paid  to  the   Class  B-3
                                                      Noteholders   pursuant  to
                                                      this clause  (xxi)  during
                                                      such time as a Restricting
                                                      Event is  continuing as an
                                                      additional   reduction  of
                                                      the    Class    B-3   Note
                                                      Principal  Balance  up  to
                                                      the  amount  necessary  to
                                                      reduce  such   balance  to
                                                      zero.

                                     Available Funds,  with respect to a Payment
                                     Date, means all amounts (including proceeds
                                     of   Servicer   Advances)   held   in   the
                                     Collection    Account   on   the    related
                                     Determination   Date,   after  taking  into
                                     account all deposits required to be made on such Determination Date, other than any such amounts which relate to any subsequent Collection Period.

                                     See  "Description  of the  Notes  - Flow of
                                     Funds" in this Prospectus Supplement for the definitions of certain defined terms used above.

Subordination
Provisions........................   The credit  enhancement  available  for the
                                     benefit  of  the  Class  A  Noteholders  is
                                     provided by the Class B Notes and the Trust
                                     Certificate.   In  addition,  the  Class  A
                                     Noteholders  will have the  benefit  of the
                                     Note  Insurance  Policy.  See  "The    Note
                                     Insurance  Policy  and  the  Note  Insurer"
                                     herein. The credit enhancement available to
                                     the  Class  B-1  Notes is  provided  by the
                                     Class  B-2  Notes,  the Class B-3 Notes and
                                     the   Trust    Certificate,    the   credit
                                     enhancement  available  to  the  Class  B-2
                                     Notes is provided by the Class B-3 Notes and the Trust Certificate. In addition, the Class B-2 Noteholders will have the benefit of a letter of

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                                      S-11

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                                     credit  provided  by the Class  B-2  credit
                                     provider. The credit enhancement available to the Class B-3 Notes is provided by the Trust Certificate.

                                     On  each  Payment  Date,  with  respect  to
                                     amounts   due  to  the   Noteholders,   the
                                     Indenture   first   requires   funding   of
                                     interest    payments   to   the   Class   A
                                     Noteholders,   second,   the   funding   of
                                     interest   payments   to  the   Class   B-1
                                     Noteholders (to the extent that the funding
                                     of  current  interest   payments  will  not
                                     result in an  Available  Funds  Shortfall),
                                     third, the funding of interest  payments to
                                     the Class B-2  Noteholders  (to the  extent
                                     that  the   funding  of  current   interest
                                     payments  will not  result in an  Available
                                     Funds  Shortfall),  fourth,  the funding of
                                     principal   payments   to   the   Class   A
                                     Noteholders,    fifth,   the   funding   of
                                     principal   payments   to  the   Class  B-1
                                     Noteholders,    sixth,   the   funding   of
                                     principal   payments   to  the   Class  B-2
                                     Noteholders, and seventh, the funding of interest and principal payments to the Class B-3 Noteholders, as further described herein.

                                     The amount to be  allocated as a payment of
                                     principal  is  generally  equal to the Base
                                     Principal   Amount.   The  Base   Principal
                                     Amount,  with respect to any Payment  Date,
                                     is  generally  equal to the decrease in the
                                     Aggregate   Discounted  Contract  Principal
                                     Balance  from  the  end of  the  Collection
                                     Period related to the previous Payment Date
                                     to the end of the Collection Period related
                                     to such Payment  Date.  This  decrease will
                                     generally  be an amount equal to the sum of
                                     actual  principal  collections  during  the
                                     Collection  Period  related to such Payment
                                     Date,  Repurchase  Amounts delivered to the
                                     Indenture  Trustee in  connection  with the
                                     removal of Contracts,  plus the  Discounted
                                     Contract  Principal Balance of any Contract
                                     which  became a Defaulted  Contract  during
                                     such Collection  Period. A Contract becomes
                                     a  "Defaulted  Contract"  at the earlier of
                                     the  date on  which  (i) the  Servicer  has
                                     determined  in  its  sole  discretion,   in
                                     accordance with the Servicing  Standard and
                                     its  customary  servicing  procedures  that
                                     such Contract is not collectible,  (ii) all
                                     or part of a Scheduled  Payment  thereunder
                                     is more than 180 days delinquent, (iii) the
                                     Servicer  elected  not to  make a  Servicer
                                     Advance  or  for  which  the  Servicer  has
                                     determined that a prior Servicer Advance is
                                     not    recoverable   or   (iv)   that   was
                                     repurchased by a Source pursuant to a Source Agreement.

                                     On  each   Payment   Date,   the   Class  A
                                     Percentage  of the  Base  Principal  Amount
                                     will be due to the Class A  Noteholders  as
                                     the  "Class A Base  Principal  Distribution
                                     Amount"  until the  Class A Note  Principal
                                     Balance   has   been   reduced   to   zero.
                                     Approximately    ___%   (the   "Class   B-1
                                     Percentage")  of the Base Principal  Amount
                                     will be due to the Class B-1 Noteholders as
                                     the "Class B-1 Base Principal  Distribution
                                     Amount" until the Class B-1 Note  Principal
                                     Balance   has   been   reduced   to   zero,
                                     approximately    ___%   (the   "Class   B-2
                                     Percentage ") of the Base Principal  Amount
                                     will be due to the Class B-2 Noteholders as
                                     the "Class B-2 Base Principal  Distribution
                                     Amount" until the Class B-2 Note  Principal
                                     Balance  has  been  reduced  to  zero,  and
                                     approximately    ___%   (the   "Class   B-3
                                     Percentage") of the Base Principal Amount will be due to the Class B-3 Noteholders as the "Class B-3 Base Principal Distribution Amount" until the Class B-3 Note Principal Balance has been reduced to zero. The Class A Percentage, the Class B-1 Percentage, the Class B-2 Percentage and the Class B-3 Percentage shall be referred to herein as the "Principal Payment Percentage" with respect to the Class A Notes, the Class B-1 Notes, the Class B-2 Notes and the Class B-3 Notes, respectively.

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                                      S-12

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                                     Since the  Available  Funds on any  Payment
                                     Date are  applied in the order of  priority
                                     described above under "Flow of Funds" until
                                     such  Available  Funds are  exhausted,  the
                                     effect  of  (x)  including   deemed  losses
                                     (i.e.,  the Discounted  Contract  Principal
                                     Balance of any Defaulted Contract) in the Base Principal Amount and (y) assigning payment of the Class A Base Principal Distribution Amount a higher priority than any of (i) the Class B-1 Base Principal Amount , (ii) the Class B-2 Base Principal Amount, (iii) the Class B-3 Base Principal Amount, or (iv) payments to the Residual Holder is to allocate losses first, to the Residual Holder, second, to the Class B-3 Noteholders, third, to the Class B-2 Class Noteholders and fourth, to the Class B-1 Class Noteholders.

                                     Through  the  operation  of  the  "Class  A
                                     Overdue  Principal," the "Class B-1 Overdue
                                     Principal"    the   "Class   B-2    Overdue
                                     Principal"   and  the  "Class  B-3  Overdue
                                     Principal"   provisions,    the   Class   A
                                     Noteholders, the Class B-1 Noteholders, the
                                     Class   B-2   Noteholders   and  Class  B-3
                                     Noteholders  are  entitled  to receive  the
                                     ultimate    payment   of   the   aggregate,
                                     cumulative   shortfalls  of  Class  A  Base
                                     Principal Amounts, Class B-1 Base Principal
                                     Amounts, Class B-2 Base Principal Amounts and Class B-3 Base Principal Amounts not paid on prior Payment Dates.

                                     In  addition,  upon  the  occurrence  of  a
                                     Restricting   Event,    amounts   otherwise
                                     payable to the Class B Noteholders and the Residual Holder will be suspended and shall be disbursed to the Class A Noteholders as a further reduction of the outstanding Class A Note Principal Balance.

Note Insurer......................   MBIA  Insurance   Corporation   (the  "Note
                                     Insurer").

Note Insurance
Policy............................   The   Transferor   will   obtain  the  Note
                                     Insurance Policy,  which is non-cancelable,
                                     in favor of the Indenture Trustee on behalf
                                     of  the  Class  A  Noteholders  (the  "Note
                                     Insurance  Policy").  Pursuant  to the Note
                                     Insurance  Policy,   the  Note  Insurer  is
                                     required to make available to the Indenture
                                     Trustee,  on each Payment Date,  the amount
                                     by which the  Class A Insured  Distribution
                                     Amount for such  Payment  Date  exceeds the
                                     Available   Distribution  Amount  for  such
                                     Payment   Date   (any   such   amount,   an
                                     "Available  Funds  Shortfall").   The  Note
                                     Insurance Policy does not guarantee any specified rate of prepayments. See "The
                                     Note Insurance Policy and the Note Insurer" herein.

Servicing.........................   The  Servicer  will  be   responsible   for
                                     servicing,  managing and  administering the
                                     Transferred   Property  and  enforcing  and
                                     making  collections on the  Contracts.  The
                                     Servicer  will be required to exercise  the
                                     degree  of  skill  and  care in  performing
                                     these   functions   that   it   customarily
                                     exercises with respect to similar  property
                                     owned  or  serviced  by the  Servicer.  The
                                     Servicer  will be entitled to receive (a) a
                                     monthly fee (the  "Servicer  Fee") equal to
                                     the  product  of (i)  one-twelfth  of 0.50%
                                     (the  "Servicing  Fee  Rate")  and (ii) the
                                     Aggregate   Discounted  Contract  Principal
                                     Balance   of  all   Contracts   as  of  the
                                     beginning   of  the   previous   Collection
                                     Period,   payable  out  of  the  Collection
                                     Account, (b) late payment fees and (c) certain other fees paid by the Obligors
                                     ("Servicing Charges"), as compensation for acting as Servicer.

                                     Under certain  limited  circumstances,  the
                                     Servicer may resign or be removed, in which event either the Indenture Trustee or a third party

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                                      S-13

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                                     meeting the  requirements  set forth in the
                                     Servicing Agreement will be appointed as successor Servicer. See "Description of the Notes -- Events of Servicing Termination" herein.

                                     The Servicer will be required to make advances for Scheduled Payments and Final Scheduled Payments not received during the related Collection Period, but only to the extent it determines in its sole discretion that such advances will be recoverable in future periods. See "Description of the Notes -- Servicer Advances" herein.

Back-up Servicer..................   Pursuant to the  Servicing  Agreement,  the
                                     Back-up  Servicer  agrees to reconcile  the
                                     monthly  Servicer  reports.   In  addition,
                                     following the resignation or removal of the
                                     Servicer, the Back-up Servicer shall assume
                                     the duties of the Servicer as the Successor
                                     Servicer under the Servicing Agreement. The
                                     Back-up   Servicer   will  be  required  to
                                     exercise  the  degree  of skill and care in
                                     performing    these   functions   that   it
                                     customarily   exercises   with  respect  to
                                     similar  property  owned or serviced by the
                                     Back-up Servicer. The Back-up Servicer will
                                     be  entitled  to receive  (a) a monthly fee
                                     (the "Back-up  Servicer  Fee") equal to the
                                     product  of (i)  one-twelfth  of ___%  (the
                                     "Back-up  Servicing Fee Rate") and (ii) the
                                     Aggregate   Discounted  Contract  Principal
                                     Balance   of  all   Contracts   as  of  the
                                     beginning   of  the   previous   Collection
                                     Period,   payable  out  of  the  Collection
                                     Account, as compensation for acting as Back-up Servicer.

Substitution and
Modifications.....................   The   Servicing   Agreement   permits   the
                                     Transferor,      subject     to     certain
                                     requirements,  to  transfer  to  the  Trust
                                     Substitute   Contracts   in  exchange   for
                                     Defaulted   Contracts,   Early  Termination
                                     Contracts,  or  Contracts  as  to  which  a
                                     Warranty   Event  or   Casualty   Loss  has
                                     occurred,   provided   that  the  following
                                     conditions are met:

                                     (I)   on  a   cumulative   basis  from  the
                                           Cut-Off   Date,   the   sum   of  the
                                           Discounted Contract Principal Balance
                                           (as   of   the   related   Substitute
                                           Contract   Cut-Off   Date)   of  such
                                           Substitute Contracts would not exceed
                                           10%  of  the   Aggregate   Discounted
                                           Contract  Principal  Balance  of  all
                                           Contracts as of the Cut-Off Date;

                                     (II)  as of the related Substitute Contract
                                           Cut-Off    Date,    the    Substitute
                                           Contracts then being transferred have
                                           a   Discounted   Contract   Principal
                                           Balance  that is not  less  than  the
                                           Discounted Contract Principal Balance
                                           of the Contracts being replaced; and

                                     (III) no  substitution  shall be  permitted
                                           if, as a result thereof,  (X) the sum
                                           of  the  Scheduled  Payments  on  all
                                           Contracts   due  in  any   Collection
                                           Period  thereafter would be less than
                                           or increase the amount by which it is
                                           less   than   (Y)   the  sum  of  the
                                           Scheduled    Payments   which   would
                                           otherwise  be due in such  Collection
                                           Period.

                                     See "Description of the Notes--Flow of Funds" herein.

                                     The Servicer may waive, modify or vary any term of a Contract if the Servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the Noteholders. However, the Servicer will covenant in the Servicing Agreement that
                                     (i) it will not forgive any payment of rent, principal or interest, (ii) unless an Obligor is in default, it will not permit any modification with respect to a Contract

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                                      S-14

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                                     which   would  defer  the  payment  of  any
                                     principal  or  interest  or  any  Scheduled
                                     Payment or change the final  maturity  date
                                     on any Contract; provided, however, that no
                                     change  in the final  maturity  date of any
                                     Contract  shall  be  permitted   under  any
                                     circumstances  if such new maturity date is
                                     later than the latest  maturity date of any
                                     other  Contract  then held by the  --------
                                     -------  Trust,  and (iii) the Servicer may
                                     accept  Prepayment  in  part  or  in  full;
                                     provided, further, that (1) in the event of
                                     Prepayment   in  full,   the  Servicer  may
                                     consent  to  such  Prepayment  only  in  an
                                     amount not less than the Prepayment  Amount
                                     and (2) in the event of a --------  -------
                                     partial   Prepayment,   the   Servicer  may
                                     consent to such partial  Prepayment only if
                                     (x) following such partial Prepayment there
                                     are no delinquent amounts then due from the
                                     Obligor  and (y)  such  partial  Prepayment
                                     will not  reduce  the  Discounted  Contract
                                     Principal  Balance  by more  than an amount
                                     equal  to (I) the  amount  of such  partial
                                     Prepayment,  minus (II) unpaid  interest at
                                     the Discount Rate,  accrued through the end
                                     of  the   Collection   Period   immediately
                                     following such partial Prepayment on the outstanding Discounted Contract Principal Balance prior to such partial Prepayment. In the case of a partial Prepayment, the Servicer is required to recalculate the Discounted Contract Principal Balance, and the allocation of Scheduled Payments to principal and interest.

Advances..........................   Subject   to  the   limitations   described
                                     herein, in the event that any Obligor fails
                                     to remit its full Scheduled  Payment due in
                                     a  Collection  Period by the  Determination
                                     Date related to such Collection Period, the
                                     Servicer  is  required  to make an  advance
                                     from its own  funds of an  amount  equal to
                                     such unpaid Scheduled  Payment (a "Servicer
                                     Advance")  if the  Servicer,  in  its  sole
                                     discretion,    determines   that   eventual
                                     repayment  of  such  Servicer   Advance  is
                                     likely from  collections  from or on behalf
                                     of  the  related  Obligor.   The  Indenture
                                     provides  for  the   reimbursement  of  the
                                     Servicer for such  Servicer  Advances  from
                                     funds  available  for  distribution  in the
                                     Collection   Account  on  each   subsequent
                                     Payment Date before the  required  payments
                                     to Noteholders  have been made as set forth
                                     below in "Flow of Funds." See  "Description
                                     of  the  Notes  --   Events   of   Servicer
                                     Advances" herein.

Optional Redemption...............   The   Transferor   will  have  the  option,
                                     subject to certain  conditions set forth in
                                     the Indenture, including the deposit of the
                                     sum  specified  therein  and the consent of
                                     the  Note  Insurer,   to  cause  the  early
                                     retirement  of the Notes as of any  Payment
                                     Date   following  the  date  on  which  the
                                     Aggregate  Outstanding Principal Balance of
                                     the Notes of all  classes  is less than 10%
                                     of the  Aggregate  Initial  Note  Principal
                                     Balance. In the event of such a redemption,
                                     the   entire   outstanding   Class  A  Note
                                     Principal  Balance,   the  Class  B-1  Note
                                     Principal  Balance,   the  Class  B-2  Note
                                     Principal  Balance  and the  Class B-3 Note
                                     Principal Balance, together with accrued interest thereon at the related Note Rate, will be required to be paid to the Class A
                                     Noteholders, the Class B-1 Noteholders, the
                                     Class  B-2  Noteholders  and the  Class B-3
                                     Noteholders,  respectively, on such Payment
                                     Date  and  all  amounts  owed  to the  Note
                                     Insurer and the Class B-2 credit provider will be paid to the Note Insurer and the Class B-2 credit provider, respectively, on such Payment Date.

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                                      S-15

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Repurchase for
Certain Breaches
of Representations
and Warranties ...................   First  Sierra will be  obligated  to accept
                                     the  reconveyance  of a Receivable from the
                                     Indenture   Trustee   and  to  deposit  the
                                     Repurchase  Amount if the  interest  of the
                                     Trust  by  the  Depositor  in  any  of  the
                                     related Equipment, the related Contract, or
                                     the  related  Contract  File is  materially
                                     adversely   affected   by  a  breach  of  a
                                     representation or warranty made by such party with respect to such Contract and if such breach has not been cured within thirty days of discovery of such breach.

Certain Legal
Aspects of the
Contracts.........................   The   Depositor   will   warrant  that  the
                                     transfer by the  Depositor  to the Trust of
                                     the  Receivables  is a valid  transfer  and
                                     assignment   of   the   Receivables.    The
                                     Depositor will warrant that if the transfer
                                     by the  Depositor to the Trust is deemed to
                                     be a  grant  to  the  Trust  of a  security
                                     interest in the Receivables, then the Trust
                                     will  have  a  first   priority   perfected
                                     security  interest   therein,   except  for
                                     certain  liens  which  have  priority  over
                                     previously  perfected security interests by
                                     operation   of  law,   and,   with  certain
                                     exceptions,  in the proceeds  thereof.  The
                                     Servicer  will be  required  to  take  such
                                     action  as  is   required  to  perfect  the
                                     Trust's interest in the Receivables  except
                                     as  discussed  below  with  respect  to the
                                     Equipment.    If   the   Originator,    the
                                     Transferor,  the Depositor, the Servicer or
                                     the Indenture Trustee,  while in possession
                                     of an item of Receivables, sells or pledges
                                     and delivers  such  Receivables  to another
                                     party,  in violation of the  Indenture  and
                                     the  Servicing  Agreement,  there is a risk
                                     that  the   purchaser   could   acquire  an
                                     interest   in   such   Receivables   having
                                     priority over the Trust's interest.

                                     First Sierra, the Transferor, the Depositor
                                     and   the   Trust   will   file   financing
                                     statements in  accordance  with the Uniform
                                     Commercial   Code  as  in   effect  in  the
                                     applicable    jurisdiction    (the   "UCC")
                                     evidencing  the pledge of the Trust  Assets
                                     to the Indenture Trustee as follows:  (i) a
                                     UCC-1  financing  statement with respect to
                                     the  assignment  of  all  Contracts  to the
                                     Trust  pursuant to the  Depositor  Transfer
                                     Agreement, (ii) a UCC-1 financing statement
                                     with respect to the pledge of all Contracts
                                     by the Trust to the  Indenture  Trustee and
                                     (iii) with respect to each  Contract  which
                                     is a finance  lease for which First  Sierra
                                     has  filed  a  UCC-1  with  respect  to the
                                     related   Equipment,   a  UCC-3   financing
                                     statement  assigning First Sierra's lien on
                                     the  related  Equipment  to  the  Indenture
                                     Trustee on behalf of the Trust.  Subject to
                                     certain   limitations,   First  Sierra  has
                                     represented   that  it  has   filed   UCC-1
                                     financing   statements   with   respect  to
                                     Contracts as to which the related Equipment had an original cost of $75,000 or more.

                                     Except  as  described  in  the  immediately
                                     preceding   paragraph,   because   of   the
                                     administrative   burden  and  expense  that
                                     would  be  entailed  in so  doing,  none of
                                     First Sierra, the Transferor, the Depositor
                                     nor  the  Servicer  has  filed  or  will be
                                     required to file UCC  financing  statements
                                     in   favor   of   the   Indenture   Trustee
                                     identifying  the  Equipment  as  collateral
                                     pledged to the Indenture  Trustee on behalf
                                     of  the  Trust.  In  the  absence  of  such
                                     filings  any   security   interest  in  the
                                     related Equipment will not be perfected in favor of the Indenture Trustee and the Indenture Trustee shall have no liability with respect to such lack of


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                                      S-16

--------------------------------------------------------------------------------

                                     perfection.   Upon   request  of  the  Note
                                     Insurer, the Servicer will be required to make such filings with respect to Defaulted Contracts.

Tax Status........................   Tax  Counsel is of the  opinion  that under
                                     existing  law the  Class  A  Notes  will be
                                     characterized  as indebtedness  for federal
                                     income tax purposes.  Under the Transaction
                                     Documents, the Depositor, the Servicer, the
                                     Noteholders and other parties will agree to
                                     treat  the  Class A Notes  as debt  for all
                                     income tax purposes.  See "Certain  Federal
                                     Income   Tax   Consequences"   herein   for
                                     additional   information   concerning   the
                                     application of federal income tax laws.

Rating of the
Class A Notes.....................   It is a  condition  to the  issuance of the
                                     Class A Notes  that  they be rated at least
                                     "AAA"  by   Standard   &   Poor's   Ratings
                                     Services,  a  division  of The  McGraw-Hill
                                     Companies  ("S&P")  and  "Aaa"  by  Moody's
                                     Investors  Service   ("Moody's")  (each,  a
                                     "Rating Agency").

ERISA
Considerations....................   As described herein,  the Class A Notes may
                                     be   purchased   by   Benefit   Plans   (as
                                     hereinafter  defined)  that are  subject to
                                     the Employee Retirement Income Security Act
                                     of 1974  ("ERISA") or entities using assets
                                     of such  Benefit  Plans.  Any Benefit  Plan
                                     should   consult   its  tax  and/or   legal
                                     advisors   in   determining   whether   all
                                     required conditions have been satisfied.

Risk Factors......................   For a  discussion  of certain  factors that
                                     should   be   considered   by   prospective
                                     Investors  in the Class A Notes,  see "Risk
                                     Factors"      herein      and      "Special
                                     Considerations" in the Prospectus.

Legal Matters.....................   Certain legal matters relating to the Notes
                                     will be  passed  upon by Dewey  Ballantine,
                                     New York, New York.  Certain federal income
                                     tax  matters  will be  passed  upon for the
                                     Trust by Dewey  Ballantine,  New York,  New
                                     York. Certain legal matters relating to the
                                     Note  Insurer  will be passed  upon for the
                                     Note   Insurer   by  Kutak   Rock,   Omaha,
                                     Nebraska.

--------------------------------------------------------------------------------

                                  RISK FACTORS

     In addition to the Special Considerations discussed in the Prospectus, prospective Class A Noteholders should consider, among other things, the following additional factors in connection with the purchase of the Class A
Notes:

     Risk of Downgrade of Initial Ratings Assigned to Notes. It is a condition to the issuance of the Class A Notes that they be rated "AAA" by S&P and "Aaa" by Moody's. A rating is not a recommendation to purchase, hold or sell Class A Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The rating of the Class A Notes addresses the likelihood of the timely payment of interest on and the ultimate repayment of principal of the Class A Notes pursuant to their terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. The rating of the Class A Notes is based primarily on the Rating Agencies' analysis of the Contracts and the Equipment, overcollateralization and the subordination provided by the Class B Notes and the Trust Certificate and the Note Insurance Policy.

     Transfer of Servicing May Delay Payments. If First Sierra were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Class A Noteholders.

     Risks Associated with Inability Of First Sierra to Reacquire Receivables. First Sierra will make representations and warranties with respect to certain matters relating to the Receivables. In certain circumstances, First Sierra will be required to reacquire from the Trust Receivables with respect to which such representations and warranties have been breached. In the event that First Sierra is incapable of complying with its reacquire obligations and no other party is obligated to perform or satisfy such obligations, the Class A Noteholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

     Geographic  Concentrations of Receivables.  As of the Statistic Calculation
Date, Obligors with respect to approximately 26.84%, 9.70% and 7.47% of the Receivables (based on the Aggregate Discounted Contract Principal Balance as of the Statistic Calculation Date and mailing addresses) were located in the States of California, Florida and Texas, respectively. See the "Receivables Pool" herein. Accordingly, adverse economic conditions or other factors particularly affecting these States could adversely affect the delinquency, loan loss or repossession experience of the Trust with respect to the Receivables.

                                 THE RECEIVABLES

     The Receivables consist of the Contracts and a security interest in the Equipment.

The Equipment.

     The Equipment subject to the Contracts consists of small to medium sized equipment used in a wide variety of business consistent with small ticket equipment leasing. The equipment and other property underlying the Contracts may include, but is not limited to, the following: equipment utilized in the offices and clinics of dentists, medical doctors, chiropractors and other professional service providers, equipment utilized in the offices and clinics of veterinarians, restaurant equipment, point of sale equipment, computer equipment, copier and facsimile equipment, telecommunications equipment, automobile servicing equipment and other similar general use equipment in the service sector.

The Contracts

     The Contracts consist of small ticket leases, and commercial loans and security interests in the related equipment or other property (i) acquired by First Sierra from small independent leasing companies on an on-going basis through the Private Label Program or (ii) originated directly by First Sierra through the Broker Program or the Vendor Program. See "First Sierra" herein. The Transferor will also acquire 464 Contracts representing

3.91% of the Statistical Discounted Principal Balance of the pool from Heritage Finance Corp. I, an affiliate of First Sierra, in connection with the redemption of its Lease-Backed Notes.

     The Receivables consist of the Contracts and a security interest in the Equipment. As of the Statistic Calculation Date, the Contracts had an Aggregate Discounted Contract Principal Balance (calculated using an assumed discount rate of 7.25% the "Statistical Discount Rate")) of approximately $229,728,292.98 (the "Statistical Discounted Contract Principal Balance"). The statistical information concerning the pool of Receivables set forth herein is based upon information as of the Statistic Calculation Date and using the Statistical Discount Rate. The actual discount rate of ___% (the "Discount Rate") has been calculated using the actual levels of fees payable by the Trust and the actual Note Rates borne by the Notes of each class, and shall be used to calculate the actual Initial Class A Note Principal Balance and the actual Initial Aggregate Discounted Contract Principal Balance of the Contracts. The Initial Aggregate
Discounted Contract Principal Balance of the Contracts as of the Cut-Off Date calculated using the Discount Rate is $__________. Between the Statistic Calculation Date and the Closing Date some amortization of the pool is expected to occur. In addition, certain Contracts included in the pool as of the Statistic Calculation Date may be determined not to meet the eligibility requirements for the final pool, and may not be included in the final pool. While the statistical distribution of the characteristics as of the Closing Date for the final Receivables pool and calculated at the Discount Rate will vary somewhat from the statistical distribution of such characteristics as of the Statistic Calculation Date and calculated at the assumed Discount Rate as presented in this Prospectus Supplement, such variance will not be material.

     The "Discounted Contract Principal Balance" with respect to any Contract, on any Determination Date, is the sum of the present value of all of the remaining Scheduled Payments becoming due under such Contract after the end of the prior Collection Period, discounted monthly at the Discount Rate in the manner described below; provided, however, that except to the extent expressly provided in the Servicing Agreement, the Discounted Contract Principal Balance of any Defaulted Contract, Early Termination Contract, or Expired Contract or Contract repurchased by First Sierra or the Servicer pursuant to the Servicing Agreement shall be equal to zero.

     In connection with all calculations required to be made pursuant to the Transaction Documents with respect to the determination of Discounted Contract Principal Balances, on any Determination Date the Discounted Contract Principal Balance for each Contract shall be calculated assuming:

     (i)   Scheduled Payments are due on the last day of each Collection Period;

     (ii) Scheduled Payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

     (iii) Scheduled Payments are discounted to the last day of the Collection Period prior to the Determination Date.

     The "Aggregate Discounted Contract Principal Balance" as determined from time to time is the sum of the Discounted Contract Principal Balances of all Contracts.

     All of the Contracts require the periodic, scheduled payment of rent or other payments on a monthly, quarterly, semi-annual or annual basis, in arrears or in advance. Such periodic payments are referred to herein as "Scheduled Payments."

     The Contracts have the characteristics specified in the Transfer Agreements and described herein, and the Contracts eligible to be designated as Substitute Contracts will conform to the characteristics specified in the Transfer Agreements and herein.

     The terms of the Contracts generally range from 4 to 85 months. The final scheduled payment date on the Contract with the latest maturity is August 10, 2004. As of the Statistic Calculation Date, all of the Contracts had (i) original terms to maturity of 4 months to 85 months, with a weighted average original term to maturity of approximately 57 months; and (ii) a remaining term to maturity of not less than 2 months and not more than 85 months, with a weighted average remaining term to maturity of approximately 53 months.

     References herein to percentages of Obligors refer in each case to the percentage of the Statistical Discounted Contract Principal Balance of the Contracts as of the Statistic Calculation Date.

     As of the Statistic Calculation Date, the Discounted Contract Principal Balances of the Contracts ranged from $75.32 to $658,759.30. No more than 0.39% of the Statistical Discounted Contract Principal Balance is attributable to any one Obligor, and the average Discounted Contract Principal Balance is approximately $19,979.85.



     Under the Servicing Agreement, the Servicer is permitted to allow an Obligor to prepay a Contract in an amount not less than the related Prepayment Amount. In addition, in the event that an Obligor requests an upgrade or trade-in of Equipment, the Servicer may remove such Equipment and related Contract from the Trust Assets, but only upon payment of an amount equal to the sum of (i) the Discounted Contract Principal Balance as of the first day of the Collection Period preceding such removal, (ii) one month's interest thereon at the Discount Rate, and (iii) any Scheduled Payments due and outstanding under such Contract that have not been paid by the Obligor (collectively, the "Repurchase Amount").

Substitutions and Modifications

     Pursuant to the Servicing Agreement, the Transferor, with the consent of the Note Insurer, may substitute one or more Contracts and the related Equipment for and replace Contracts and the related Equipment that (i) becomes a Defaulted Contract, a Prepayment or an Early Termination Contract or (ii) are required to be repurchased by First Sierra pursuant to the Servicing Agreement.

     Each Substitute Contract shall be a Contract, which satisfies certain representations and warranties set forth in the Servicing Agreement (a "Substitute Contract") as of the related Substitute Contract Cut-Off Date. In addition, the following conditions must be satisfied:

          (i) on a cumulative basis from the Cut-Off Date, the sum of the Discounted Contract Principal Balance (as of the related Substitute Contract Cut-Off Date) of such Substitute Contracts would not exceed 10% of the Initial Aggregate Discounted Contract Principal Balance of all Contrac as of the Cut-Off Date;

          (ii) as of the related Substitute Contract Cut-Off Date, the Substitute Contracts then being transferred have a Discounted Contract Principal Balance that is not less than the Discounted Contract Principal Balance of the Contracts being replaced; and

          (iii) no substitution shall be permitted if, as a result thereof, (X) the sum of the Scheduled Payments on all Contracts due in any Collection Period thereafter would be less than or increase the amount by which it is less than (Y) the sum of the Scheduled Payments which would otherwise be due in such Collection Period.

     The Servicer may waive, modify or vary any term of a Contract if the Servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the Noteholders or the Note Insurer. However, the Servicer will covenant in the Servicing Agreement that (i) it will not forgive any payment of rent, principal or interest, (ii) unless an Obligor is in default, it will not permit any modification with respect to a Contract which would defer the payment of any principal or interest or any Scheduled Payment or change the final maturity date on any Contract; provided, however, that no change in the final maturity date of any Contract shall be permitted under any circumstances if such new maturity date is later than the latest maturity date of any other Contract then held by the Trust, and (iii) the Servicer may accept Prepayment in part or in full; provided, further, that (1) in the event of Prepayment in full, the Servicer may consent to such Prepayment only in an amount not less than the Prepayment Amount and (2) in the event of a partial Prepayment, the Servicer may consent to such partial Prepayment only if (x) following such partial Prepayment there are no delinquent amounts then due from the Obligor and (y) such partial Prepayment will not reduce the Discounted Contract Principal Balance by more than an amount equal to (I) the amount of such partial Prepayment, minus (II) unpaid interest at the Discount Rate, accrued through the end of the Collection Period immediately following such partial Prepayment on the outstanding Discounted Contract Principal Balance prior to such partial Prepayment. In the case of a partial Prepayment, the

Servicer is required to accurately recalculate the Discounted Contract Principal Balance, and the allocation of Scheduled Payments to principal and interest.

     Pursuant to the Servicing Agreement, the Servicer will manage, administer, service and make collections on the Contracts, in accordance with the terms of the Servicing Agreement, the Contracts, the Servicer's current credit and collection policies and applicable law and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers leases of similar credit quality for itself or others, if any, giving due consideration to customary and usual standards of practice of prudent institutional small ticket equipment finance lease servicers and, in each case, taking into account its other obligations under the Servicing Agreement (collectively, the "Servicing Standard"). The Servicer shall use commercially reasonable best efforts consistent with the Servicing Standard and its customary servicing procedures, to repossess or otherwise comparably convert the ownership of any Equipment that it has reasonably determined should be repossessed or otherwise converted following a default under the Contract remarket, either through sale or release, the Equipment upon the expiration of the term of the related Contract and act as sales and processing agent for Equipment which it repossesses. The Servicer shall follow such practices and procedures as are consistent with the Servicing Standard and as it shall deem necessary or advisable and as shall be customary and usual in its servicing of equipment leases and other actions by the Servicer in order to realize upon such a Contract, which may include reasonable efforts to enforce any recourse obligations of Obligors and repossessing and selling the Equipment at public or private sale. The foregoing is subject to the provision that, in any case in which the Equipment shall have suffered damage, the Servicer shall not be required to expend funds in connection with any repair or towards the repossession of such Equipment unless it shall determine in its discretion that such repair and/or repossession will increase the proceeds and recoveries on such Equipment by an amount greater than the amount of such expenses.

     Following is certain statistical information relating to the Receivables pool, calculated as of the Statistic Calculation Date and assuming a statistical Discount Rate of 7.25%. Certain columns may not total 100% due to rounding.

     DISTRIBUTION OF THE CONTRACTS BY DISCOUNTED CONTRACT PRINCIPAL BALANCE

                                                                 Percentage of
                                              Statistical         Statistical
                                              Discounted          Discounted
    Discounted Contract       Number of       Contract        Contract Principal
    Principal Balance         Contracts   Principal Balance         Balance
    -----------------         ---------   -----------------         -------
Greater      Less Than or
 Than         Equal to
 ----         --------
$      1     $  5,000           5,106      $  7,665,210.30             3.34%
   5,000       10,000           1,214         8,426,077.55             3.67
  10,000       15,000           856          10,560,968.03             4.60
  15,000       20,000           777          13,649,888.18             5.94
  20,000       25,000           656          14,587,182.50             6.35
  25,000       30,000           522          14,355,854.51             6.25
  30,000       35,000           458          14,843,335.23             6.46
  35,000       40,000           303          11,286,998.78             4.91
  40,000       45,000           199           8,440,294.06             3.67
  45,000       50,000           178           8,434,605.45             3.67
  50,000       55,000           178           9,311,428.76             4.05
  55,000       60,000           153           8,764,410.68             3.82
  60,000       65,000           166          10,376,900.57             4.52
  65,000       70,000           115           7,732,273.91             3.37
  70,000       75,000           62            4,502,558.48             1.96
  75,000       80,000           62            4,811,932.38             2.09
  80,000       85,000           48            3,967,456.12             1.73
  85,000       90,000           39            3,409,955.65             1.48
  90,000       95,000           27            2,497,439.27             1.09
  95,000      100,000           34            3,319,856.21             1.45
 100,000      150,000           181          21,772,433.94             9.48
 150,000      200,000           107          18,327,546.65             7.98
 200,000      250,000           22            4,883,357.53             2.13
 250,000      300,000           11            3,057,851.17             1.33
 300,000      350,000           8             2,619,021.00             1.14
 350,000      400,000           2               776,254.79             0.34
 400,000      450,000           3             1,313,811.38             0.57
 450,000      500,000           4             1,878,083.38             0.82
 500,000      600,000           5             2,858,576.27             1.24
 600,000      750,000           2             1,296,730.23             0.56
--------------------------------------------------------------------------------
Total....................  11,498          $229,728,292.98           100.00%
================================================================================

       DISTRIBUTION OF THE CONTRACTS BY DEFINED OBLIGOR INDUSTRY (Top 25)

                                                                                            Percentage
                                                Number             Statistical            of  Statistical
                                                 of             Discounted Contract       Discounted Contract
            Industry Type                     Contracts          Principal Balance       Principal Balance ct
            -------------                     ---------          -----------------       --------------------

Offices and Clinics of Dentists                  1,202           $  75,270,395.39               32.76%
Offices and Clinics of Medical Doctors           364                11,064,912.56                4.82
Veterinary Services                              165                 7,004,024.84                3.05
Eating Places                                    430                 6,214,183.08                2.71
Automotive Dealers, NEC                          291                 5,610,553.70                2.44
Business Services, NEC                           519                 4,773,026.59                2.08
Offices and Clinics of Chiropractors             107                 3,631,754.79                1.58
Eating and Drinking Places                       297                 3,572,142.24                1.55
Hotels and Motels                                146                 2,835,569.49                1.23
Gasoline Service Stations                        330                 2,634,995.19                1.15
Lawn and Garden Services                         101                 2,093,868.18                0.91
Local Trucking, Without Storage                  69                  2,046,880.27                0.89
Offices and Clinics of Optometrists              49                  1,901,412.20                0.83
Veterinary Services for Livestock                28                  1,630,152.47                0.71
Grocery Stores                                   128                 1,514,007.90                0.66
Commercial Printing, Lithographic                46                  1,481,634.42                0.64
Equipment Rental & Leasing                       76                  1,475,895.77                0.64
Miscellaneous Retail Stores                      324                 1,428,403.66                0.62
Miscellaneous Food Stores                        127                 1,182,195.30                0.51
Drug Stores and Proprietaries                    101                 1,117,385.59                0.49
Landscape and Horticulture                       67                  1,113,751.44                0.48
Home Health Care Services                        41                  1,070,914.13                0.47
Engineering Services                             40                  1,037,299.68                0.45
Computer Related Services                        78                  1,028,437.92                0.45
Top & Body Repair Painting                       45                  1,015,171.44                0.44
---------------------------------------------------------------------------------------------------------
Total (Top 25 Defined Industries) .........   5,171               $143,748,968.24               62.57%
---------------------------------------------------------------------------------------------------------
All Others.................................   6,327                $85,979,324.74               37.43%
---------------------------------------------------------------------------------------------------------
Total   ...................................  11,498               $229,728,292.98              100.00%
=========================================================================================================

            DISTRIBUTION OF THE CONTRACTS BY OBLIGOR BILLING ADDRESS
                                                                  Percentage
                                          Statistical           of Statistical
                       Number of     Discounted Contract     Discounted Contract
     State             Contracts      Principal Balance       Principal Balance
     -----             ---------      -----------------     -------------------
Alabama                     175      $    2,576,736.16               1.12%
Alaska                       14             360,203.15               0.16
Arizona                     212           5,717,504.71               2.49
Arkansas                     53             765,135.09               0.33
California                2,029          61,663,539.65              26.84
Colorado                    133           3,119,008.29               1.36
Connecticut                 150           3,481,485.74               1.52
Delaware                     23           1,005,315.02               0.44
Florida                   1,201          22,279,344.75               9.70
Georgia                     439           7,481,479.24               3.26
Hawaii                       19             389,316.47               0.17
Idaho                        25             428,758.38               0.19
Illinois                    449           6,068,798.07               2.64
Indiana                     130           2,139,297.84               0.93
Iowa                         49             583,560.23               0.25
Kansas                       87           1,200,878.69               0.52
Kentucky                     72           1,643,601.20               0.72
Louisiana                    85           1,575,591.76               0.69
Maine                        16             746,199.56               0.32
Maryland                    342           4,314,338.42               1.88
Massachusetts               292           5,520,483.85               2.40
Michigan                    422           5,362,357.15               2.33
Minnesota                    79           1,814,222.79               0.79
Mississippi                  40             892,771.03               0.39
Missouri                    180           1,973,376.58               0.86
Montana                      22             784,783.07               0.34
Nebraska                     51           1,099,361.03               0.48
Nevada                       68           2,280,970.96               0.99
New Hampshire                41             999,672.12               0.44
New Jersey                  498           9,059,159.28               3.94
New Mexico                   42             650,013.45               0.28
New York                  1,037          16,042,980.99               6.98
North Carolina              237           4,968,484.98               2.16
North Dakota                  2              43,900.60               0.02
Ohio                        261           5,046,311.45               2.20
Oklahoma                     91           1,333,901.84               0.58
Oregon                       76           2,905,413.49               1.26
Pennsylvania                356           7,172,645.50               3.12
Rhode Island                 42             809,299.86               0.35
South Carolina               95           1,560,584.10               0.68
South Dakota                 10             333,651.98               0.15
Tennessee                   148           2,070,485.29               0.90
Texas                       987          17,172,181.47               7.47
Utah                         45           1,637,333.54               0.71
Vermont                      13             133,643.36               0.06
Virginia                    311           4,624,271.59               2.01
Washington                  127           3,377,352.75               1.47
Washington, D.C.             40             376,139.54               0.16
West Virginia                26             506,338.04               0.22
Wisconsin                   146           1,522,048.63               0.66
Wyoming                      10             114,060.26               0.05
--------------------------------------------------------------------------------
Total..................  11,498        $229,728,292.98             100.00%
================================================================================

          DISTRIBUTION OF THE CONTRACTS BY REMAINING TERM TO MATURITY

--------------------------------------------------------------------------------
Remaining Term in Months
--------------------------------------------------------------------------------

                                                                  Percentage
                                           Statistical          of Statistical
Greater     Less Than       Number     Discounted Contract   Discounted Contract
 Than      or Equal to   of Contracts   Principal Balance    Principal Balance
 -----     -----------   ------------   -----------------    -------------------
1              12              184       $    905,478.88             0.39%
12             24              736          8,703,969.00             3.79
24             36            4,584         44,853,392.82            19.52
36             48            2,952         31,283,822.78            13.62
48             60            2,270         77,247,471.32            33.63
60             72              254         19,281,188.54             8.39
72             84              517         47,361,207.42            20.62
84             96                1             91,762.22             0.04
--------------------------------------------------------------------------------
Total    ................   11,498       $229,728,292.98           100.00%
================================================================================

           DISTRIBUTION OF THE CONTRACTS BY ORIGINAL TERM TO MATURITY

--------------------------------------------------------------------------------
Original Term in Months
--------------------------------------------------------------------------------
                                                                  Percentage
                                           Statistical          of Statistical
Greater     Less Than       Number     Discounted Contract   Discounted Contract
 Than      or Equal to   of Contracts   Principal Balance     Principal Balance
 -----     -----------   ------------   -----------------    -------------------

1              12              114       $    540,984.45             0.24%
12             24              577          6,645,160.41             2.89
24             36            2,829         40,819,449.29            17.77
36             48            4,729         31,354,457.50            13.65
48             60            2,268         75,174,288.16            32.72
60             72              407         22,460,768.20             9.78
72             84              515         48,882,208.58            21.28
84             96               59          3,850,976.40             1.68
--------------------------------------------------------------------------------
Total    ................   11,498       $229,728,292.98           100.00%
================================================================================

                                 THE TRANSFEROR

     First Sierra Receivables IV, Inc. (the "Transferor") is a limited purpose corporation organized under the laws of the State of Delaware. The Transferor's principal executive offices are located at 1061 E. Indiantown Road, Suite 204, Jupiter, Florida, 33477.

     The Transferor does not intend to engage in any business or investment activities other than acquiring, owning, leasing, transferring, receiving or pledging the assets transferred to the Transferor. The Transferor's certificate of incorporation (the "Certificate of Incorporation ") limits the Transferor's business and investment activities to the above purposes and to any activities necessary, suitable or convenient to accomplish the foregoing or incidental thereto. Pursuant to the Transferor's Certificate of Incorporation, the limitations so imposed on the Transferor's business may only be altered upon unanimous affirmative vote of all of the Transferor's directors, including the Independent Director. The Transferor's Certificate of Incorporation requires the Transferor, at all times, to have at least one Independent Director. An "Independent Director" is not permitted to be a director, officer or employee of any direct or ultimate parent or affiliate of the Originator, provided, however, that such Independent Director may serve in similar capacities for other limited purpose corporations which are affiliated with the Originator. The Transferor's Certificate of Incorporation further prohibits the Transferor, without the unanimous affirmative vote of the directors, including the Independent Director, from (1) instituting or consenting to the institution of bankruptcy or insolvency proceedings, (2) merging or consolidating with another corporation,
(3) incurring, assuming or guaranteeing any indebtedness other than as otherwise provided in the Certificate of Incorporation, or (4) engaging in certain other actions that would have a negative impact upon whether the separate legal identities of the Transferor and the Originator will be respected.

     The Transferor has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary petition for relief by First Sierra under any Insolvency Law will not result in consolidation of the assets and liabilities of the Transferor with those of First Sierra.. These steps include the creation of the Transferor as a separate, limited purpose corporation having a restrictive Certificate of Incorporation as described above.

     The Transferor will not acquire any assets other than the Receivables and other property related thereto. Because the Transferor does not have any operating history and will not engage in any business activity other than as described above, there has not been included herein any historical or current financial information with respect to the Transferor.

     The Originator or its affiliates, as applicable, will warrant to the Transferor in the Receivables Transfer Agreements that the transfer of the related Receivables to the Transferor is a valid transfer of the Receivables to the Transferor. In addition, the Originator and its affiliates and the
Transferor will treat the transactions described herein as an absolute conveyance of the Receivables to the Transferor and the Transferor will take all actions that are required to perfect the Transferor's ownership interest in the Receivables. Notwithstanding the foregoing, if First Sierra were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the transfer of the Receivables to the Transferor should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the Transferor could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Receivables to the Transferor is recharacterized as a pledge, then a tax or government lien on the property of First Sierra arising before the transfer of Receivables to the Transferor may have priority over the Transferor's interest in such Receivables. If the transfer of Receivables to the Transferor is treated as a sale, the Receivables would not be part of First Sierra's bankruptcy estate and would not be available to First Sierra's creditors.

                                  FIRST SIERRA

     First Sierra is a specialized finance company that acquires and originates, sells and services equipment contracts. The underlying contracts financed by First Sierra relate to a wide range of equipment, including computers and peripherals, computer software, medical, dental and diagnostic, telecommunications, office, automotive servicing, hotel security, food services, tree service and industrial, as well as specialty vehicles. The equipment generally has a purchase price of less than $250,000 (with an average of approximately $17,000), and thus First Sierra's contracts are commonly referred to as "small ticket contracts."

     First Sierra has established strategic alliances with a network of independent leasing companies, contract brokers and equipment vendors, each of which acts as a source from which First Sierra obtains access to equipment contracts. First Sierra customizes contract financing products to meet the specific equipment financing needs of its customers and in many cases provides such customers with servicing and technological support via on-line connections to First Sierra's state-of-the-art computer system.

     First Sierra commenced operations in June 1994 and initially developed a program to purchase contracts from leasing companies which had the ability to originate significant contract volumes and were willing and able to provide credit protection to First Sierra (through recourse and purchase price holdback features) and perform certain servicing functions on an ongoing basis with respect to such contracts. This program, referred to by First Sierra as its "Private Label" program (and the companies that participate in the Private Program are "Sources"), was designed to provide First Sierra with access to high volumes of contracts eligible for the securitization market, while minimizing the risk of loss to First Sierra. First Sierra has experienced significant growth in its Private Label program since inception, with the volume of contracts purchased increasing from $4.5 million in 1994, to $65.2 million in 1995, to $161.1 million in 1996.

Private Label Program

General

     The Private Label Program was designed to provide financing to small ticket Sources which were typically financed by local commercial banks. Each Private Label transaction generally contains one or more of the following types of loss protection: (a) recourse to the Source which requires the Source to repurchase contracts that are typically 90 days past due up to an aggregate amount that is 10% to 20% of the total purchase price of the contracts acquired from such Source, (b) remarketing of the equipment that is subject to a defaulted contract and (c) maintenance of a reserve fund funded by holdbacks of a portion of the purchase price owing to the Source, such reserve funds typically range from 1% to 10% of the purchase price of the related contracts. However, some Private Label transactions contain none of the foregoing protections and are non-recourse to the Source (although such Sources are obligated to repurchase contracts as to which a breach of representation or warranty occurs).

     The Private Label Program utilizes three separate forms of agreements that utilize the above types of loss protection. Under the first, First Sierra has recourse to the Source in an amount ranging from 10% to 20% of the aggregate purchase price of the contracts acquired from such Source for defaulted contracts. Under the second form of agreement, in addition to the aforementioned recourse to the Source, First Sierra has the benefit of a funded cash reserve account which generally ranges from 1% to 10% of the total purchase price of the contracts acquired from such Source. Such amount is funded by the retention of a specified percentage of the purchase price for each contract as a reserve. Under the third option, First Sierra has recourse only to the cash reserve account for credit losses.

Underwriting Procedures

     In order to qualify for participation in the Private Label Program, a Source must satisfy certain criteria, which generally require that the majority of the Source's business be small ticket contracts ($5,000 - $250,000), generate a minimum volume of contracts, have been in business a minimum of five years, have established a track record in business and personal credit, and have sufficient staff and financial resources. The specific requirements vary depending upon such things as transaction size, and type and location of equipment financed.

     First Sierra's underwriting guidelines with respect to Obligors contain specific requirements which vary according to the nature of the Obligor's business, the size of the transaction, and the type of program under which the Source is seeking approval. In underwriting the Obligor, First Sierra considers, among other things, time in business, bank, credit and trade references, credit bureau reports on all officers, Dun & Bradstreet reports, confirmation of ownership, complete financial package, personal guarantees, maximum exposure per Obligor, verification of a personal medical license, where applicable, and historical financial statements or tax returns for commercial exposures greater than $50,000.

     The Private Label Source typically closes the contract transaction prior to sale to First Sierra. The Source will have performed all the necessary credit inquiries and documentation, and will submit this information to First Sierra for review. Each contract submitted for funding from any approved Source is individually underwritten and approved by First Sierra. Individual contract underwriting procedures generally include review of credit bureau reports and verification of bank references, trade references, and licenses. For commercial exposures greater than $50,000, First Sierra reviews personal financial statements, business financial statements, and tax returns with an emphasis on cash flow and the ability to service the contract payments and debt. For each contract application First Sierra receives, the credit department reviews all documentation and credit reviews. First Sierra performs periodic verification on all acquired contracts on a random basis. Through June 30, 1997, First Sierra had incurred net charge-offs of $25,000 from contracts funded pursuant to the Private Label program. There can be no assurance that First Sierra's Private Label Sources will continue to meet their repurchase obligations or that the amounts withheld under the purchase price holdback feature of the Private Label program, together with any amounts realized upon disposal of the underlying equipment, will be sufficient to fully offset any losses which might be incurred upon default of Obligors in the future.

Broker Program

     First Sierra's Broker program is designed to fund equipment contracts from small ticket contract brokers that are unwilling or unable to provide the credit protection and perform the servicing functions necessary to participate in First Sierra's Private Label program. In a typical Broker transaction, First Sierra originates contracts referred to it by the Broker and pays the Source a referral fee. Contracts originated under the Broker program are structured on a non-recourse basis, with risk of loss in the event of default by the Obligor residing with First Sierra. First Sierra owns or (in the case of a contract intended as security) has a security interest in the underlying equipment covered by a Broker contract and, in certain cases, retains a residual interest in such underlying equipment. All servicing functions are performed by First Sierra.

     First Sierra also provides a variety of value-added services to participants in its Broker program, including consulting on the structuring of financing transactions with equipment purchasers, timely and efficient credit approvals and preparation and completion of standardized contract documents. Although First Sierra enters into a brokerage agreement with each of the participants in its Broker program, such agreements are not exclusive and can be terminated by either party.

     First Sierra's yields on contracts originated under its Broker program are higher than those acquired under its Private Label program because of the risk of loss and servicing responsibilities assumed by First Sierra in the Broker program.

Vendor Program

     First Sierra's Vendor program focuses on establishing formal and informal relationships with equipment vendors in order to establish First Sierra as the provider of financing recommended by such vendors to their equipment purchasers. By assisting such vendors in providing timely, convenient and competitive financing for their equipment sales and offering vendors a variety of value-added services, First Sierra simultaneously promotes the vendor's equipment sales and the utilization of First Sierra as the equipment finance provider.

     In a typical vendor arrangement, First Sierra originates all contracts referred to it by the Vendor. Contracts originated under the Vendor program are structured on a non-recourse basis, with risk of loss in the event of a default by the Obligor residing with First Sierra. First Sierra owns or (in the case of a contract intended as security) has a security interest in the underlying equipment covered by a vendor contract and, in certain cases, retains a residual interest in such equipment. All servicing functions are performed by First Sierra under the Vendor program.

     The Vendor program provides for customized financing arrangements to respond to the needs of a particular vendor and its equipment purchasers. The value-added services offered by First Sierra to participants in its Vendor program include consulting with vendors on structuring financing transactions with equipment purchasers, training the vendor's sales and management staffs to understand and market First Sierra's various financing alternatives, customizing financial products to encourage product sales, and preparation and completion of standardized contract documents. In most cases, First Sierra's sales representatives also work directly with the vendor's equipment purchasers, providing them with the guidance necessary to complete the equipment financing transaction. First Sierra also may participate actively in the vendor's sale sand marketing efforts, including advertising, promotions, trade show activities and sales meetings.

     First Sierra generally obtains higher yields on contracts funded under the Vendor program than those in the Broker program due to additional services provided by First Sierra under the Vendor program.

                                  THE SERVICER

General

     First Sierra Financial, Inc., a Delaware corporation (the "Servicer"), was founded in June 1994. Its principal office is located at 600 Travis Street, Suite 7050, Houston, Texas 77002. Since its incorporation, First Sierra has acquired over $390 million of contracts for equipment and other property. First Sierra, is a publicly traded company and its common stock is listed on the Nasdaq National Market System under the symbol "FSFH".

     As of May 1997, First Sierra had 120 full time employees, of which 34 were engaged in credit and collection activities, 37 were engaged in servicing and general administration activities and 49 were engaged in marketing activities.

Delinquency and Loss Experience

     The table set forth below present certain information regarding the delinquency experience of the Servicer's portfolio of contracts for equipment and other property for the periods indicated. There can be no assurance that the levels of delinquency experience reflected in the following table are indicative of the performance of the Contracts. Through June 30, 1997, the Servicer had incurred net charge-offs of $25,000.

                             Delinquency Experience
                             (Dollars in Thousands)

                                           As of December 31, 1996                     As of March 31, 1997
                                Private                                      Private
                                 Label     Broker     Vendor      Total       Label        Broker      Vendor       Total
                               --------------------------------------------------------------------------------------------
Gross Remaining Contract
Receivable                     $244,049    $9,715     $3,470    $257,234    $280,036      $23,407      $10,518   $313,961

31 - 60 days past due             2.46%     1.69%      0.00%       2.40%       2.21%        0.73%       0.17%       2.03%
61 - 90 days past due             0.81      0.29       0.00        0.78        0.81         0.17        0.00        0.74
Over 90 days past due             0.35      0.00       0.00        0.33        0.48         0.00        0.00        0.43
                               --------------------------------------------------------------------------------------------
Total                             3.62%     1.98%      0.00%       3.51%       3.50%        0.90%       0.17%       3.20%

     While the above delinquency experiences are typical of First Sierra's experiences at the date for the period indicated, there can be no assurance that the delinquency experiences on the Contracts will be similar. Accordingly, the information should not be considered to reflect the credit quality of the Contracts included in the Trust, or as a basis of assessing the likelihood, amount or severity of losses on the Contracts. The statistical data in the table is based on all of the contracts in First Sierra's servicing portfolio. The Contracts, in general, are likely to have characteristics which distinguish them from the majority of the contracts in First Sierra's servicing portfolio.

Collection Policies

     On a day-to-day basis, the billing and collection process is handled by First Sierra's automated billing system. Day-to-day collections are processed through Texas Commerce Bank's cash management operations, which utilize optical code reading technology to scan the invoices and earmark payments to the specific pool where the contract is funded.

     For Private Label Programs, the First Sierra relies on the Source to undertake the initial collection efforts with respect to the Obligors. First Sierra monitors contract receipts and aging results on a daily basis. First
Sierra provides delinquency status to Sources at least twice monthly. Many Sources are connected to First Sierra's delinquency reporting systems and can receive delinquency performance on daily basis. First Sierra monitors the Source's progress, and is in regular contact with the Source regarding collection activity, and actions to prevent the delinquency from worsening. After 60 days, First Sierra contacts the Source directly to notify it that it has 30 days to ensure the account is brought current. After 90 days, First Sierra notifies the Source that it has 60 days to repurchase the contract it was purchased pursuant to a recourse program, or to re-market the equipment. After 150 days, First Sierra charges-off the account.

     With respect to Broker/Vendor programs, First Sierra's automated billing cues collectors to initiate contact with Obligors if payment is not received by the 11th day after due date. If payment has not been received by the 25th, a general demand letter is sent to the Obligor. If no contact is made within 45 days, a letter is sent which gives the Obligor five days to bring the account current. If no payment is received, the collector, in conjunction with senior credit personnel, determines the appropriate course of subsequent actions appropriate for the circumstances. If collection activities do not rectify the account, First Sierra typically charges off the account at 120 days.

                             FORMATION OF THE TRUST

General

     The Trust, First Sierra Equipment Contract Trust 1997-1, is a business trust formed in accordance with the laws of the State of Delaware, pursuant to the Trust Agreement, solely for the purpose of effectuating the transactions described herein. Prior to formation, the Trust will have had no assets or obligations and no operating history. Upon formation, the Trust will not engage in any business activity other than (i) acquiring and holding the Receivables,
(ii) issuing the Notes and the Trust Certificate and (iii) distributing payments thereon. As described under "Description of the Notes - Servicing Compensation and Payment of Expenses," a portion of the monthly collections with respect to the Contracts will be paid to the Servicer as servicing compensation and to the
Note Insurer, the Class B-2 credit provider, the Back-up Servicer, and the Indenture Trustee as fees. All other expenses of the Trust will be paid on behalf of the Residual Holder by the Servicer as provided in the Servicing Agreement.

The Owner Trustee

     [Delaware Trust Company,] the Owner Trustee under the Trust Agreement, is a Delaware banking corporation and its principal offices are located at [_________________________________________.] The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's duties in connection with the issuance and sale of the Trust Certificate and the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement.

The Indenture Trustee

     Bankers Trust Company is the Indenture Trustee under the Indenture. Bankers Trust Company is a New York banking corporation, the principal offices of which are located at Four Albany Street, New York, New York. The Indenture Trustee's duties in connection with the Notes is limited solely to its express obligations under the Indenture and the Servicing Agreement.

The Trust Assets

     The Trust Assets will consist of the Equipment, the Contracts and any Scheduled Payments, Final Scheduled Payments, Residual Receipts and Defaulted Contract Recoveries to be made by Obligors (but not including any payments due on or prior to the Cut-Off Date); any guaranties of an Obligor's obligations under a Contract; with respect to any Contract, copies of the Contract, any UCC financing statement and other original documents related to the Contract, the application of the related Obligor, documentation evidencing the information with respect to such Contract input into the computerized electronic contract management system maintained by the Servicer for all Contracts and other agreements similar to the Contracts, and any other information required by the Servicer pursuant to its customary policies and procedures or the Note Insurer (the "Contract Files"); the insurance policies maintained by the Obligors with respect to the Equipment (the "Insurance Policies") and the proceeds of such Insurance Policies; any rights of the Depositor under the Depositor Transferor's Agreement (including the right to instruct First Sierra to exercise any unassignable rights of enforcement under the Contracts and any guaranties thereof); funds from time to time deposited in the Collection Account; and any and all income and proceeds of foregoing. The Trust Assets will not include any security deposits received by First Sierra with respect to the Contracts. Because the Trust does not have any operating history and will not engage in any business activity other than owning the Trust Assets, issuing the Notes and making distributions thereon, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.

                            DESCRIPTION OF THE NOTES

     The Notes will be issued pursuant to the Indenture to be entered into by the Servicer, the Trust and the Indenture Trustee. The Servicer will provide a copy of the Indenture to subsequent Noteholders without charge on written request addressed to it at Texas Commerce Tower, 600 Travis Street, 70th Floor, Houston, Texas 77002.

     The following summary describes certain terms of the Transfer Agreements and the Indenture, does not purport to be complete and is subject to and qualified in its entirety by reference to the Transfer Agreements and the Indenture. Wherever provisions of the Transfer Agreements and the Indenture are referred to, such provisions are hereby incorporated herein by reference.

General

     The obligations evidenced by the Notes are recourse to the assets of the Trust only and are not recourse to the Depositor, the Transferor, First Sierra, the Servicer, the Indenture Trustee, or any other Person.

     The Trust will agree in the Indenture and in the Class A Notes to pay to the Class A Noteholders (i) an amount of principal equal to the Initial Class A Note Principal Amount and (ii) Class A Note Interest in each case at the times, from the sources and on the terms and conditions set forth in the Indenture and in the Class A Notes.

     The ___% Class A Equipment Contract Backed Notes (the "Class A Notes") in the initial principal amount of $__________ (the "Initial Class A Note Principal Balance") will be issued pursuant to the Indenture. The Initial Class A Note Principal Balance to be issued hereunder is equal to approximately __________% (the "Class A Percentage") of the Initial Aggregate Discounted Contract Principal Balance of the Contracts. The Class A Notes will initially be issued in book-entry form only through DTC in minimum denominations of $1,000 and integral multiples thereof. Payments on the Class A Notes are required to be made by the Indenture Trustee on each Payment Date.

     The first Payment Date for distributions to the Class A Noteholders will be October 10, 1997. Payments are required to be made by the Indenture Trustee, by check mailed or, if requested by the Noteholder, by wire transfer of immediately available funds, to Noteholders entitled thereto at the address appearing on the certificate register on the Record Date, which, for so long as the Class A Notes are in book-entry form through DTC, will be Cede & Co.

     The following table sets forth the expected repayment of principal to the Class A Noteholders assuming, among other things, (i) the Modeling Assumptions and (ii) there are no prepayments on the Contracts.

             EXPECTED AMORTIZATION OF CLASS A NOTE PRINCIPAL BALANCE

                              Class A Note                    Expected Principal
    Payment Date            Principal Balance                  Repayment Amount
    ------------            -----------------                  ----------------
Closing Date                 $                                 $
October 10, 1997
November 10, 1997
December 10, 1997
January 10, 1998
February 10, 1998
March 10, 1998
April 10, 1998
May 10, 1998
June 10, 1998
July 10, 1998
August 10, 1998
September 10, 1998
October 10, 1998
November 10, 1998
December 10, 1998
January  10, 1999
February  10, 1999
March 10, 1999
April 10, 1999
May 10, 1999
June 10, 1999
July 10, 1999
August 10, 1999
September 10, 1999
October 10, 1999
November 10, 1999
December 10, 1999
January 10, 2000
February 10, 2000
March 10,  2000
April 10, 2000
May 10, 2000
June 10, 2000
July 10, 2000
August 10, 2000
September  10, 2000
October  10,  2000
November  10, 2000

                              Class A Note                    Expected Principal
    Payment Date            Principal Balance                  Repayment Amount
    ------------            -----------------                  ----------------
December 10, 2000
January 10, 2001
February  10,  2001
March 10, 2001
April 10, 2001
May 10, 2001
June 10, 2001
July 10, 2001
August 10, 2001
September  10, 2001
October 10, 2001
November 10, 2001
December 10, 2001
January 10, 2002
February 10, 2002
March 10, 2002
April 10, 2002
May 10, 2002
June 10, 2002

     In addition to the Class A Notes, the Trust will also issue four classes of subordinate securities, the ___% Class B-1 Equipment Contract Backed Notes (the "Class B-1 Notes"), the ___% Class B-2 Equipment Contract Backed Notes (the
"Class B-2 Notes"), the ___% Class B-3 Equipment Contract Backed Notes (the "Class B-3 Notes," and collectively with the Class B-1 Notes and the Class B-2 Notes, the "Class B Notes") and the Trust Certificate (the "Trust Certificate" together with the Class B Notes, the "Subordinate Securities," and collectively with the Class B Notes and the Class A Notes, the "Securities").

     The Subordinate Securities are not offered hereby, and will be issued initially to the Transferor. The Transferor expects that some of the Class B Notes will be privately placed with one or more qualified institutional investors. The Transferor expects to retain the Class B Notes which are not privately placed and the Trust Certificate.

     One-hundred percent of the Class A Insured Distribution Amount due to the Class A Noteholders on each Payment Date is insured by the Note Insurer pursuant to the Note Insurance Policy. See "The Note Insurance Policy and the Note Insurer" herein.

Conveyance of Receivables

     On the Closing Date, the Trust will acquire from the Transferor, by means of an assignment directed by the Depositor, all the right, title, and interest of the Transferor in and to (a)(i) any Equipment that is owned by the Transferor and any and all income and proceeds from such Equipment, but subject to the rights of the Obligor to quiet enjoyment of such Equipment under the related Contract and (ii) any security interest of the Transferor in any of the Equipment that is not owned by the Transferor, (b) the Contracts, including, without limitation, all Scheduled Payments, Residual Receipts, Defaulted Contract Recoveries and any other payments due or made with respect to the Contracts after the Cut-Off Date relating to such Contracts, (c) any guarantees of an Obligor's obligations under an Contract, (d) all other documents in the Contract Files relating to the Contracts, including, without limitation, any UCC financing statements related to the Contracts or the Equipment, (e) any Insurance Policies and Insurance Proceeds with respect to the Contracts, (f) all of the Transferor's right, title and interest in and to, and rights under, the Transfer Agreement executed and delivered in accordance therewith, (g) the Note Insurance Policy, (h) all amounts on deposit in the Collection Account; and (i) any and all income and proceeds of any of the foregoing; provided, however, that the transfer shall not include the Initial Unpaid Amounts relating thereto (collectively, the "Receivables").

     The Indenture Trustee will have possession of the Contracts and the Contract Files, and the Servicer will retain copies of any other documents which relate to the Receivables, any related evidence of insurance and payment, delinquency and related reports maintained by the Servicer in the ordinary course of business with respect to each Receivable. Prior to transfer of the Receivables to the Trust, the Servicer will cause its electronic ledger to be marked to show that such Receivables have been transferred to the Transferor and then to the Depositor and then to the Trust, and the Transferor and the Depositor will file UCC financing statements reflecting the transfer and assignment of the Receivables in certain jurisdictions, as required by the Transfer Agreements and the Servicing Agreement. See "Certain Legal Aspects of the Receivables" in the Prospectus.

Representations and Warranties of First Sierra

     First Sierra will make certain warranties in the Servicing Agreement (as of the Closing Date with respect to the Contracts and, with respect to a Substitute Contract, as of the date on which the Trust acquires such Substitute Contract (each, a "Transfer Date"), the benefits of which will be assigned to the Trust and then to the Indenture Trustee, including that: (i) no provision of any Contract has been waived, altered or modified in any respect, except by instrument or documents contained in its Contract File and identified by First Sierra and no modification or amendment of any Contract would individually or in the aggregate materially and adversely affect the Indenture Trustee's rights thereunder or has reduced the amount of any Scheduled Payment (or the aggregate Scheduled Payments) owing thereunder or extended the expiration date thereof;
(ii) each Contract is a valid and binding payment obligation of the related Obligor and is enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights generally and the availability of equitable remedies) and is in full force and effect;

(iii) each Contract contains a "hell or high water" clause under which the Obligor's obligations are non-cancelable and unconditional and not subject to any right of set-off, defense, abatement, counterclaim, reduction or recoupment; no Contract is or will be subject to rights of rescission, set-off, counterclaim or defense, and each Contract provides for acceleration of the Scheduled Payments upon default by the Obligor; (iv) the Contracts, at the time they were made, did not violate the laws of any applicable state or of the United States, including, without limitation, usury, truth-in-lending and equal credit opportunities laws applicable to such Contract; (v) no Contract permits the prepayment or early termination thereof at the option of the Obligor for an amount that is less than the Prepayment Amount related to such Contract; (vi) no Contract provides for the substitution, addition or exchange of any item of Equipment which would result in any reduction of payments due under such
Contract;  (vii) all of the  Contracts  require  the  Obligor  to  maintain  the
Equipment in good working order, to bear all the costs of operating the Equipment, including taxes and insurance relating thereto; (viii) the Contract provides for periodic Scheduled Payments, which are principally due and payable on a monthly, quarterly, semi-annual, or annual basis; (ix) in an event of a Casualty Loss, such Contract requires the Obligor, at the Obligor's expense, to
(a) replace the Equipment with like equipment in good repair, or (b) pay the sum of all unpaid rent and other payments due under the Contract, all accelerated future payments due under the Contract (discounted to present value payoff amount) and the booked residual value of the Equipment; (x) under the terms of the Contract the Obligor may not elect to utilize its security deposit to offset any Scheduled Payment; (xi) if obtained during the original approval, the Contracts provide a personal guarantee of the Obligor; (xii) all of the Contracts permit the Source to accelerate Scheduled Payments if an Obligor is in default under the Contract; (xiii) all the Contracts meet the Originator's credit and collections policies and procedures; (xiv) each Source has entered into valid sale and assignment of each Contract; (xv) each Contract conveyed includes only the remaining, in the event the Contract does not include all original Scheduled Payments under the Contract, non-cancelable Scheduled
Payments (provided that such remaining Scheduled Payments do not exceed an amount greater than 84); (xvi) the right, title and interest of the Originator or its affiliates in and to each Contract and the related Equipment have not been sold, transferred, assigned or pledged by such entities to any other Person (or any such pledge has been released as evidenced by releases of collateral) and at the time of the conveyance of such Contract to the Trust, the Trust will be the sole owner of such Contract and the rights thereunder in and to the related Equipment and will have good and marketable title to each Contract and will have the power to convey such Contract and assign its interest in the related Equipment free and clear of any liens; (xvii) as of the Closing Date, all action required by the Transfer Agreements and the Servicing Agreement shall have been taken by the Originator or its affiliates to convey all of its right, title and interest in and to the Contracts and the related Equipment to the Trust; (xviii) all filings (including UCC filings) necessary to evidence the conveyance of the Contracts to the Trust and to perfect the first perfected priority security interest of the Indenture Trustee in the Contracts and the Originator's interest in related Equipment in accordance with the filing requirements of the Transfer Agreements and the Servicing Agreement have been made in all appropriate jurisdictions and are in full force and effect; (xix) as of the Cut-Off Date, no Obligor will have been released, in whole or in part, from any of its obligations in respect of any such Contract; no such Contract will have been satisfied, canceled, extended or subordinated, in whole or in part, or rescinded, and no Equipment covered by any such Contract will have been released from such Contract, in whole or in part, nor will any instrument have been executed that would effect any such satisfaction, release, cancellation, subordination or rescission; and (xx) as of the initial Cut-Off Date (in each case calculated using the statistical discount rate of 7.25%), no one Obligor is the Obligor under Contracts for which the sum of the Statistical Discounted Contract Principal Balances exceeds $902,286.19; no more than $6,200,631.58 of the Statistical Discounted Contract Principal Balance is attributable to any 10 Obligors, the average original cost (based on GAAP) of the Equipment subject to the Contracts shall not exceed $100,000.

     First Sierra will make similar representations and warranties with respect to Substitute Contracts as of the date of the related transfer of such Substitute Contracts. Such representations and warranties will survive the transfer of the Substitute Contracts to the Trust.

     Under the terms of the Servicing Agreement, First Sierra will be obligated to accept the reconveyance of any Receivables and deposit the Repurchase Amount on or before the end of the calendar month following the month of its discovery or receipt of notice of a breach of a representation or warranty that materially adversely affects such item of Receivables, which breach has not been cured or waived in all material respects. This obligation to accept the reconveyance of the Receivables and remit the Repurchase Amount will constitute the sole remedy against First Sierra available to the Transferor, the Depositor, the Trust, the Indenture Trustee and the Noteholders for a breach of a representation or warranty made by First Sierra with respect to the required characteristics of the Receivables.

Indemnification

     The Servicing Agreement will provide that First Sierra will defend and indemnify the Servicer, the Note Insurer, the Class B-2 credit provider, the Depositor, the Indenture Trustee, the Trust and the Noteholders against any and all losses, claims, damages and liabilities to the extent, but only to the extent, that the same have been suffered by any such party by virtue of (i) a breach by First Sierra of its obligations (other than breach of First Sierra's representations and warranties, with respect to which the sole remedy is expressly limited to First Sierra's acceptance of the reconveyance of the affected Receivables and the remittance of the Repurchase Amount by First Sierra as discussed above) under the Servicing Agreement or (ii) in the case of the Indenture Trustee, its performance of its duties hereunder, except to the extent that such loss, claim, damage or liability resulted from the Indenture Trustee's gross negligence or willful misconduct.

     The Servicing Agreement will also provide that the Servicer will defend and indemnify the Depositor, First Sierra, the Indenture Trustee, the Note Insurer, the Class B-2 credit provider, the Trust and the Noteholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, reasonably incurred, arising out of or resulting from (i) the use, repossession or operation by the Servicer or any affiliate thereof of any Equipment and (ii) (A) the failure of the Servicer to perform its duties under the Servicing Agreement or (B) in the case of the Indenture Trustee, its performance of its duties hereunder, except to the extent that such cost, expense, loss, damage, claim or liability resulted from the Indenture Trustee's gross negligence or willful misconduct. First Sierra's obligations, as Servicer, to indemnify the Trust, the Note Insurer, the Class B-2 credit provider, and the Noteholders for acts or omissions of First Sierra as Servicer will survive the removal of the Servicer but will not apply to any acts or omissions of a successor Servicer. Such indemnification does not extend to indirect, incidental, special or consequential damages.

The Accounts

     The Servicer is required to establish and maintain in accordance with the Servicing Agreement two accounts: the Lockbox Account and the Collection Account. The Collection Account is to be held by the Indenture Trustee in the name of the Trust and for the benefit of Noteholders, the Note Insurer, the Class B-2 credit provider, (as their interests may appear). The Collection Account will be one or more segregated trust accounts. The Lockbox Account will be a demand deposit account maintained at Texas Commerce Bank, National Association (the "Lockbox Bank").

     "Advance Payments" are amounts paid by an Obligor during a Collection Period with respect to amounts due from such Obligor in subsequent Collection Periods. Advance Payments will be retained in the Lockbox Account until the Determination Date relating to the Collection Period in which such Advance Payment (or portion thereof) is due in accordance with the provisions of the related Contract.

     The Servicing Agreement permits the Servicer to direct the investment of amounts in the Collection Account in certain eligible investments that mature not later than the Business Day prior to the next succeeding Payment Date. Generally, the Residual Holder shall be entitled to any income from such investments.

Servicer Advances

     In the event that any Obligor fails to remit the full Scheduled Payment due from it with respect to a Collection Period by the Determination Date related to such Collection Period, the Servicer is required to make an advance from its own funds of an amount equal to such unpaid Scheduled Payment (a "Servicer Advance") if the Servicer, in its sole discretion, determines that eventual repayment of such Servicer Advance is likely from collections from or on behalf of the related Obligor. The Servicing Agreement provides for the reimbursement of the Servicer for such Servicer Advances from funds available for distribution in the Collection Account on each subsequent Payment Date before the required payments to Noteholders have been made as set forth below in "Flow of Funds". With respect to any Delinquent Contract, whenever the Servicer shall have determined that it will be unable to recover a Servicer Advance or a portion thereof on such Delinquent Contract, the Servicer will not be required to make such Servicer Advance or portion thereof, but will be required to enforce its remedies (including acceleration) under such Contract. Furthermore, if at any time First Sierra or an affiliate is no longer the Servicer, no Servicer Advances will be required. The Servicing Agreement shall provide that, in the event that the Servicer determines that any Servicer Advances previously made are not recoverable from the related Obligor, or any Delinquent Contracts for which the Servicer has made a Servicer Advance in respect thereof become Defaulted Contracts, the Indenture Trustee shall draw on the Collection Account to repay such Servicer Advances in accordance with the provisions of the Indenture.

Flow of Funds

     On each Determination Date, the Servicer is required to deliver to the Indenture Trustee, the Class B-2 credit provider, the Note Insurer and each Rating Agency a certificate (the "Servicer's Certificate") setting forth the information needed to make payments on the upcoming Payment Date.

     See "Subordination Provisions" in the Summary of Terms to this Prospectus Supplement for a description of the operation and effect of the "Flow of Funds" mechanics with respect to the various classes of Notes.

On each Payment Date, the Indenture Trustee will be required to make the following payments from the Available Funds then on deposit in the Collection Account, in the following order of priority (to the extent funds are available therefor):

          (i) to the Servicer, an amount equal to any unreimbursed Servicer Advances (other than Servicer Advances for the related Collection Period);

          (ii) to the Servicer, an amount equal to the Servicer Fee then due, together with any accrued and unpaid Servicer Fees from prior Collection Periods;

          (iii) to the Servicer, any Servicing Charges, if any, deposited in the Collection Account;

          (iv) to the Back-up Servicer, an amount equal to the Back-up Servicer Fee then due, together with any accrued and unpaid Back-up Servicer Fees from prior Collection Periods;

          (v) to the Note Insurer, an amount equal to the Premium Amount then due, together with any accrued and unpaid Premium Amounts from prior Collection Periods;

          (vi) to the Indenture Trustee, the Indenture Trustee Fees then due, together with any Indenture Trustee Fees from prior Collection Periods;

          (vii) to the Indenture Trustee, the Indenture Trustee Expenses then due, together with any Indenture Trustee Expenses from prior Collection Periods, in an amount not to exceed in the aggregate $75,000;

          (viii) to the Class A Noteholders, the Class A Note Interest;

          (ix) to the Class B-1 Noteholders, the Class B-1 Note Interest for the related Collection Period (to the extent the disbursement of the Class B-1
     Note Interest will not result in an Available Funds Shortfall);

          (x) to the Class B-2 credit provider, the fees of the Class B-2 credit provider;

          (xi) to the Class B-2 Noteholders, the Class B-2 Note Interest for the related Collection Period (to the extent the disbursement of the Class B-2
     Note Interest will not result in an Available Funds Shortfall);

          (xii) until the Class A Note Principal Balance has been reduced to zero, to the Class A Noteholders, the sum of (a) the Class A Base Principal Distribution Amount for such Payment Date, and (b) any Class A Overdue Principal;

          (xiii) to the Note Insurer, the unpaid Reimbursement Amount , if any;

          (xiv) until the Class B-1 Note Principal Balance has been reduced to zero, to the Class B-1 Noteholders, from the Available Funds then remaining in the Collection Account, the sum of (a) the Class B-1 Base Principal Distribution Amount for such Payment Date, and (b) any Class B-1 Overdue Principal; provided, however, that if a Restricting Event exists on such Payment Date and the Class A Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class A Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Class B-1 Noteholders under this clause (xiv), shall instead be paid to the Class A Noteholders pursuant to this clause
     (xiv) during such time as a Restricting Event is continuing as an additional reduction of the Class A Note Principal Balance up to the amount necessary to reduce the Class A Note Principal Balance to zero;

          (xv) until the Class B-2 Note Principal Balance has been reduced to zero, to the Class B-2 Noteholders, from the Available Funds then remaining in the Collection Account, the sum of (a) the Class B-2 Base Principal Distribution Amount for such Payment Date, and (b) any Class B-2 Overdue Principal; provided, however, that if a Restricting Event exists on such Payment Date, the amount otherwise required to be paid to the Class B-2 Noteholders under this clause (xv) shall instead be paid (x) if the Class A Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class A Noteholders made on such Payment
     Date) exceeds zero, to the Class A Noteholders pursuant to this clause (xv) during such time as a Restricting Event is continuing as an additional reduction of the Class A Note Principal Balance up to the amount necessary to reduce such balance to zero, and (y) if the Class A Note Principal Balance is zero, but the Class B-1 Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class B-1 Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Class B-2 Noteholders under this clause (xv) shall instead be paid to the Class B-1 Noteholders during such time as a Restricting Event is continuing as an additional reduction of the Class B-1 Note Principal Balance up to the amount necessary to reduce such balance to zero;

          (xvi) to the Class B-2 credit provider, all amounts previously advanced by it for the benefit of the Class B-2 Noteholders pursuant to the letter of credit.

          (xvii) to the Class B-3 Noteholders, the Class B-3 Note Interest for the related Collection Period;

          (xviii) until the Class B-3 Note Principal Balance has been reduced to zero, to the Class B-3 Noteholders, from the Available Funds then remaining in the Collection Account, the sum of (a) the Class B-3 Base Principal Distribution Amount for such Payment Date, and (b) any Class B-3 Overdue Principal; provided, however, that if a Restricting Event exists on such Payment Date, the amount otherwise required to be paid to the Class B-3 Noteholders under this clause (xviii) shall instead be paid (x) if the Class A Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class A Noteholders made on such Payment Date) exceeds zero, to the Class A Noteholders pursuant to this clause (xviii) during such time as a Restricting Event is continuing as an additional reduction of the Class A Note Principal Balance up to the amount necessary to reduce such balance to zero, (y) if the Class A Note Principal Balance is zero, but the Class B-1 Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class B-1 Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Class B-3 Noteholders under this clause (xviii) shall instead be paid to the Class B-1 Noteholders pursuant to this clause (xviii) during such time as a Restricting Event is continuing as an additional reduction of the Class B-1 Note Principal Balance up to the amount necessary to reduce such balance to zero, and (z) if the Class A Note Principal Balance and the Class B-1 Note Principal Balance are both zero, but the Class B-2 Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class B-2 Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Class B-3 Noteholders under this clause (xviii) shall instead be paid to the Class B-2 Noteholders pursuant to this clause (xviii) during such time as a Restricting Event is continuing as an additional reduction of the Class B-2 Note Principal Balance up to the amount necessary to reduce such balance to zero;

          (xix) to the Indenture Trustee, the Indenture Trustee Expenses then due, together with any Indenture Trustee Expenses from prior Collection Periods, in excess of the $75,000 limitation set forth in clause (vii);

          (xx) to the Servicer, any other amounts due the Servicer as expressly provided in the Servicing Agreement; and

          (xxi) to the Residual Holder, any remaining amounts; provided, however, that

               (I) if a Restricting Event does not exist on such Payment Date, but if any payment of funds to the Residual Holder on such Payment Date would result in the excess of (i) the Aggregate Discounted Contract Principal Balance as of the end of the immediately preceding Collection Period, over (ii) the sum of (w) the Class A Note Principal Balance, (x) the Class B-1 Note Principal Balance, (y) the Class B-2 Note Principal Balance and (z) the Class B-3 Note Principal Balance (calculated with respect to clauses (w), (x), (y) and (z) after giving effect to all payments of principal to be made on such Payment Date) being less than 2% of the Initial Aggregate Discounted Contract Principal Balance such amount shall not be paid to the Residual Holder but shall instead be paid pursuant to this clause (xxi) to the Class A Noteholders, the Class B-1 Noteholders, the Class B-2 Noteholders and the Class B-3 Noteholders as an additional payment of principal in an amount with respect to each such Class equal to the product of (A) a fraction, the numerator of which is the Class A Percentage, the Class B-1 Percentage, the Class B-2 Percentage, or the Class B-3 Percentage, as the case may be, and the denominator of which is the sum of the Class A Percentage, the Class B-1 Percentage, the Class B-2 Percentage and the Class B-3 Percentage and (B) the amount that would otherwise be paid to the Residual Holder pursuant to this clause (xxi); and

               (II)if a  Restricting  Event  exists on such  Payment  Date,  the amount otherwise required to be paid to the Residual Holder under this clause (xxi) shall instead be paid (w) if the Class A Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class A Noteholders made on such Payment Date) exceeds zero, to the Class A Noteholders pursuant to this clause (xxi) during such time as a Restricting Event is continuing as an additional reduction of the Class A Note Principal Balance up to the amount necessary to reduce such balance to zero;
                    (x) if the Class A Note Principal Balance is zero, but the Class B-1 Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class B-1 Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Residual Holder under this clause (xxi) shall instead be paid to the Class B-1 Noteholders pursuant to this clause
                    (xxi) during such time as a Restricting Event is continuing as an additional reduction of the Class B-1 Note Principal Balance up to the amount necessary to reduce such balance to zero, (y) if the Class A Note Balance and the Class B-1 Note Balance are both zero, but the Class B-2 Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class B-2 Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Residual Holder under this clause (xxi) shall instead be paid to the Class B-2 Noteholders pursuant to this clause (xxi) during such time as a Restricting Event is continuing as an additional reduction of the Class B-2 Note Principal Balance up to the amount necessary to reduce such balance to zero; and (z) if each of the Class A Note Principal Balance, the Class B- 1 Note Principal Balance and the Class B-2 Note Principal Balance are zero, but the Class B-3 Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class B-3 Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Residual Holder under this clause
                    (xxi) shall instead be paid to the Class B-3 Noteholders pursuant to this clause (xxi) during such time as a

                    Restricting Event is continuing as an additional reduction of the Class B-3 Note Principal Balance up to the amount necessary to reduce such balance to zero.

As used in this Prospectus Supplement, the following terms have the following meanings:

     Advance Payment: With respect to a Contract and a Collection Period, any Scheduled Payment, Final Scheduled Payment, Purchase Option Payment or portion of either made by or on behalf of an Obligor and received by the Servicer during such Collection Period, which Scheduled Payment, Final Scheduled Payment, Purchase Option Payment or portion thereof does not become due until a subsequent Collection Period.

     Aggregate Initial Note Principal Balance: The aggregate of the Initial Class A Note Principal Balance, the Initial Class B-1 Note Principal Balance, the Initial Class B-2 Note Principal Balance and the Initial Class B-3 Note Principal Balance.

     Available Distribution Amount: With respect to a Collection Period, the total of (a) the Available Funds with respect to the related Collection Period, minus (B) the Trust Operating Expenses.

     Available Funds: With respect to a Payment Date, all amounts (including proceeds of Servicer Advances) held in the Collection Account on the related Determination Date, after taking into account all deposits required to be made on such Determination Date, other than any such amounts which relate to any subsequent Collection Period.

     Available Funds Shortfall: An event which occurs on a Payment Date if the Class A Insured Distribution Amount for such Payment Date exceeds the Available Distribution Amount for such Payment Date.

     Base Principal Amount: With respect to any Collection Period, an amount equal to the excess of (x) the Aggregate Discounted Contract Principal Balances of the Contracts as of the close of business on the last day of the second preceding Collection Period over (y) the Aggregate Discounted Contract Principal Balances of the Contracts as of the close of business on the last day of the immediately preceding Collection Period.

     Class  A Base  Principal  Distribution  Amount:  (a)  With  respect  to any
Collection Period prior to the Class B-1 Termination Date, the Class B-2 Termination Date or the Class B-3 Termination Date, the product of (i) the Class A Percentage and (ii) the Base Principal Amount for such Collection Period; (b) with respect to the Class B-1 Termination Date, the Class B-2 Termination Date or the Class B-3 Termination Date, as the case may be, the amount described in clause (a) above plus the portion of the Class B-1 Base Principal Distribution Amount, the Class B-2 Base Principal Distribution Amount or the Class B-3 Base Principal Distribution Amount, as applicable, not applied as a reduction of the Class B-1 Note Principal Balance, the Class B-2 Note Principal Balance or the Class B-3 Note Principal Balance, respectively, on such date; and (c) with respect to any Collection Period following the Class B-1 Termination Date, the Class B-2 Termination Date or the Class B-3 Termination Date, as the case may be, the amount described in clause (a) above plus the Class B-1 Base Principal Distribution Amount, the Class B-2 Base Principal Distribution Amount and/or the Class B-3 Base Principal Distribution Amount, as the case may be, for such Collection Period.

     Class A Insured Distribution Amount: With respect to any Collection Period (other than the final Collection Period), the sum of (i) Class A Note Interest,
(ii) Class A Overdue Interest for the related Interest Accrual Period, (iii) the excess if any, of (a) the Class A Note Principal Balance over (b) the Aggregate Discounted Contract Principal Balance of all Contracts other than Defaulted Contracts; and for the Final Collection Period, the sum of (x) Class A Note Interest, (y) Class A Overdue Interest for the related Interest Accrual Period and (z) the Class A Note Principal Balance then outstanding.

     Class A Maturity Date: : _________________

     Class A Note Current Interest: With respect to any Collection Period, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class A Note Rate and (y) the aggregate Class A Note Principal Balance outstanding immediately prior to such Payment Date.

     Class A Note Interest: With respect to any Collection Period, the Class A Note Current Interest and the Class A Overdue Interest.

     Class A Note  Principal  Balance:  At any time,  the  Initial  Class A Note
Principal Amount minus all payments theretofore received by the Class A Noteholders on account of principal.

     Class A Overdue Interest: With respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class A Note Interest due on the immediately preceding Payment Date over the Class A Note Interest paid on such immediately preceding Payment Date, (ii) without duplication of the amount described in clause (i), the amount of the Class A Overdue Interest due and unpaid as of the immediately preceding Payment Date and (iii) the product of (x) the sum of clauses (i) and (ii) and (y) one-twelfth of the sum of the Class A Note Rate plus 1%, and (b) any Class A Overdue Interest paid on such Payment Date.

     Class A Overdue Principal: With respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class A Base Principal Distribution Amounts due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class A Noteholders on all prior Payment Dates.

     Class B-1 Base Principal Distribution Amount: With respect to any Payment Date, the product of (a) the Class B-1 Percentage and (b) the Base Principal Amount for such Payment Date.

     Class B-1 Maturity Date: ___________________

     Class B-1 Note Current Interest: With respect to any Payment Date, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class B-1 Note Rate and (y) the aggregate Class B-1 Note Principal Balance outstanding immediately prior to such Payment Date.

     Class B-1 Note Interest: With respect to any Payment Date, the Class B-1 Note Current Interest and the Class B-1 Overdue Interest.

     Class B-1 Note Principal  Balance:  At any time, the Initial Class B-1 Note
Principal Amount minus all payments theretofore received by the Class B-1 Noteholders on account of principal.

     Class B-1 Overdue Interest: With respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class B-1 Note Interest due on the immediately preceding Payment Date over the Class B-1 Note Interest paid on such immediately preceding Payment Date, (ii) without duplication of the amount described in clause (i), the amount of the Class B-1 Overdue Interest due and unpaid as of the immediately preceding Payment Date and
(iii) the product of (x) the sum of clauses (i) and (ii) and (y) one-twelfth of the sum of the Class B-1 Note Rate plus 1%, and (b) any Class B-1 Overdue Interest paid on such Payment Date.

     Class B-1 Overdue Principal: With respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class B-1 Base Principal Distribution Amounts due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class B-1 Noteholders on all prior Payment Dates.

     Class B-1 Termination Date: The Payment Date on which the Class B-1 Note Principal Balance is reduced to zero.

     Class B-2 Base Principal Distribution Amount: With respect to any Payment Date, the product of (a) the Class B-2 Percentage and (b) the Base Principal Amount for such Payment Date.

     Class B-2 Maturity Date: ______________________

     Class B-2 Note Current Interest: With respect to any Payment Date, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class B-2 Note Rate and (y) the aggregate Class B-2 Note Principal Balance outstanding immediately prior to such Payment Date.

     Class B-2 Note Interest: With respect to any Payment Date, the Class B-2 Note Current Interest and the Class B-2 Overdue Interest.

     Class B-2 Note Principal  Balance:  At any time, the Initial Class B-2 Note
Principal Amount minus all payments theretofore received by the Class B-2 Noteholders on account of principal.

     Class B-2 Overdue Interest: With respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class B-2 Note Interest due on the immediately preceding Payment Date over the Class B-2 Note Interest paid on such immediately preceding Payment Date, (ii) without duplication of the amount described in clause (i), the amount of the Class B-2 Overdue Interest due and unpaid as of the immediately preceding Payment Date and
(iii) the product of (x) the sum of clauses (i) and (ii) and (y) one-twelfth of the sum of the Class B-2 Note Rate plus 1%, and (b) any Class B-2 Overdue Interest paid on such Payment Date.

     Class B-2 Overdue Principal: With respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class B-2 Base Principal Distribution Amounts due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class B-2 Noteholders on all prior Payment Dates.

     Class B-2 Termination Date: The Payment Date on which the Class B-2 Note Principal Balance is reduced to zero.

     Class B-3 Base Principal Distribution Amount: With respect to any Payment Date, the product of (a) the Class B-3 Percentage and (b) the Base Principal Amount for such Payment Date.

     Class B-3 Maturity Date: ______________________

     Class B-3 Note Current Interest: With respect to any Payment Date, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class B-3 Note Rate and (y) the aggregate Class B-3 Note Principal Balance outstanding immediately prior to such Payment Date.

     Class B-3 Note Interest: With respect to any Payment Date, the Class B-3 Note Current Interest and the Class B-3 Overdue Interest.

     Class B-3 Note Principal  Balance:  At any time, the Initial Class B-3 Note
Principal Amount minus all payments theretofore received by the Class B-3 Noteholders on account of principal.

     Class B-3 Overdue Interest: With respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class B-3 Note Interest due on the immediately preceding Payment Date over the Class B-3 Note Interest paid on such immediately preceding Payment Date, (ii) without duplication of the amount described in clause (i), the amount of the Class B-3 Overdue Interest due and unpaid as of the immediately preceding Payment Date and
(iii) the product of (x) the sum of clauses (i) and (ii) and (y) one-twelfth of the sum of the Class B-2 Note Rate plus 1%, and (b) any Class B-3 Overdue Interest paid on such Payment Date.

     Class B-3 Overdue Principal: With respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class B-3 Base Principal Distribution Amounts due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class B-3 Noteholders on all prior Payment Dates.

     Class B-3 Termination Date: The Payment Date on which the Class B-3 Note Principal Balance is reduced to zero.

     Defaulted Contract. A Contract becomes a "Defaulted Contract" at the earlier of the date on which (i) the Servicer has determined in its sole discretion, in accordance with the Servicing Standard and its customary servicing procedures, that such Contract is not collectible, (ii) all or part of a Scheduled Payment thereunder is more than 180 days delinquent, (iii) the Servicer elected not to make a Servicer Advance or for which the Servicer has determined that a prior Servicer Advance is not recoverable or (iv) that was repurchased by a Source pursuant to a Source Agreement.

     Defaulted Contract Recoveries: All proceeds of the sale of Equipment related to Defaulted Contracts and any amounts collected as judgments against an Obligor or others related to the failure of such Obligor to pay any required amounts under the related Contract or to return the Equipment, in each case as reduced by (i) any unreimbursed Servicer Advances with respect to such Contract or such Equipment and (ii) any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Contract or in liquidating such Equipment.

     Delinquency Trigger Event: Exists on any Payment Date on which the average of the Delinquency Trigger Ratios for such Payment Date and the two immediately preceding Payment Dates exceeds 7.5%.

     Delinquency Trigger Ratio: With respect to any Payment Date, the quotient, expressed as a percentage of (a) the Aggregate Discounted Contract Principal Balance of all Contracts as to which all or a portion of a Scheduled Payment remained unpaid for more than 30 days from its due date, determined as of the end of the immediately preceding calendar month, divided by (b) the Aggregate Discounted Contract Principal Balance of all Contracts as of the last day of the immediately preceding calendar month (including any Contracts which were repossessed or substituted).

     Delinquent Contract: As of any Determination Date, any Contract (other than a Contract which became a Defaulted Contract prior to such Determination Date) with respect to which all or a portion of any Scheduled Payment was not received when due by the Servicer as of the close of business on the last day of the month in which such payment was due.

     Determination Date: With respect to a Payment Date, a date which is the eighth day of the calendar month in the month in which such Payment Date occurs, or if such day is not a Business Day, the immediately preceding Business Day; provided, however, that in no event shall such Determination Date be later than two Business Days prior to such Payment Date.

     Discounted Contract Principal Balance: With respect to any Contract, on any Determination Date, the sum of the present value of all of the remaining Scheduled Payments becoming due under such Contract after the end of the prior Collection Period, discounted monthly at the Discount Rate in the manner described below; provided, however, that except to the extent expressly provided in the Servicing Agreement, the Discounted Contract Principal Balance of any Defaulted Contract, Early Termination Contract, or Expired Contract or Contract, purchased by First Sierra pursuant to the Servicing Agreement, shall be equal to zero.

     In connection with all calculations required to be made pursuant to the Transaction Documents with respect to the determination of Discounted Contract Principal Balances, for any date of determination the "Discounted Contract Principal Balance" for each Contract shall be calculated assuming:

          (i) Scheduled Payments are due on the last day of each Collection Period;

          (ii) Scheduled Payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

          (iii) Scheduled Payments are discounted to the last day of the Collection Period prior to the Determination Date.

     Early Termination Contract: Any Contract that has terminated pursuant to the terms of such Contract prior to its scheduled expiration date, other than a Defaulted Contract.

     Excluded Amounts: Any payments received from an Obligor or a Source in connection with any application fees, tax processing fees, wire transfer fees, express mail fees, insurance premiums, late charges and other penalty amounts, taxes, fees or other charges imposed by any governmental authority, any indemnity payments made by an Obligor for the benefit of the obligee under the related Contract or any payments collected from an Obligor or received from a Source relating to servicing and/or maintenance payments pursuant to the related Contract or maintenance agreement, as applicable, or any other non-rental charges reimbursable to the Servicer in accordance with the Servicer's customary policies and procedures plus any collections as to which the Servicer has made an unreimbursed Servicer Advance.

     Expired Contract: Any Contract that has terminated on its scheduled expiration date.

     Final Scheduled Payment: With respect to any Contract, any payment set forth in such Contract other than the regular Scheduled Payment which is required to be paid by the related Obligor at the maturity of such Contract.

     Gross Charge-Off Event: Exists on any Payment Date on which the average of the Gross Charge-Off Ratio for such Payment Date and the two immediately preceding Payment Dates exceeds 2.5%.

     Gross Charge-Off Ratio: With respect to any Payment Date, 12 times the quotient, expressed as a percentage, of (a) the Aggregate Discounted Contract Principal Balance of all Contracts that become Defaulted Contracts during the immediately preceding calendar month less all recoveries received during the immediately preceding calendar month, including, but not limited to, Source buybacks, Source reserve fund payments, liquidation proceeds and residual proceeds, divided by (b) the Aggregate Discounted Contract Principal Balance of all Contracts as of the end of the immediately preceding calendar month. For the purposes of the calculation of the Gross Charge-Off Ratio, the Discounted Contract Principal Balance of any Contract which is a Defaulted Contract shall not be zero, but shall instead be calculated as provided in the definition of Discounted Contract Principal Balance without reference to the last proviso in such definition.

     Initial Class A Note Principal Balance: $___________.

     Initial Class B-1 Note Principal Balance: $____________.

     Initial Class B-2 Note Principal Balance: $__________.

     Initial Class B-3 Note Principal Balance: $__________.

     Initial Unpaid Amount: With respect to a Contract, the excess of (x) the aggregate amount of all Scheduled Payments due prior to the Cut-Off Date over
(y) the aggregate of all Scheduled Payments made prior to the Cut-Off Date with respect to such Contract.

     Interest Accrual Period: With respect to any Payment Date, the period from and including the prior Payment Date to but excluding such Payment Date and with respect to the initial Payment Date, the period from and including September 10, 1997 to but excluding such Payment Date.

     Majority Holders: The applicable Noteholders that together own Notes with an aggregate Percentage Interest in excess of 50%.

     Percentage Interest: With respect a Noteholder and a Class of Notes on any date of determination, the percentage obtained by dividing the Note Principal Balance of the Note held by such Noteholder by the related Note Principal Balance of the related Class of Notes as of the Cut- Off Date.

     Premium Amount: With respect to any Payment Date, the product of (a) one-twelfth, (b) the Premium Rate and (c) the Class A Note Principal Balance as of the end of the immediately preceding Collection Period.

     Prepayment: With respect to a Collection Period and a Contract (except a Defaulted Contract), the amount received by the Servicer during such Collection Period from or on behalf of an Obligor with respect to such Contract in excess of the sum of (x) the Scheduled Payment and any Final Scheduled Payment due, or any Purchase Option Payment made during such Collection Period, plus (y) the aggregate of any overdue Scheduled Payments, Initial Unpaid Amounts and unpaid Servicing Charges for such Contract, so long as such amount is designated by the Obligor as a prepayment and the Servicer has consented to such prepayment. Neither Residual Receipts nor Defaulted Contract Recoveries are Prepayments.

     Prepayment Amount: With respect to a Payment Date and a Contract, an amount, without duplication, equal to the sum of (i) the Discounted Contract Principal Balance as of the close of business on the second preceding Collection Period (without any deduction for any security deposit paid by an Obligor, unless such security deposit has been deposited in the Collection Account pursuant to the Servicing Agreement); (ii) the product of (x) such Contract's Discounted Contract Principal Balance as of the immediately preceding Payment Date and (y) one-twelfth of the Discount Rate; (iii) any Scheduled Payments theretofore due and not paid by an Obligor; and (iv) any Final Scheduled Payment or Purchase Option Payment due or to become due under the Contract.

     Purchase Option Payment: With respect to a Contract, any payment set forth in such Contract payable by the Obligor (including any security deposit applied in respect thereof) upon the exercise of a purchase option for the Equipment relating to such Contract, whether or not the Obligor actually exercises such purchase option, or with respect to any Contract which does not set forth a purchase option, any payment made by an Obligor to purchase the Equipment relating to such Contract at the end of the term of such Contract.

     Reimbursement Amount: As of any Payment Date, the sum of (x)(i) all Insured Payments previously received by the Indenture Trustee from the Note Insurer and not previously repaid to the Note Insurer pursuant to the Indenture plus (ii) interest accrued on each such Insured Payment not previously repaid to the Note Insurer from the date the Indenture Trustee received the related Insured Payment to, but not including, such Payment Date and (y)(i) any amounts then due and owing to the Note Insurer under the Insurance Agreement plus (ii) interest on such amounts.

     Repurchase Amount: With respect to a Payment Date and a Contract, the sum, without duplication, of (i) the Discounted Contract Principal Balance as of the close of business on the second preceding Collection Period (without any deduction for any security deposit paid by an Obligor, unless such security deposit has been deposited in the Collection Account pursuant to the Servicing Agreement); (ii) the product of (x) such Contract's Discounted Contract Principal Balance as of the beginning of the immediately preceding Collection Period and (y) one-twelfth of the Discount Rate; (iii) any Scheduled Payments theretofore due and not paid by an Obligor; and (iv) any Final Scheduled Payment or Purchase Option Payment due or to become due under the Contract.

     Residual Receipts: All Purchase Option Payments to the extent such proceeds exceed any Scheduled Payments and Final Scheduled Payments remaining unpaid.

     Restricting  Event:  An event which shall occur on a Payment  Date on which
(a) an Event of Servicing Termination has occurred under the Servicing Agreement and is not cured within the grace period set forth in the Servicing Agreement,
(b) the Note Insurer makes an Insured Payment, (c) a Gross Charge-Off Event exists, or (d) a Delinquency Trigger Event exists.

     Scheduled Payments: With respect to a Payment Date and a Contract, the periodic payment (exclusive of any amounts in respect of insurance or taxes, and reflecting any adjustment for partial Prepayments, and further reflecting the effect of any permitted modification to such Contract) set forth in such Contract due from the Obligor in the related Collection Period; provided, however, that with respect to any Contract as to which First Sierra retained the security deposit, Scheduled Payment shall not include the final payment or payments to be made thereon equal to the amount of such security deposit..

     Substitute Contract Cut-Off Date: With respect to a Substitute Contract, the close of business on the first day of the calendar month in which the related Transfer Date occurs.

     Trust Certificate Principal Balance: As of any Payment Date, the difference, if any, between (i) the sum of (x) the Aggregate Discounted Contract Principal Balances of all Contracts as of the end of the immediately preceding Collection Period and (y) the Aggregate Discounted Contract Principal Balances as of the day prior to such Payment Date of all Substitute Contracts to be conveyed to the Trust on such Payment Date and (ii) the sum of (w) the outstanding Class A Note Principal Balance, (x) the outstanding Class B-1 Note Principal Balance, (y) the outstanding Class B- 2 Note Principal Balance and (z) the outstanding Class B-3 Note Principal Balance, after taking into account any distributions on such Payment Date.

     Trust Operating Expenses: With respect to any Payment Date, an amount equal to the amounts owing to the Servicer, the Back-up Servicer, the Note Insurer and the Indenture Trustee pursuant to the Indenture and payable out of Available Funds in priority to amounts owing the Noteholders.

Withholding

     The Indenture Trustee is required to comply with all applicable federal income tax withholding requirements respecting payments to Noteholders of interest with respect to the Notes. The consent of Noteholders is not required for such withholding. In the event the Noteholder is other than DTC, then in the event that the Indenture Trustee does withhold or causes to be withheld any amount from interest payments or advances thereof to any Noteholders pursuant to federal income tax withholding requirements, the Indenture Trustee shall indicate the amount withheld annually to such Noteholders.

Reports to Noteholders

     On each Payment Date the Indenture Trustee will furnish or cause to be furnished with each payment to Noteholders, a statement prepared by the Servicer setting forth the following information (per $1,000 of Initial Note Principal Amount as to (a) and (b) below):

          a. With respect to a statement to a Class A Noteholder or a Class B Noteholder, the amount of such payment allocable to such Noteholder's required payment of the Base Principal Amount and Class A Overdue Principal, Class B-1 Overdue Principal, Class B-2 Overdue Principal or Class B-3 Overdue Principal;

          b. With respect to a statement to a Class A Noteholder or a Class B Noteholder, the amount of such payment allocable to Class A Note Current Interest, Class B-1 Note Current Interest, Class B-2 Note Current Interest or Class B-3 Note Current Interest and Class A, Class B-1, Class B-2 or Class B-3 Overdue Interest;

          c. The aggregate amount of fees and compensation received by the Servicer pursuant to the Servicing Agreement for the Collection Period;

          d. The aggregate Class A Note Principal Balance, the aggregate Class B-1 Note Principal Balance, the aggregate Class B-2 Note Principal Balance, the aggregate Class B-3 Note Principal Balance, the Class A Note Factor, the Class B-1 Note Factor, the Class B-2 Note Factor, the Class B- 3 Note Factor, the Pool Factor and the Aggregate Discounted Contract Principal Balance, after taking into account all distributions made on such Payment Date;

          e. The total unreimbursed Servicer Advances with respect to the related Collection Period;

          f. The amount of Residual Receipts and Defaulted Contract Recoveries for the related Collection Period and the Aggregate Discounted Contract Principal Balances for all Contracts that became Defaulted Contracts during the related Collection Period, calculated immediately prior to the time such Contracts became Defaulted Contracts; and

          g. The total number of Contracts and the Aggregate Discounted Contract Principal Balances thereof, together with the number and aggregate Discounted Contract Principal Balances of all Contracts as to which the Obligors, as of the related Calculation Date, were one, two, three or four Scheduled Payments delinquent, and Delinquent Contracts reconveyed.

     The "Class A Note Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class A Note Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Initial Class A Note Principal Amount.

     The "Class B-1 Note Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class B-1 Note Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Initial Class B-1 Note Principal Amount.

     The "Class B-2 Note Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class B-2 Note Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Initial Class B-2 Note Principal Amount.

     The "Class B-3 Note Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class B-3 Note Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Initial Class B-3 Note Principal Amount.

     The "Pool Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of (x) the Aggregate Discounted Contract Principal Balance as of the end of the immediately preceding Collection Period to (y) the Aggregate Discounted Contract Principal Balance as of the Cut-Off Date.

     In addition, by January 31 of each calendar year following any year during which the Notes are outstanding, commencing January 31, 1998, the Indenture Trustee will furnish to each Noteholder of record at any time during such preceding calendar year, information as to the aggregate of amounts reported pursuant to items (a) and (b) above for such calendar year to enable Noteholders to prepare their federal income tax returns.

Optional Redemption

     The Indenture will provide that, subject to the consent of the Note Insurer on any Payment Date, following the Record Date on which the Aggregate Outstanding Principal Balance of the Notes is less than 10% of the Aggregate Initial Note Principal Balance, Transferor will have the option to cause the early retirement of the Notes. In the event of such a redemption, the entire outstanding Class A Note Principal Balance, the Class B-1 Note Principal Balance, the Class B-2 Note Principal Balance, the Class B-3 Note Principal Balance, together with accrued interest thereon at the related Note Rate, will be required to be paid to the Class A Noteholders, the Class B-1 Noteholders, the Class B-2 Noteholders, and the Class B-3 Noteholders, respectively, on such Payment Date and all amounts owed to the Note Insurer and the Class B-2 credit provider will be paid to the Note Insurer and the Class B-2 credit provider, respectively, on such Payment Date.

Remittance and Other Servicing Procedures

     The Servicer has agreed to manage, administer and service the Receivables and to enforce and make collections on the Receivables and any Insurance Policies, exercising the degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned, managed or serviced by it.

     The Servicer may grant to an Obligor any rebate, refund or adjustment that the Servicer in good faith believes is required, because of Prepayment in full of a Contract. The Servicer may deduct the amount of any such rebate, refund or adjustment from the amount otherwise payable by the Servicer into the Collection Account; provided, however, that the Servicer will not permit any rescission or cancellation of any Contract which would materially impair the rights of the Trust, the Note Insurer, the Class B-2 credit provider or the Noteholders in the Contracts or the proceeds thereof, nor will the prepayment price after giving effect to any such rebate, refund or adjustment (and without any adjustment for any security deposit previously paid by the Obligor) be less than the Prepayment Amount. The Servicer may waive, modify or vary any term of a Contract if the Servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the Noteholders, the Class B-2 credit provider or the Note Insurer. However, the Servicer will covenant in the Servicing Agreement that (i) it will not forgive any payment of rent, principal or interest, (ii) unless an Obligor is in default, it will not permit any modification with respect to a Contract which would defer the payment of any principal or interest or any Scheduled Payment or change the final maturity date on any Contract; provided, however, that no change in the final maturity date of any Contract shall be permitted under any circumstances if such new maturity date is later than the latest maturity date of any other Contract then held by the Trust, and (iii) the Servicer may accept Prepayment in part or in full; provided, further, that (1) in the event of Prepayment in full, the Servicer may consent to such Prepayment only in an amount not less than the Prepayment Amount and (2) in the event of a partial Prepayment, the Servicer may consent to such partial Prepayment only if
(x) following such partial Prepayment there are no delinquent amounts then due from the Obligor and (y) such partial Prepayment will not reduce the Discounted Contract Principal Balance by more than an amount equal to (I) the amount of such partial Prepayment, minus (II) unpaid interest at the Discount Rate, accrued through the end of the Collection Period immediately following such partial Prepayment on the outstanding Discounted Contract Principal Balance prior to such partial Prepayment. In the case of a partial Prepayment, the Servicer is required to accurately recalculate the Discounted Contract Principal Balance, and the allocation of Scheduled Payments to principal and interest.

Servicing Compensation and Payment of Expenses

     For its servicing of the Contracts, the Servicer will receive servicing compensation including the monthly Servicer Fee for each Collection Period (payable on the next succeeding Payment Date) and Servicing Charges.

     The servicing compensation will compensate the Servicer for customary equipment contract servicing activities to be performed by the Servicer for the Trust, additional administrative services performed by the Servicer on behalf of the Trust and expenses paid by the Servicer on behalf of the Trust.

     The Servicer, as an independent contractor on behalf of the Trust and for the benefit of the Noteholders, the Note Insurer and the Class B-2 credit provider (as their interests may appear) will be responsible for the managing, servicing and administering the Receivables and enforcing and making collections on the Contracts and any Insurance Policies and for the enforcing of any security interest in any item of Equipment, all as set forth in the Servicing Agreement. The Servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the Indenture Trustee, the Class B-2 credit provider and the Note Insurer with respect to distributions, making Servicer Advances, providing appropriate federal income tax information for use in providing information to Noteholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the Trust in the Equipment and the Contracts.

Evidence as to Compliance

     The Servicing Agreement requires that the Servicer cause an independent accountant (who may also render other services to the Servicer) to prepare a statement to the Indenture Trustee, the Note Insurer, the Class B-2 credit provider and each Rating Agency dated not later than April 30, 1998, and annually as of the same month thereafter, to the effect that the independent accountant has examined the servicing procedures, manuals, guides and records of the Servicer and the accounts and records of the Servicer relating to the Receivables and the Contract

Files (which procedures, manuals, guides and records shall be described in one or more schedules to such statement), that such firm has compared the information contained in the Servicer's Certificates delivered in the relevant period with information contained in the accounts and records for such period and that, on the basis of such examination and comparison, nothing has come to the independent accountant's attention to indicate that the Servicer has not, during the relevant period, serviced the Receivables in compliance with such servicing procedures, manuals and guides and in the same manner required by the Servicer's standards and with the same degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned by it, that such accounts and records have not been maintained in accordance with the Servicing Agreement, that the information contained in the Servicer's Certificates does not reconcile with the information contained in the accounts and records or that such certificates, accounts and records have not been properly prepared and maintained in all material respects, except in each case for (a) such exceptions as the independent accountant shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement. On or before April 30 of each year, commencing on April 30, 1998, the Servicer shall deliver to the Indenture Trustee, the Note Insurer and each Rating Agency a copy of such statement.

     The Servicing Agreement will also provide for annual delivery of a report (the "Supplementary Report") by the Servicer to the Indenture Trustee, the Class B-2 credit provider and the Note Insurer not later than 120 days after the end of each fiscal year, signed by an authorized officer of the Servicer (a "Servicing Officer") on behalf of the Servicer and dated as of the last day of such fiscal year, stating that (a) a review of the activities of the Servicer and the Servicer's performance under the Servicing Agreement for the previous 12-month period has been made under such Servicing Officer's supervision and (b) nothing has come to such Servicing Officer's attention to indicate that an Event of Servicing Termination has occurred, or, if such Event of Servicing Termination has so occurred and is continuing, specifying each such event known to the officer, the nature and status thereof and the steps necessary to remedy such event.

     The Servicing Agreement will provide that the Servicer, upon request of the Indenture Trustee, will furnish to the Indenture Trustee such underlying data necessary for administration of the Trust or enforcement actions as can be generated by the Servicer's existing data processing system.

Certain Matters Relating to the Servicer

     The Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon consent of the
Note Insurer or a determination that the Servicer's performance of such duties is no longer permissible under applicable law. The Servicer can only be removed pursuant to an Event of Servicing Termination as discussed below.

Events of Servicing Termination

     An "Event of Servicing Termination" under the Servicing Agreement will occur (a) if there occurs a change of "control" of the Servicer ("control" having the meaning ascribed to it in the Rules and Regulations under the Securities Exchange Act of 1934, as amended), unless the Note Insurer has determined that such change in control does not have a material adverse effect on the interests of the Note Insurer; (b) if the Servicer fails to make (i) any Servicing Advance within three Business Days or (ii) any other payment or deposit required under the Servicing Agreement within three Business Days but not more than once in any Collection Period; (c) if the Servicer fails to submit a Servicer's Certificate, within three Business Days following knowledge or notice of non-receipt; (d) (i) if the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Servicing Agreement or the Notes or (ii) if any representation or warranty of the Servicer in the Servicing Agreement is incorrect, and such failure or breach materially and adversely affects the rights of the Indenture Trustee, the Note Insurer, the Class B-2 credit provider or the Noteholders and continues unremedied for 30 days after the earlier to occur of (x) written notice to the Servicer by the Indenture Trustee or to the Indenture Trustee or the Servicer by any Noteholders, the Note Insurer, the Class B-2 credit provider or (y) the date on which any Servicing Officer or authorized officer of the Indenture Trustee knows, or reasonably should have known, of such failure or of such breach; (e) upon the filing of an involuntary petition in bankruptcy or the decree or order of a court, agency or supervisory authority having jurisdiction over the Servicer for the appointment of a conservator, receiver, trustee in bankruptcy or liquidator in any bankruptcy, insolvency or similar proceedings, and the continuance of any such petition, decree or order undismissed or unstayed and in effect for a period of 60 consecutive days; (f) upon the voluntary filing of such petition or assignment for the benefit of creditors, the consent by the Servicer to any such appointment, the admission in writing by the Servicer of its inability to pay its debts as they become due or the determination by a court that the Servicer is generally not paying its debts as they come due; (g) in the event that the Servicer assigns or attempts to assign its rights and duties under the Servicing Agreement except as specifically permitted therein; (h) a final judgment or order shall be rendered against the Servicer for payment in excess of $500,000 and continues for 90 days without a stay; or (i) upon the occurrence of any other event specified in the Insurance Agreement.

Rights Upon an Event of Servicing Termination

     If an Event of Servicing Termination has occurred and is continuing, either the Indenture Trustee shall at the direction of the Note Insurer or may with the consent of the Note Insurer or the Majority Holders may with the consent of the
Note Insurer terminate all (but not less than all) of the Servicer's rights and obligations under the Servicing Agreement. Upon such termination, the Back-up Servicer will succeed to all the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement; provided, however, that the Indenture Trustee shall not (i) assume any obligation to reacquire Receivables by reason of misrepresentations or breaches of warranties, (ii) be required to make any Servicer Advance if such Servicer Advance would be prohibited by applicable law or if the Back-up Servicer determines that the Servicer Advance would not be reimbursed or (iii) be liable for acts, omissions or breaches of representations or warranties by the Servicer occurring prior to transfer of the servicing functions. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination for services rendered prior to such termination. The Back-up Servicer also may appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer acceptable to the Note Insurer in accordance with the procedures set forth in the Servicing Agreement.

Events of Default

     Upon the occurrence of an Event of Default, the Indenture Trustee, upon the direction of the Controlling Parties, shall declare the unpaid principal amount of all the Notes to be due and payable together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the Trust. "Events of Default" wherever used herein means any one of the following events:

     (i)  failure to  distribute  or cause to be  distributed  to the  Indenture
Trustee, for the benefit of the Noteholders, all or part of any payment of interest required to be made under the terms of such Notes or the Indenture when due; or

     (ii) failure to distribute or cause to be distributed (x) to the Indenture Trustee, for the benefit of the Noteholders, on any Payment Date an amount equal to the principal due on the outstanding Notes as of such Payment Date to the extent that sufficient Available Funds are on deposit in the Collection Account or (y) on the Class A Maturity Date, Class B-1 Maturity Date, Class B-2 Maturity Date or the Class B-3 Maturity Date, as the case may be, any remaining principal owed on the outstanding Class A Notes, Class B-1 Notes, Class B-2 Notes or Class B-3 Notes, as the case may be.

     "Controlling Parties" means: (i) with respect to an Event of Default resulting only from the failure to make a required payment on the Class B-3 Notes, (a) Majority Holders of the Class B-1 Notes, the Class B-2 Notes and the Class B-3 Notes, (b) the Note Insurer, but if the Note Insurer has defaulted on its obligations under the Note Insurance Policy and such default is continuing, the Majority Holders of the Class A Notes, and (c) the Class B-2 credit provider, but only if the Class B-2 credit provider has not defaulted on its obligations under the letter of credit supporting the Class B-2 Notes; (ii) with respect to an Event of Default resulting only from the failure to make a required payment on the Class B-2 Notes and the Class B-3 Notes, (a) the Majority Holders of the Class B-1 Notes and the Class B-2 Notes, (b) the Note Insurer, but if the Note Insurer has defaulted on its obligations under the Note Insurance Policy and such default is continuing, the Majority Holders of the Class A Notes, and (c) the Class B-2 credit provider, but only if the Class B-2 credit provider has not defaulted on its obligations under the letter of credit supporting the Class B-2 Notes; (iii) with respect to an Event of Default resulting only from the failure to make a required payment on the Class B-1 Notes, the Class B-2 and the Class B-3 Notes, (a) the Majority Holders of the Class B-1 Notes and (b) the Note Insurer, but if the Note Insurer has defaulted on its obligations under the Note Insurance Policy and such default is continuing, the Majority Holders of the Class A Notes; and (iv) with respect to an Event of Default resulting from the failure to make a required payment on the Class A Notes, the Note Insurer, but if the Note Insurer has defaulted on its obligations under the Note Insurance Policy and such default is continuing, the Majority Holders of the Class A Notes.

     Notwithstanding the foregoing, in the event that an Event of Default is declared by the Controlling Parties without the consent of the Note Insurer, during the occurrence and continuation of a default by the Note Insurer under the Note Insurance Policy, and payments on the Class A Notes are accelerated, such accelerated payments will not be covered by the Note Insurer under the Note Insurance Policy and Insured Payments on the Class A Notes shall remain due and payable by the Note Insurer in accordance with the original terms of the Note Insurance Policy regardless of any such acceleration of the Class A Notes.

Termination of the Trust

     The Trust and the Indenture will terminate, (i) at the option of the Residual Holder, at any time which is 123 days after the payment to the Class A Noteholders and the Class B Noteholders of all amounts required to be paid to them pursuant to the Indenture, reducing the Class A Note Principal Balance, the Class B-1 Note Principal Balance, the Class B-2 Note Principal Balance and the Class B-3 Note Principal Balance to zero or (ii) after the 120th day following the Expected Final Payment Date. Upon termination of the Trust and the reduction of the Class A Note Principal Balance, the Class B-1 Note Principal Balance, the Class B-2 Note Principal Balance and the Class B-3 Note Principal Balance to zero and payment of any amounts then owing to the Note Insurer, the Class B-2 credit provider and the Indenture Trustee, any remaining property then held by the Trust shall be distributed to the Residual Holder.

     The respective representations, warranties and indemnities of First Sierra, the Servicer and the Depositor will survive any termination of the Trust and the Indenture.

Amendment

     The Transaction Documents may be amended by agreement of the Indenture Trustee, the Depositor and the Servicer at any time, without consent of the Noteholders, but with the consent of the Note Insurer, to cure any ambiguity, upon receipt of an opinion of counsel to the Servicer that such amendment will not adversely affect in any respect the interests of any Noteholder.

     The Transaction Documents may also be amended from time to time by the Indenture Trustee, the Depositor, the Servicer, the Note Insurer and the Majority Holders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transaction Documents or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions which are required to be made on any Note without the consent of the holder of such Note or (b) reduce the aforesaid percentage of Noteholders required to consent to any amendment, without unanimous consent of the Noteholders; provided, further, that no such amendment shall materially and adversely affect the interests of the Class B-2 credit provider without the consent of the Class B-2 credit provider.

     The  Indenture   Trustee  is  required   under  the  Indenture  to  furnish
Noteholders and the Rating Agencies with written notice of the substance of any such amendment to the Indenture promptly upon execution of such amendment.

                              THE INDENTURE TRUSTEE

General

     The Indenture Trustee, Bankers Trust Company, has an office at Four Albany Street, New York, New York 10006.

     The Indenture Trustee may resign, subject to the conditions set forth below, at any time upon written notice to the Depositor, the Note Insurer, the Class B-2 credit provider and the Servicer, in which event the Servicer will be obligated to appoint a successor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition a court of competent jurisdiction for the appointment of a successor Indenture Trustee. Any successor Indenture Trustee shall be acceptable to the Note Insurer and shall meet the financial and other standards for qualifying as a successor Indenture Trustee under the Indenture. The Servicer may with the consent of the Note Insurer and shall at the direction of the Note Insurer, or Noteholders of any Class evidencing more than 25% of the Percentage Interests of such Class may, subject to consent of the Note Insurer, also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture and fails to resign after written request therefor, or is legally unable to act, or if the Indenture Trustee is adjudicated to be insolvent. In such circumstances, the Servicer or such Noteholders will also be obligated to appoint a successor Indenture Trustee (acceptable to the Note Insurer). The Note Insurer shall also have the right to remove the Indenture Trustee for "cause" (as defined in the Indenture). Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.

Duties and Immunities of the Indenture Trustee

     The Indenture Trustee will make no representations as to the validity or sufficiency of the Servicing Agreement, the Notes (other than the authentication thereof) or of any Receivable or related document and will not be accountable for the use or application by First Sierra or the Depositor of any funds paid to the Depositor in consideration of the sale of any Notes. If no Event of Servicing Termination has occurred, then the Indenture Trustee will be required to perform only those duties specifically required of it under the Servicing Agreement. However, upon receipt of the various resolutions, certificates, statements, opinions, reports, documents, orders or other instruments required to be furnished to it, the Indenture Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Servicing Agreement.

     No recourse is available based on any provision of the Servicing Agreement, the Notes or any Receivable or assignment thereof against Bankers Trust Company, in its individual capacity, and Bankers Trust Company shall not have any personal obligation, liability or duty whatsoever to any Noteholder or any other person with respect to any such claim and such claim shall be asserted solely against the Trust Assets or any indemnitor, except for such liability as is determined to have resulted from the Indenture Trustee's own negligence or willful misconduct.

     The Indenture Trustee will be entitled to receive, pursuant to the priority set forth in the Indenture, (a) reasonable compensation for its services (the "Indenture Trustee Fee"), (b) reimbursement for its reasonable expenses and (c) indemnification for loss, liability or expense incurred without negligence or bad faith on its part, arising out of performance of its duties thereunder ((b) and (c) collectively, the "Indenture Trustee Expenses").

                                THE OWNER TRUSTEE

     [Delaware Trust Company] will act as the Owner Trustee under the Trust Agreement. [Delaware Trust Company is a Delaware banking corporation and its principal offices are located at _____________________________.]

                       PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of principal payments on, and the weighted average life of, the Class A Notes will be directly related to the rate of principal payments on the underlying Contracts. If purchased at a price other than par, the yield to maturity will also be affected by the rate of such principal payments. The principal payments on such Contracts may be in the form of scheduled principal payments or liquidations due to default, casualty, repurchases for breach and the like. Any such payments will result in distributions to Class A Noteholders of amounts which would otherwise have been distributed over the remaining term of the Contracts. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of payment of principal may also be affected by any removal of the Contracts from the pool and the deposit of the related Prepayment Amount or Repurchase Amount into the Collection Account.

     The Contracts generally do not provide for the right of the Obligor to prepay. Under the Servicing Agreement, the Servicer will be permitted to allow such Prepayments in full or in part, provided that no Prepayment of a Contract will be allowed in an amount less than the Prepayment Amount.

     The final scheduled Payment Date for the Class A Notes is __________, for the Class B-1 Notes is __________, for the Class B-2 Notes is __________ and for the Class B-3 Notes is __________. Such dates are the dates on which the related Note Principal Balance would be reduced to zero, assuming, among other things,
(i) no Prepayments are received on any of the Contracts and (ii) the Modeling Assumptions (as defined below) apply. The weighted average life of the Class A Notes is likely to be shorter than would be the case if payments actually made on the Contracts conformed to the foregoing assumptions, and the final Payment Dates with respect to the Class A Notes could occur significantly earlier than such final scheduled Payment Dates due to defaults, and because First Sierra is obligated to repurchase Contracts in the event of breaches of representations and warranties.

     "Weighted average life" refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Class A Notes will be influenced by the rate at which principal payments (including scheduled payments and prepayments) on the Contracts are made. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to a default or other dispositions of the Contracts). The weighted average lives of the Class A Notes will also be influenced by delays associated with realizing on Defaulted Contracts. The prepayment model used in this Prospectus Supplement, the "Conditional Prepayment Rate" or "CPR", represents an assumed annualized rate of prepayment relative to the then outstanding balance on a pool of contracts. The CPR assumes that a fraction of the outstanding Contract Pool is prepaid on each Payment Date, which implies that each Contract in the Contract Pool is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the CPR for the Contract Pool. The CPR measures prepayments based on the outstanding principal on the previous Payment Date. The CPR further assumes that all Contracts are the same size and amortize at the same rate and that each Contract will be either paid as scheduled or prepaid in full.

Weighted Average Lives of the Class A Notes

     For the purpose of the table below, it is assumed, among other things, that: (i) the Closing Date for the Notes occurs on September ___, 1997, (ii) distributions on the Notes are made on the 10th day of each month regardless of the day on which the Payment Date actually occurs, commencing in October 1997 in accordance with the priorities described herein, (iii) no delinquencies or defaults in the payment of principal and interest on the Contracts are experienced, (iv) no Contract is repurchased for breach of a representation and warranty or otherwise, (v) the Discount Rate is ___% per annum, (vi) Prepayments with respect to the Contracts are received on the last day of each Collection Period, commencing on _________(vii) no Restricting Event occurs, (viii) the Class A Note Rate is ___% per annum, the Class B-1 Note Rate is ___% per annum, the Class B-2 Note Rate is ___% per annum, and the Class B-3 Note Rate is ___% per annum, (ix) the Servicing Fee is 0.50% per annum and the sum of the Indenture Trustee and Back-up Servicer Fees is ____% per annum, (x) the Contract pool consists of a single contract with a Discounted Contract Principal Balance equal to $__________ and (xi) Scheduled Payments on such contract are timely received (collectively, the "Modeling Assumptions").

     Since the table was prepared on the basis of the Modeling Assumptions, there are discrepancies between the characteristics of the actual Contracts and the characteristics of the Contracts assumed in preparing the table. Any such discrepancies may have an effect upon the percentages of the Class A Note Principal Balance outstanding and weighted average lives of the Class A Notes set forth in the table. In addition, since the actual Contracts in the Trust have characteristics which differ from those assumed in preparing the table set forth below, the related weighted average life may be longer or shorter than as indicated in the table.

     The following table sets forth the percentages of the initial principal amount of the Class A Notes that would be outstanding after each of the dates shown, assuming a CPR of 0%, 1%, 2% and 3%, respectively.

                           PERCENTAGE OF INITIAL NOTE
                          PRINCIPAL BALANCE OUTSTANDING

                                  Class A Notes

                             Prepayment Speed (CPR)

    Payment                    0%         1%             2%             3%
     Date
--------------------------------------------------------------------------------

Closing Date                       %            %               %             %
December 10, 1997                  %            %               %             %
March 10, 1998                     %            %               %             %
June 10, 1998                      %            %               %             %
September 10, 1998                 %            %               %             %
December 10, 1998                  %            %               %             %
March 10, 1999                     %            %               %             %
June 10, 1999                      %            %               %             %
September 10, 1999                 %            %               %             %
December 10, 1999                  %            %               %             %
March 10, 2000                     %            %               %             %
June 10, 2000                      %            %               %             %
September 10, 2000                 %            %               %             %
December 10, 2000                  %            %               %             %
March 10, 2001                     %            %               %             %
June 10, 2001                      %            %               %             %
September 10, 2001                 %            %               %             %
December 10, 2001                  %            %               %             %
March 10, 2002                     %            %               %             %
June 10, 2002                      %            %               %             %
September 10, 2002                 %            %               %             %
December 10, 2002                  %            %               %             %
March 10, 2003                     %            %               %             %
June 10, 2003                      %            %               %             %
September 10, 2003                 %            %               %             %
December 10, 2003                  %            %               %             %
--------------------------------------------------------------------------------
Weighted Average
  Life (years)

     The Contracts will not have the characteristics assumed above, and there can be no assurance that (i) the Contracts will prepay at any of the rates shown in the table or at any other particular rate or will prepay proportionately or
(ii) the weighted average lives of the Class A Notes will be as calculated above. Because the rate of distributions of principal of the Class A Notes will be a result of the actual amortization (including prepayments) of the Contracts, which will include Contracts that have remaining terms to stated maturity shorter or longer than those assumed, the weighted average lives of the Class A Notes will differ from those set forth above, even if all of the Contracts prepay at the indicated constant prepayment rates.

     The effective yield to Class A Noteholders will depend upon, among other things, the price at which such Class A Notes are purchased, and the amount of and rate at which principal, including both scheduled and unscheduled payments thereof, is paid to the Class A Noteholders. See "Risk Factors - Maturity and Prepayment Considerations" in the Prospectus.

     Due to the subordination provisions applicable to the Notes, it is likely that the Class A Principal Balance will amortize more rapidly than will the Initial Aggregate Discounted Contract Principal Balance. See "Summary of Terms -- Subordination Provisions" and "Description of Notes -- Flow of Funds" in this Prospectus Supplement.

                            THE NOTE INSURANCE POLICY
                              AND THE NOTE INSURER

     The following information has been supplied by the Note Insurer for inclusion in this Prospectus Supplement.

     The Note Insurer, in consideration of the payment of the premium and subject to the terms of the Note Insurance Policy, thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment will be received by the Indenture Trustee, or its successor, on behalf of the Owners from the Note Insurer for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of such Insured Payment. The Note Insurer's obligations under the Note Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in the Note Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Notes, unless such acceleration is at the sole option of the Note Insurer.

     Notwithstanding the foregoing paragraph, the Note Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     The Note Insurer will pay any Insured Payment that is a Preference Amount (as described below) on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Note Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of the Owner relating to or arising under the Class A Notes against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Note Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Note Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Class A Notes to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

     The Note Insurer will pay any other amount payable under the Note Insurance Policy no later than 12:00 noon New York City time on the later of the Payment Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A. as Fiscal Agent for the Note Insurer or any successor fiscal agent appointed by the Note Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Note Insurance Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Note Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

     Insured Payments due under the Note Insurance Policy unless otherwise stated in the Note Insurance Policy will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

     The Fiscal Agent is the agent of the Note Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Note Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Note Insurance Policy.

     Subject to the terms of the Indenture, the Note Insurer shall be subrogated to the rights of each Owner to receive payments under the Class A Notes to the extent of any payment by the Note Insurer under the Note Insurance Policy.

     As used in the Note Insurance Policy, the following terms shall have the following meanings:

          "Business Day" means any day other than a Saturday, a Sunday or a day on which the Note Insurer and banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee is located are authorized or obligated by law or executive order to close.

          "Deficiency Amount" means, as of any Payment Date, the Available Funds Shortfall.

          "Insured Payment" means (i) as of any Payment Date, any Deficiency Amount and (ii) any Preference Amount.

          "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of the exhibit attached to the Note Insurance Policy, the original of which is substantially delivered by registered or certified mail, from the Indenture Trustee specifying the related Insured Payment which shall be due and owing on the applicable Payment Date.

          "Owner" means each holder of a Class A Note (other than the Depositor, the Servicer or any subservicer) who, on the applicable Payment Date, is entitled under the terms of the applicable Class A Note, to payment thereunder.

                  "Preference Amount" means any amount previously distributed to an Owner on the Class A Notes that is recoverable and sought to be recovered as a avoidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C. ss. 101 et seq.), as amended from time to time (the "Bankruptcy Code"), in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used in the Note Insurance Policy and not otherwise defined therein will have the respective meanings set forth in the Indenture as of the date of execution of the Note Insurance Policy, without giving effect to any subsequent amendment or modification to the Indenture unless such amendment or modification has been approved in writing by the Note Insurer.

     Any notice under the Note Insurance Policy or service of process on the Fiscal Agent of the Note Insurer may be made at the address listed below for the Fiscal Agent of the Note Insurer or such other address as the Note Insurer shall specify in writing to the Indenture Trustee.

     The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York, 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

     The Note Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The insurance provided by the Note Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     The Note Insurance Policy is not cancelable for any reason. The premium on the Note Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class A Notes.

     The Note Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Note Insurer. The Note Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Note Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Note Insurer, changes in control and transactions among affiliates. Additionally, the
Note Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     The consolidated financial statements of the Note Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1996 and December 31, 1995 and for the three years ended December 31, 1996, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA, Inc. for the year ended December 31, 1996, and the consolidated financial statements of the Note Insurer and its subsidiaries for the six months ended June 30, 1997 and for the periods ending June 30, 1997 and June 30, 1996 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ending March 31, 1997, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of the Note Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The tables below present selected financial information of the Note Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                       SAP
                                    ----------------------------------------
                                    December 31,                 June 30,
                                      1996                         1997
                                    (Audited)                   (Unaudited)
                                    ----------------         ---------------
                                                  (In millions)

Admitted Assets                      $4,476                       $4,824
Liabilities                           3,009                        3,259
Capital and Surplus                   1,467                        1,565


                                                      GAAP
                                    ----------------------------------------
                                    December 31,                 June 30,
                                      1996                         1997
                                    (Audited)                   (Unaudited)
                                    ----------------         ---------------
                                                  (In millions)
Assets                               $5,066                      $5,408
Liabilities                           2,262                       2,412
Shareholder's Equity                  2,804                       2,996

     Copies of the financial statements of the Note Insurer incorporated by reference herein and copies of the Note Insurer's 1996 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Note Insurer. The address of the Note Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the
Note Insurer is (914) 273-4545.

     The Note Insurer does not accept any responsibility for the accuracy or completeness of the Prospectus or this Prospectus Supplement or any information or disclosure contained therein or herein, or omitted therefrom or heretofrom, other than with respect to the accuracy of the information herein regarding the
Note Insurance Policy and Note Insurer set forth under the heading "The Note Insurance Policy and the Note Insurer".

     Moody's Investors Service ("Moody's") rates the claims paying ability of the Note Insurer "Aaa."

     Standard  &  Poor's  Ratings  Services,   a  division  of  The  McGraw-Hill
Companies,  Inc.  ("S&P")  rates the claims  paying  ability of the Note Insurer
"AAA."

     Fitch Investors Service, L.P. ("Fitch") rates the claims paying ability of the Note Insurer "AAA."

     Each rating of the Note Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Note Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Class A Notes, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class A Notes. The
Note Insurer does not guaranty the market price of the Class A Notes nor does it guaranty that the ratings on the Class A Notes will not be revised or withdrawn.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the material anticipated federal income tax considerations to investors of the purchase, ownership and disposition of the securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

Tax Characterization of the Trust

     Dewey Ballantine, tax counsel to the Trust ("Tax Counsel"), is of the opinion that, assuming compliance with the terms of the Trust Agreement and related documents, the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness. The parties to the transaction agree, and the Noteholders will agree by their purchase of Class A Notes, to treat the Class A Notes as debt for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Class A Notes. In general, whether instruments such as the Class A Notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The Internal Revenue Service (the "IRS") and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Tax Counsel is expected to conclude that, for federal income tax purposes, the Class A Notes will be treated as indebtedness of the Trust, and not as an ownership interest in the Receivables, or an equity interest in the Trust or in a separate association taxable as a corporation or other taxable entity.

     If the Class A Notes are characterized as indebtedness, interest paid or accrued on a Class A Note will be treated as ordinary income to the Noteholders and principal payments on a Class A Note will be treated as a return of capital to the extent of the Noteholder's basis in the Class A Note allocable thereto. An accrual method taxpayer will be required to include in income interest on the Class A Notes when earned, even if not paid, unless it is determined to be uncollectible. The Trust will report to Noteholders of record and the IRS in respect of the interest paid and original discount, if any, accrued on the Class A Notes to the extent required by law.

     Although, as described above, it is the opinion of Tax Counsel that, for federal income tax purposes, the Class A Notes will be characterized as debt, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS successfully asserted that the Class A Notes did not represent debt for federal income tax purposes, holders of the Class A Notes would likely be treated as owning an interest in a partnership and not an interest in an association (or publicly traded partnership) taxable as a corporation. If the Noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deductions for a Noteholder would differ if the Notes were held to constitute partnership interests, rather than indebtedness. Since the Trust will treat the Class A Notes as indebtedness for federal income tax purposes, the Servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the Class A Notes. Investors that are foreign persons are strongly advised to consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Class A Notes.

     Original Issue Discount. It is anticipated that the Class A Notes will not have any original issue discount ("OID") other than possibly OID of a de minimis amount and that accordingly the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986, as amended (the "Code"), generally will not apply to the Class A Notes. OID will be considered de minimis if it is less than 0.25% of the principal amount of a Note multiplied by its expected weighted average life. The prepayment assumption will be used for purposes of computing OID, if any, for federal income tax purposes is 100% of the CPR.

     Market Discount. A subsequent purchaser who buys a Class A Note for less than its principal amount may be subject to the "market discount" rules of
Section 1276 through 1278 of the Code. If a subsequent purchaser of a Class A Note disposes of such Class A Note (including certain nontaxable dispositions such as a gift), or receives a principal payment, any gain upon such sale or other disposition will be recognized, or the amount of such principal payment will be treated as ordinary income to the extent of any "market discount" accrued for the period that such purchaser holds the Class A Note. Such holder may instead elect to include market discount in income as it accrues with respect to all debt instruments acquired in the year of acquisition of the Class A Notes and thereafter. Market discount generally will equal the excess, if any, of the then current unpaid principal balance of the Note over the purchaser's basis in the Class A Note immediately after such purchaser acquired the Note. In general, market discount on a Class A Note will be treated as accruing over the term of such Class A Note in the ratio of interest for the current period over the sum of such current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method (taking into account the CPR). At the request of a holder of a Class A Note, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence.

     The market discount rules also provide that a holder who incurs or continues indebtedness to acquire a Class A Note at a market discount may be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income.

     Notwithstanding the above rules, market discount on a Class A Note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the Note multiplied by its expected weighted average remaining life. If OID or market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Class A Notes and, when each such distribution is received, capital gain equal to the discount allocated to such distribution will be recognized.

     Market Premium. A subsequent purchaser who buys a Class A Note for more than its principal amount generally will be considered to have purchased the Class A Note at a premium. Such holder may amortize such premium, using a constant yield method, over the remaining term of the Class A Note and, except as future regulations may otherwise provide, may apply such amortized amounts to reduce the amount of interest reportable with respect to such Class A Note over the period from the purchase date to the date of maturity of the Class A Note. Legislative history to the Tax Reform Act of 1986 indicates that the amortization of such premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods for accrual of market discount on such an obligation (described above). Proposed regulations implementing the provisions of the Tax Reform Act of 1986 provide for the use of the constant yield method to determine the amortization of premiums. Such proposed regulations will apply to bonds acquired on or after 60 days after the final regulations are published. A holder that elects to amortize premium must reduce his tax basis in the related obligation by the amount of the aggregate deductions (or interest offsets) allowable for amortizable premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption.

     Sale or Redemption of Notes. If a Class A Note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such Holder's adjusted basis in the Class A Note. Such adjusted basis generally will equal the cost of the Class A Note to the seller, increased by any original issue discount included in the seller's gross income in respect of the Class A Note (and by any market discount which the taxpayer elected to include in income or was required to include in income), and reduced by payments other than payments of qualified stated interest in respect of the Class A Note received by the seller and by any amortized premium. Similarly, a holder who receives a payment other than a payment of qualified stated interest in respect of a Class A Note, either on the date on which such payment is scheduled to be made or as a prepayment, will recognize gain equal to the excess, if any, of the amount of the payment over his adjusted basis in the Note allocable thereto. A Noteholder who receives a final payment which is less than his adjusted basis in the Class A Note will generally recognize a loss in the amount of the shortfall on the last day of his taxable year. Generally, any such gain or loss realized by an investor who holds a Note as a "capital asset" within the meaning of Code Section 1221 should be capital gain or loss, except as described above in respect of market discount and except that a loss attributable to accrued but unpaid interest may be an ordinary loss.

     Taxation of Certain Foreign Investors. Interest payments (including OID) on the Class A Notes made to a Noteholder who is a nonresident alien individual, foreign corporation or other non-United States person (a "foreign person") generally will be "portfolio interest" which is not subject to United States tax if such payments are not effectively connected with the conduct of a trade or business in the United States by such foreign person and if the Trust (or other person who would otherwise be required to withhold tax from such payments) is provided with an appropriate statement that the beneficial owner of the Note identified on the statement is a foreign person.

     Backup Withholding. Distributions of interest and principal as well as distributions of proceeds from the sale of the Class A Notes, may be subject to the "backup withholding tax" under Section 3406 of the Code at rate of 31% if recipients of such distributions fail to furnish to the payer certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

                       STATE AND LOCAL TAX CONSIDERATIONS

     Potential Noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Class A Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential Noteholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Class A Notes.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

     In addition to the matters described below, purchasers of Class A Notes that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S.Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Class A Notes.

     Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account (an "IRA"), or any entity whose underlying assets are deemed to be assets of an employee benefit plan or an IRA by reason of such employee benefit plan's or such IRA's investment in such entity (each a "Benefit Plan"). Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan

Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Class A Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Class A Notes, including the reasonable expectation of purchasers of Class A Notes that the Class A Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Class A Notes for ERISA purposes could change if the Trust incurred losses. However, without regard to whether the Class A Notes are treated as an equity interest for such purposes, the acquisition or holding of Class A Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes, a party in interest or disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Class A Note. Included among these exemptions are:
Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions by in-house asset managers; and PTCE 84-14, regarding transactions by "qualified professional assets managers." Each investor using the assets of a Benefit Plan which acquires the Class A Notes, or to whom the Class A Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Class A Notes will be covered by a Department of Labor class exemption.

     Employee plans that are government plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(53) of ERISA, are not subject to ERISA; however, such plans may be subject to comparable state law restrictions.

     Any Benefit Plan fiduciary considering the purchase of a Class A Note should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                     RATINGS

     As a condition to the issuance of the Class A Notes, the Class A Notes must be rated at least "AAA" by S&P and "Aaa" by Moody's. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the Class A Notes addresses the likelihood of the receipt by Class A Noteholders of all distributions to which such Class A Noteholders are entitled. The rating assigned to the Class A Notes does not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that Class A Noteholders might suffer a lower than anticipated yield.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") for the sale of the Class A Notes dated August __, 1997, the Depositor has agreed to sell and Prudential Securities Incorporated ("Prudential") and First Union Capital Markets Corp. ("First Union" together with Prudential, the "Underwriters") have agreed to purchase, the Class A Notes. The Depositor is affiliated with Prudential. In addition, First Union Corporation, the parent corporation of First Union, owns approximately 3.3% of the outstanding common stock of First Sierra.

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions therein, to purchase all the Class A Notes offered hereby if any of such Class A Notes are purchased.

     The Underwriters have advised the Depositor that it proposes to offer the Class A Notes purchased by the Underwriters for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriters may effect such transactions by selling such Class A Notes to or through a dealer, and such dealer may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Class A Notes for whom they may act as agent. Any dealers that participate with the Underwriters in the distribution of the Class A Notes purchased by the Underwriters may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriters, and any profit on the resale of Class A Notes by them or the Underwriters may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the "Securities Act").

     For further information regarding any offer or sale of the Class A Notes pursuant to this Prospectus Supplement and the Prospectus, see "Methods of Distribution" in the Prospectus.

     The Transaction Documents and the Underwriting Agreement provides that the Servicer and Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

                                REPORT OF EXPERTS

     The consolidated financial statements of MBIA Insurance Corporation and subsidiaries as of December 31, 1996 and December 31, 1995 and for the three years ended December 31, 1996 incorporated by reference into this Prospectus Supplement have been audited by Coopers & Lybrand, L.L.P. ("Coopers"), independent accountants, as set forth in their report thereon, and are incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

     Certain legal matters relating to the Notes will be passed upon by Dewey Ballantine, New York, New York. Certain Federal income tax matters will be passed upon for the Trust by Dewey Ballantine, New York, New York. Certain legal matters relating to the Note Insurer will be passed upon for the Note Insurer by Kutak Rock, Omaha, Nebraska.

                        INDEX OF PRINCIPAL DEFINED TERMS

                                                                            Page
                                                                            ----
Advance Payment ..............................................................40
Advance Payments .............................................................36
Aggregate Discounted Contract Principal Balance ...........................6, 19
Aggregate Initial Note Principal Balance .....................................40
Available Distribution Amount.................................................40
Available Funds...............................................................40
Available Funds Shortfall.................................................13, 40
Back-up Servicer...............................................................3
Back-up Servicer Fee..........................................................14
Back-up Servicing Fee Rate....................................................14
Bankers Trust Company..........................................................3
Base Principal Amount.........................................................40
Business Day..................................................................56
Cede...........................................................................2
Certificate of Incorporation..................................................26
Class A Base Principal Distribution Amount ...............................12, 40
Class A Insured Distribution Amount ..........................................40
Class A Maturity Date.........................................................40
Class A Note Current Interest.................................................40
Class A Note Factor...........................................................47
Class A Note Interest.........................................................41
Class A Note Principal Balance................................................41
Class A Note Rate..............................................................5
Class A Noteholders............................................................1
Class A Noteholders............................................................4
Class A Notes...........................................................1, 4, 31
Class A Overdue Interest......................................................41
Class A Overdue Principal.................................................13, 41
Class A Percentage.........................................................4, 31
Class B Noteholders............................................................4
Class B Notes..............................................................4, 34
Class B-1 Base Principal Distribution Amount .................................41
Class B-1 Maturity Date.......................................................41
Class B-1 Note Current Interest...............................................41
Class B-1 Note Factor.........................................................47
Class B-1 Note Interest.......................................................41
Class B-1 Note Principal Balance..............................................41
Class B-1 Note Rate............................................................5
Class B-1 Noteholders..........................................................4
Class B-1 Notes............................................................4, 34
Class B-1 Overdue Interest....................................................41
Class B-1 Overdue Principal...............................................13, 41
Class B-1 Percentage..........................................................12
Class B-1 Termination Date....................................................41
Class B-2 Base Principal Distribution Amount .............................12, 41
Class B-2 Maturity Date.......................................................41
Class B-2 Note Current Interest...............................................42
Class B-2 Note Factor.........................................................47
Class B-2 Note Interest.......................................................42
Class B-2 Note Principal Balance..............................................42
Class B-2 Note Rate............................................................5
Class B-2 Noteholders..........................................................4
Class B-2 Notes............................................................4, 34
Class B-2 Overdue Interest....................................................42
Class B-2 Overdue Principal...............................................13, 42
Class B-2 Percentage..........................................................12
Class B-2 Termination Date....................................................42
Class B-3 Base Principal Distribution Amount .............................12, 42
Class B-3 Maturity Date.......................................................42
Class B-3 Note Current Interest...............................................42
Class B-3 Note Factor.........................................................47
Class B-3 Note Interest.......................................................42
Class B-3 Note Principal Balance..............................................42
Class B-3 Note Rate............................................................5
Class B-3 Noteholders..........................................................4
Class B-3 Notes............................................................4, 34
Class B-3 Overdue Interest....................................................42
Class B-3 Overdue Principal...............................................13, 42
Class B-3 Percentage..........................................................12
Class B-3 Termination Date....................................................42
Closing Date...................................................................3
Collection Account.............................................................7
Collection Period..............................................................3
Commission.....................................................................2
Conditional Prepayment Rate...................................................53
Contract Files................................................................31
Contracts...................................................................1, 4
CPR...........................................................................53
Cut-Off Date...................................................................3
Defaulted Contract........................................................12, 43
Defaulted Contract Recoveries.................................................43
Deficiency Amount.............................................................56
Delinquency Trigger Event.....................................................43
Delinquency Trigger Ratio.....................................................43
Delinquent Contract...........................................................43
Depositor................................................................1, 2, 3
Depositor Transfer Agreement...................................................2
Determination Date............................................................43
Discount Rate..............................................................5, 19
Discounted Contract Principal Balance .................................6, 19, 43
DTC............................................................................2
Early Termination Contract....................................................44
Equipment...................................................................1, 4
ERISA.........................................................................17
Event of Servicing Termination................................................49
Events of Default.............................................................50
Exchange Act...................................................................2
Excluded Amounts..............................................................44
Expected Final Payment Date....................................................1
Expired Contract..............................................................44
Final Scheduled Payment.......................................................44
First Sierra...................................................................2
First Union...................................................................62
Fiscal Agent..................................................................56
Fitch.........................................................................58
Flow of Funds.................................................................13
GAAP..........................................................................57
Gross Charge-Off Event........................................................44
Gross Charge-Off Ratio........................................................44
Indenture......................................................................1
Indenture Trustee...........................................................1, 3
Indenture Trustee Expenses....................................................52
Indenture Trustee Fee.........................................................52
Independent Director..........................................................26
Initial Class A Note Principal Balance ................................4, 31, 44
Initial Class B-1 Note Principal Balance .....................................44
Initial Class B-2 Note Principal Balance .....................................44
Initial Class B-3 Note Principal Balance .....................................44
Initial Unpaid Amount.........................................................44
Insurance Agreement............................................................5
Insurance Policies............................................................31
Insured Payment...............................................................56
Interest Accrual Period.......................................................44

IRS...........................................................................59
Lockbox Account................................................................7
Lockbox Bank..................................................................36
Majority Holders..............................................................44
Modeling Assumptions..........................................................53
Moody's...................................................................17, 58
Note Insurance Policy......................................................1, 13
Noteholders....................................................................4
Notes..........................................................................4
Notice........................................................................56
Obligor........................................................................6
Originator.....................................................................2
Owner.........................................................................56
Owner Trustee...............................................................1, 3
Payment Date................................................................1, 4
Percentage Interest...........................................................44
Pool Factor...................................................................47
Preference Amount.............................................................56
Premium Amount................................................................45
Premium Rate...................................................................5
Prepayment....................................................................45
Prepayment Amount.............................................................45
Principal Payment Percentage..................................................12
Private Label.................................................................27
Prospectus.....................................................................2
Prudential....................................................................62
Purchase Option Payment.......................................................45
Rating Agency.................................................................17
Receivables.................................................................1, 4
Receivables Transfer Agreements................................................2
Record Date....................................................................4
Reimbursement Amount..........................................................45
Repurchase Amount.........................................................20, 45
Residual Holder................................................................4
Residual Receipts.............................................................45
Restricting Event.............................................................45
S&P.......................................................................17, 58
Scheduled Payments.....................................................6, 19, 45
Securities.................................................................4, 34
Securities Act................................................................63
Servicer................................................................2, 3, 29
Servicer Advance..........................................................15, 36
Servicer Fee..................................................................13
Servicer's Certificate........................................................37
Servicing Agreement............................................................2
Servicing Charges.............................................................13
Servicing Standard............................................................21
Source.........................................................................5
Source Agreement...............................................................5
Statistic Calculation Date.....................................................3
Statistical Discount Rate..................................................5, 19
Statistical Discounted Contract Principal Balance.................... .....5, 19
Subordinate Securities.....................................................4, 34
Substitute Contract...........................................................20
Substitute Contract Cut-Off Date..............................................46
Tax Counsel...................................................................59
Transaction Documents..........................................................6
Transfer Agreements............................................................2
Transfer Date.................................................................34
Transferor...........................................................1, 2, 3, 26
Trust.......................................................................1, 3
Trust Agreement................................................................1
Trust Assets...................................................................4
Trust Certificate..........................................................4, 34
Trust Certificate Principal Balance ..........................................46
Trust Operating Expenses......................................................46
UCC...........................................................................16
Underwriters..................................................................62
Underwriting Agreement........................................................62

PROSPECTUS
--------------------------------------------------------------------------------
              Equipment Lease Backed Securities Issuable in Series

                     PRUDENTIAL SECURITIES SECURED FINANCING
                                  CORPORATION,
                                    Depositor

     This  Prospectus  describes  certain  Equipment  Lease  Backed  Notes  (the
"Notes") and Equipment Lease Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") that may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Each series of Securities may include one or more classes of Notes and one or more classes of Certificates, which will be issued either by the Depositor, a Transferor (as hereinafter defined), or by a trust to be formed by the Depositor for the purpose of issuing one or more series of such Securities (each, a "Trust"). The Depositor, a Transferor or a Trust, as appropriate, issuing Securities as described in this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer."

     Each class of Securities of any series will evidence beneficial ownership in a segregated pool of assets.

     Trust Fund (such Securities, "Notes"), as described herein and in the related Prospectus Supplement. Each Trust Fund may consist of any combination of operating leases, finance leases, installment sale contracts, loan contracts or participation interests therein, together with all monies received relating thereto (the "Contracts"). Each Trust Fund may also include the underlying equipment and property relating thereto, together with the proceeds thereof (the "Equipment" together with the Contracts, the "Receivables"). If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to a Trust Fund or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See "Description of the Trust Agreement -- Credit and Cash Flow Enhancement." The Receivables in the Trust Fund for a series will have been acquired by the Depositor from one or more affiliates of the Depositor or from one or more entities which are unaffiliated with the Depositor (any such affiliate or unaffiliated entity, an "Originator"). Each Originator will be an entity, including Vendors, generally in the business of originating or acquiring Receivables. The Depositor will acquire the Receivables from the related Originator(s) on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement. The Receivables included in a Trust Fund will be serviced by a servicer (the "Servicer") described in the related Prospectus Supplement.

     Each series of Securities will include one or more classes (each, a "Class"). A series may include one or more Classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more Classes of Securities of any series may be senior or subordinate to the rights of one or more of the other Classes of Securities. A series may include two or more Classes of Securities which differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each Class of Securities of a series, together with certain characteristics of the related Receivables, will be set forth in the related Prospectus Supplement. The rate of payment in respect of principal of the Securities of any Class will depend on the priority of payment of such a Class and the rate and timing of payments (including prepayments, defaults, liquidations or repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each Class of Securities in the manner described herein and in the related Prospectus Supplement. See "Description of the Securities."

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "SPECIAL CONSIDERATIONS" HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

     THE NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT INTERESTS OF THE DEPOSITOR, ANY SERVICER, ANY ORIGINATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, ANY TRANSFEROR, ANY SERVICER, ANY ORIGINATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, ANY SERVICER, ANY ORIGINATOR, ANY TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. SEE ALSO "SPECIAL CONSIDERATIONS."

--------------------------------------------------------------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

     Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any series, and there can be no assurance that a secondary market for the Securities will develop, or if it does develop, it will continue.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                 The date of this Prospectus is December 2, 1994.

                              PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a series of Securities to be offered hereunder, among other things, will set forth with respect to such series of
Securities: (i) a description of the Class or Classes of such Securities, (ii) the rate of interest, the "Pass-Through Rate" or "Interest Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of such Class of such Securities; (iii) certain information concerning the Receivables and insurance polices, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more pools of Receivables or all or part of the related Securities; (iv) the specified interest, if any, of each Class of Securities in, and manner and priority of, the distributions from the Trust Fund; (v) information as to the nature and extent of subordination with respect to such series of Securities, if any; (vi) the payment date to Securityholders; (vii) information regarding the Servicer(s) for the related Receivables; (viii) information regarding the Originator(s) for the related Receivables and the underwriting guidelines employed by such Originator(s) with respect to such Receivables, (ix) the circumstances, if any, under which each Trust Fund may be subject to early termination; (x) information regarding tax considerations; and (xi) additional information with respect to the method of distribution of such Securities.

                              AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus
Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby, nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by the Depositor with respect to the Registration Statement, either on its own behalf or on behalf of a Trust, relating to any series of Securities referred to in the accompanying Prospectus Supplement, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by the Issuer, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning any Security and the related Trust Fund will be provided to the Securityholders. See "Description of the Securities -- Reports to Securityholders." If the Securities of a series are to be issued in book-entry form, such reports will be provided to the Securityholder of record and beneficial owners of such Securities will have to rely on the procedures described herein under "Description of Securities - Book-Entry Registration."

     The Depositor will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to: Prudential Securities Secured Financing Corporation, 130 John Street, New York, New York 10038,
Attention: Timothy Mas.

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in the summary are defined elsewhere in the Prospectus on the pages indicated in the "Index of Terms."

Issuer.......................  With respect to each series of Securities, either
                               the   Depositor,   a   special-purpose    finance
                               subsidiary of the Depositor which may be organized and established by the Depositor with respect to one or more Trust Funds (each such special-purpose finance subsidiary, a "Transferor") or a trust (each, a "Trust") to be formed by the Depositor. For purposes of this Prospectus, the term "Depositor" includes the term "Transferor". The Depositor, a Transferor or a Trust issuing Securities pursuant to this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer" with respect to the related Securities. See "The Issuer."

Depositor....................  Prudential     Securities    Secured    Financing
                               Corporation,   formerly   known  as  P-B  Secured
                               Financing   Corporation  (the   "Depositor"),   a
                               Delaware  corporation,   a  wholly-owned  limited
                               purpose   finance    subsidiary   of   Prudential
                               Securities Group Inc. The Depositor's principal executive offices are located at 130 John Street, New York, New York 10038, and its telephone number is (212) 214-7435. See "The Depositor."

Servicer.....................  The   Servicer   for  each  Trust  Fund  will  be
                               specified    in   the    applicable    Prospectus
                               Supplement.   The   Servicer   will  service  the
                               Receivables   comprising   each  Trust  Fund  and
                               administer   each  Trust  Fund  pursuant  to  the
                               related  Servicing  Agreement.  The  Servicer may
                               subcontract all or any portion of its obligations
                               as Servicer  under each  Servicing  Agreement  to
                               qualified  subservicers  (each, a "Sub-Servicer")
                               but the Servicer will not be relieved  thereby of
                               its   liability   with   respect   thereto.   See
                               "Servicing of the Receivables."

Originator(s)................  The Depositor will acquire the  Receivables  from one or more affiliates of the Depositor or from one or more entities which are unaffiliated with the Depositor (any such affiliate or unaffiliated entity, an "Originator"). The Receivables will be either (i) originated by the related Originator,
                               (ii) originated by various manufacturers of Equipment ("Vendors") and acquired by the related Originator or (iii) acquired by the related
                               Originator from other originators or owners of Receivables. In addition, to the extent that the Depositor acquires Receivables directly from a Vendor, such Vendor will be the Originator for purposes of the related Receivables and this
                               Prospectus.   See   "The   Originator   and   the
                               Servicer".

Trustee......................  The Trustee for each series of Securities will be specified in the related Prospectus Supplement. In addition, a Trust may separately enter into an Indenture and may issue Notes pursuant to such Indenture; in any such case the Trust and the Indenture will be administered by separate, independent trustees as required by the rules and regulations under the Trust Indenture Act of 1939 and the

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                               Investment Company Act of 1940.

The Securities ..............  Each  Class  of  Securities  of any  series  will evidence beneficial ownership in a segregated pool of assets (each, a "Trust Fund") (such Securities, "Certificates") or will represent indebtedness of the Issuer secured by the Trust Fund (such Securities, "Notes"), as described herein and in the related Prospectus Supplement. Each Trust Fund may consist of any combination of operating leases, finance leases, installment sale contracts, loan contracts or participation interests therein, together with all monies received relating thereto (the "Contracts"). Each Trust Fund also may include the underlying equipment and property relating thereto, together with the proceeds thereof (the "Equipment" and together with the Contracts, the "Receivables").

                               The Equipment underlying the Receivables included in each Trust Fund will be limited to personal property which is leased or financed by the related Originator to the Lessee pursuant to Contracts which either are "chattel paper" (as defined in the Uniform Commercial Code) or would be "chattel paper" but for a technical definitional matter, but in any event are not treated materially differently from "chattel paper" for purposes of title transfer, security interests or remedies on default. The Equipment will be further limited to personal property which is subject to Uniform Commercial Code provisions relating to title transfer, security interests and remedies on default and further limited to Equipment leased to the related Lessee for use by such Lessee in the ordinary course of business or for home use such as medical equipment, restaurant equipment, film and video production equipment, other industrial and production equipment, data processing equipment, telecommunications equipment, office equipment and furniture.

                               No Trust Fund will include Receivables with respect to which the related Contract or the related Equipment is subject to federal or state registration or titling requirements which (x) differ materially from, or supplant, standard Uniform Commercial Code provisions governing the manner in which title or security interests in "chattel paper" (as defined in the Uniform Commercial Code) or the related equipment is determined or perfected or (y) differ materially from, or supplant, standard Uniform Commercial Code provisions governing remedies on default. By way of illustration of the foregoing, no Trust Fund will include Receivables with respect to which the underlying Contracts or Equipment relate to motor vehicles, aircraft, ships or
                               boats,   firearms  or  other  weapons,   railroad
                               rolling stock or facilities such as factories, warehouses or plants subject to state laws governing the manner in which title or security interest in real property is determined or perfected. However, the Receivables may generally include Contracts and Equipment relating to individual, discrete components of assets such as the foregoing; for example a leased computer on the ship may qualify as "Equipment" which may be included in a Trust Fund, provided that both the lease and the computer are generally within the scope of the Uniform Commercial Code.

                               If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to a Trust Fund or any class of
                               Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of

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                               credit,  credit or  liquidity  facilities,  third
                               party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. The Depositor will acquire the Receivables from the related Originator(s) on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement.

                               With respect to Securities issued by a Trust, each Trust will be established pursuant to an agreement (each, a "Pooling Agreement") by and between the Depositor and the Trustee named therein. Each Pooling Agreement will describe the related pool of Receivables held by the Trust.

                               With respect to Securities that represent debt issued by the Issuer, the Issuer will enter into an indenture (each, an "Indenture") by and between the Issuer and the trustee named on such Indenture (the "Indenture Trustee"). Each Indenture will describe the related pool of
                               Receivables comprising the Trust Fund and securing the debt issued by the related Issuer.

                               The Receivables comprising each Trust Fund will be serviced by the Servicer pursuant to a servicing agreement (each, a "Servicing Agreement") by and between the Servicer and the related Issuer.

                               In the case of any individual Trust Fund, the contractual arrangements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities may be contained in a single agreement, or in several agreements which combine certain aspects of the Pooling Agreement, the Servicing Agreement and the Indenture described above (for example, a pooling and servicing agreement, or a servicing and collateral management agreement). For purposes of this Prospectus, the term "Trust Agreement" as used with respect to a Trust Fund means, collectively, and except as otherwise described in the related Prospectus Supplement, any and all agreements relating to the establishment of a Trust, if any, the servicing of the related
                               Receivables and the issuance of the related Securities. The term "Trustee" means any and all persons acting as a trustee pursuant to a Trust Agreement.

                            SECURITIES WILL BE NON-RECOURSE.

                               The Securities will not be obligations, either recourse or non-recourse (except for certain non-recourse debt described under "Certain Tax Considerations"), of the Depositor, the related Servicer, the related Originator(s) or any person other than the related Issuer. The Notes of a given series represent obligations of the Issuer, and the Certificates of a given series represent beneficial interests in the related Trust only and do not represent interests in or obligations of the Depositor, the related Servicer, the related Originator(s) or any of their respective affiliates other than the related Trust. In the case of Securities that represent beneficial ownership interest in the related Trust, such Securities will represent the beneficial ownership interests in such Trust and the sole source of payment will be the assets of such Trust. In the case of Securities that represent debt issued by the related Issuer, such Securities will be secured by assets in the related Trust Fund. Notwithstanding the foregoing, and as to be described in the

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                               related Prospectus  Supplement,  certain types of
                               credit enhancement, such as a letter of credit, financial guaranty insurance policy or reserve fund may constitute a full recourse obligation of the issuer of such credit enhancement.

                           GENERAL NATURE OF THE SECURITIES AS INVESTMENTS.

                               All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies (as defined herein).

                               Additionally, all of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be of the fixed-income type ("Fixed Income Securities"). Fixed Income Securities will generally be styled as debt instruments, having a principal balance and a specified interest rate ("Interest Rate"). Fixed Income Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

                               Each series or Class of Fixed Income Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable Interest Rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Fixed Income Securities described therein, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

                               A series may include one or more Classes of Fixed Income Securities ("Strip Securities") entitled
                               (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Fixed Income Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Fixed Income Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual
                               Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

                               If so provided in the related Prospectus Supplement, a series may include one or more other Classes of Fixed Income Securities (collectively, the "Senior Securities") that are senior to one or more other Classes of Fixed Income Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Receivables.

                               In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

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                            GENERAL PAYMENT TERMS OF SECURITIES.

                               As provided in the related Trust Agreement and as described in the related Prospectus Supplement, the holders of the Securities ("Securityholders") will be entitled to receive payments on their Securities on specified dates (each, a "Payment Date"). Payment Dates with respect to Fixed Income Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

                               The related Prospectus Supplement will describe a date (the "Record Date") preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As described in the related Prospectus Supplement, the Payment Date will be a specified day of each month, commonly the fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

                               Each Trust Agreement will describe a period (each, a "Remittance Period") preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully described in the related Prospectus Supplement, collections received on or with respect to the related Receivables constituting a Trust Fund during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period), with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus
                               Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

                               In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders.

                               Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purpose of (a) slowing the amortization rate of the related Securities relative to the rent payment schedule of the related Receivables, or
                               (b) attempting to match the amortization rate of the

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                               related  Securities to an  amortization  schedule
                               established  at  the  time  such  Securities  are
                               issued.   Any  such  feature  applicable  to  any
                               Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

                               As more fully specified in the related Prospectus Supplement, neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Depositor, the related Servicer, the related Originator, any Trustee, or any of their affiliates.

No  Investment  Companies....  Neither the Depositor nor any Trust will register as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act").

The  Equity  Interest........  With respect to each Trust, the "Equity Interest"
                               at any time represents the rights to the related Trust Fund in excess of the Securityholders' interest of all series then outstanding that were issued by such Trust. The Equity Interest in any Trust Fund will fluctuate as the aggregate Discounted Contract Balance of such Trust Fund changes from time to time. In addition, the Depositor may cause one or more of the Trusts (such a Trust, a "Master Trust") to issue additional series of Securities from time to time and any such issuance will have the effect of decreasing the Equity Interest in the related Master Trust to the extent of the aggregate principal amount of the Securities. See "Description of Securities -- Master Trusts." A portion of the Equity interest in any Trust may be sold separately in one or more public or private transactions.

Master Trusts; Issuance
of Additional Series........   As may be  described  in the  related  Prospectus
                               Supplement,  a Trust  Agreement may authorize the
                               Trustee  to  issue   certificates   (the  "Equity
                               Certificates")  evidencing the Equity Interest in
                               a Master Trust, and may provide that, pursuant to
                               any  one  or  more   supplements  to  such  Trust
                               Agreement,  the  Depositor  may cause the related
                               Trustee  to  issue  one or  more  new  series  of
                               Securities and  accordingly  cause a reduction in
                               the related Equity  Interest in such Master Trust
                               represented  by the related  Equity  Certificate.
                               Under each such Trust Agreement  (each, a "Master
                               Trust  Agreement"),  the  Depositor may determine
                               the   terms   of  any  such   new   series.   See
                               "Description of the Securities -- Master Trusts."

                               The Depositor may cause the related Trustee to offer any such new series to the public or other investors, in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

                               A new series to be issued by a Trust which has a series outstanding may, unless otherwise described in the related Prospectus Supplement, only be issued upon satisfaction of the conditions described herein under "Description of the Securities -- Master Trusts", including, among others, that such issuance will not effect the rating given to any existing series issued by such Master Trust. Securities secured by
                               Receivables held by a Master Trust shall be entitled to moneys received relating to such Receivables on a pari passu basis with other

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                               Securities  issued  pursuant  to the other  Trust
                               Agreements by such Master Trust.

Cross-Collateralization ....   As described in the related  Trust  Agreement and
                               the related Prospectus Supplement, the source of payment for Securities of each series will be the assets of the related Trust Fund only.

                               However, as may be described in the related Prospectus Supplement, a series or class of Securities may include the right to receive moneys from a common pool of credit enhancement which may be available for more than one series of Securities, such as a master reserve account, master insurance policy or a master collateral pool consisting of similar Receivables. Notwithstanding the foregoing, and as described in the related Prospectus Supplement, no payment received on any Receivable held by any Trust may be applied to the payment of Securities issued by any other Trust (except to the limited extent that certain collections in excess of the amounts needed to pay the related Securities may be deposited in a common master reserve account or an overcollateralization account that provides credit enhancement for more than one series of Securities issued pursuant to the related Trust Agreement).

Trust Fund..................   As   specified   in   the   related    Prospectus
                               Supplement,  each Trust Fund will  consist of the
                               related  Contracts,  and may  include the related
                               Equipment.  If and to the extent specified in the
                               related Prospectus Supplement, credit enhancement
                               with  respect  to a Trust  Fund or any  class  of
                               Securities  may  include  any  one or more of the
                               following:   a  Policy   issued  by  an   insurer
                               specified in the related Prospectus Supplement, a
                               reserve  account,  letters of  credit,  credit or
                               liquidity  facilities,   repurchase  obligations,
                               third  party  payments  or  other  support,  cash
                               deposits or other arrangements. In addition to or
                               in lieu of the foregoing,  credit enhancement may
                               be   provided   by   means   of    subordination,
                               cross-support    among   the    Receivables    or
                               over-collateralization.  See  "Description of the
                               Trust   Agreement   --   Credit   and  Cash  Flow
                               Enhancement."  The Contracts are  obligations for
                               the  lease  (a   "Lease")   or  purchase  of  the
                               Equipment, or evidence borrowings used to acquire
                               the Equipment,  entitling the obligor  thereunder
                               (the  "Lessor")  to  payments of rent and related
                               payments   and  to  either   the  return  of  the
                               Equipment  at  the  termination  of  the  related
                               Contract or, with respect to certain of the Contracts, the payment of a purchase price for the Equipment at the election of the obligee thereunder (the "Lessee").

                               The Leases will be of two general types, operating leases and finance leases. "Operating Leases" usually have a term of three years or less, whereas "Finance Leases" usually have a term greater than three years. In a Finance Lease, the Lessor transfers substantially all benefits and risks of ownership to the Lessee. In accordance with Statement of Financial Accounting Standards No. 13 ("FASB13"), a Lease is classified as a Finance Lease if the collectibility of lease payments are reasonably certain and it meets one of the following criteria: (1) the Lease transfers title and ownership of the Equipment to the Lessee by the end of the Lease term; (2) the Lease contains a bargain purchase option; (3) the Lease term at inception is at least 75% of the estimated life of the Equipment; or (4) the present value of the minimum Lease payments is at least 90% of the fair market value of the Equipment at inception of the Lease. All Leases which do not meet the criteria of Finance Leases are classified, in accordance with

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                                       10
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                               FASB 13, as Operating  Leases.  Installment  sale
                               contracts  and  loan   contracts  (the  "Purchase
                               Contracts")  secured  by  the  related  Equipment
                               provide  for  scheduled   payments   which  fully
                               amortize the amount financed by an obligor. The related Prospectus Supplement will describe the
                               type  and   characteristics   of  the   Contracts
                               included in each Trust Fund relating to the Securities offered pursuant to this Prospectus and the related Prospectus Supplement.

                               The Receivables comprising a Trust Fund will be acquired by the Depositor from the related Originator; such Receivables will have theretofore been either (i) originated by such Originator, (ii) originated by Vendors and acquired by such Originator or (iii) acquired by such Originator from other originators or owners of Receivables.

                               With respect to the Receivables comprising each Trust Fund, the Depositor and/or the related Originator will acquire the related Receivables from the Originator pursuant to a Receivables Acquisition Agreement as defined herein. The Depositor will either transfer such Receivables to a Trust pursuant to a Pooling Agreement or pledge the Depositor's right, title and interest in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The Contracts transferred to a Trust or pledged to a Trustee shall have a Discounted Contract Balance (as defined below) specified in the related Prospectus Supplement. The rights and benefits of the Depositor or Transferor under such Receivables Acquisition Agreement will be assigned to the Trustee on behalf of the related Securityholders. The obligations of the Depositor, the related Originator(s), the related Servicer(s), the related Trustee and the related Indenture Trustee, if any, under the related Trust Agreement include those specified below and in the related Prospectus Supplement.

                               The "Discounted Contract Balance" of a Contract as of any Cut-Off Date is the present value of all of the remaining payments scheduled to be made with respect to such Contract, discounted at a rate specified in the related Prospectus Supplement and the Trust Agreement.

                               In addition, if so specified in the related Prospectus Supplement, the Trust Fund will include monies on deposit in a Pre-Funding Account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire Additional Receivables from time to time during the "Pre-Funding Period" specified in the related Prospectus Supplement.

                               If and to the extent provided in the related Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to acquire from the related Originator(s) and to either transfer to a Trust or pledge to a Trustee on behalf of Securityholders, additional Receivables (the "Additional Receivables") from time to time during any Pre-Funding Period specified in the related Prospectus Supplement.

Registration  of Securities    Securities   may   be   represented   by   global
                               securities  registered  in the name of Cede & Co.
                               ("Cede"),  as  nominee  of The  Depository  Trust
                               Company ("DTC"), or another nominee. In such case, Securityholders will not be entitled to receive definitive securities

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                                       11

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                               representing  such  Securityholders'   interests,
                               except in certain circumstances described in the related Prospectus Supplement. See "Description of the Securities -- Book Entry Registration" herein.

Credit and Cash Flow
 Enhancement ..............    If and to the  extent  specified  in the  related
                               Prospectus  Supplement,  credit  enhancement with
                               respect   to  a  Trust   Fund  or  any  class  of
                               Securities  may  include  any  one or more of the
                               following:   a  Policy   issued  by  an   insurer
                               specified in the related Prospectus Supplement (a
                               "Security Insurer"),  a reserve account,  letters
                               of credit, credit or liquidity facilities,  third
                               party payments or other support, cash deposits or
                               other   arrangements.    Any   form   of   credit
                               enhancement  will have  certain  limitations  and
                               exclusions from coverage  thereunder,  which will
                               be   described   in   the   related    Prospectus
                               Supplement.   See   "Description   of  the  Trust
                               Agreement -- Credit and Cash Flow Enhancement."

Receivables Acquisition
Agreement...................   As more fully described in the related Prospectus
                               Supplement,  the  Depositor  and/or  the  related
                               Originator  will be obligated to acquire from the
                               related  Trust  Fund any  Receivable  transferred
                               pursuant  to  a  Pooling   Agreement  or  pledged
                               pursuant to an  Indenture  if the interest of the
                               Securityholders  therein is materially  adversely
                               affected  by a breach  of any  representation  or
                               warranty  made by the  Depositor  or the  related
                               Originator with respect to such Receivable, which
                               breach has not been cured. To the extent that the
                               Depositor  so  acquires  any   Receivables,   the
                               related  Originator  will be obligated to acquire
                               such Receivables  from the Depositor  pursuant to
                               the  related  Receivables  Acquisition  Agreement
                               contemporaneously     with    the     Depositor's
                               acquisition   of  such   Receivables   from   the
                               applicable  Trust  Fund.  The  obligation  of the
                               Depositor  to acquire any such  Receivables  with
                               respect  to  which  the  related  Originator  has
                               breached a representation  or warranty is subject
                               to the related  Originator's  acquisition of such
                               Receivables from the Depositor.  In addition,  if
                               so   specified   in   the   related    Prospectus
                               Supplement, the Depositor may from time to time reacquire certain Receivables or substitute other
                               Receivables  for such  Receivable held by a Trust
                               Fund, subject to specified conditions set forth in the related Trust Agreement and Receivables
                               Acquisition Agreement.

Servicer's Compensation.....   The  Servicer  shall be entitled to receive a fee
                               for  servicing  the  Contracts of each Trust Fund
                               equal to a specified  percentage  of the value of
                               the assets held in the related Trust Fund, as set
                               forth in the related Prospectus  Supplement.  See
                               "Description  of the Trust  Agreements--Servicing
                               Compensation"   herein   and   in   the   related
                               Prospectus Supplement.

Certain Legal Aspects
of the  Contracts...........   With respect to the transfer of the  Contracts to
                               the related Trust pursuant to a Pooling Agreement
                               or the  pledge  of the  related  Issuer's  right,
                               title and  interest in and to such  Contracts  on
                               behalf   of   Securityholders   pursuant   to  an
                               Indenture,  the Depositor  will warrant,  in each
                               case,  that  such  transfer  is  either  a  valid
                               transfer and  assignment  of the Contracts to the
                               Trust or the grant of a security  interest in the
                               Contracts.   Each   Prospectus   Supplement  will
                               specify  what  actions  will be  taken  by  which
                               parties as will be required to perfect either the
                               Issuer's   or   the   Securityholders'   security
                               interest in the Contracts. The Depositor may also warrant that, if the transfer or pledge by it to the Trust or to the Securityholders is deemed to be a

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                                       12

--------------------------------------------------------------------------------

                               grant to the Trust or to the Securityholders of a security interest in the Contracts, then the related Issuer or the Securityholders will have a first priority perfected security interest therein, except for certain liens which have priority over previously perfected security interests by operation of law, and, with certain exceptions, in the proceeds thereof. Similar security interest and priority representations and warranties, as described in the related Prospectus Supplement, may also be made by the Depositor with respect to the Equipment.

                               Each Prospectus Supplement will specify if the related Originator or the Depositor has filed or will be required to file UCC (as herein defined) financing statements identifying the Equipment as collateral pledged in favor of the related Trust or Trustee on behalf of the Securityholders. In the absence of such filings any security interest in the Equipment will not be perfected in favor of the related Trust or Trustee. See "Special Considerations -- Certain Legal Aspects" and "Interests in the Conveyed Property -- UCC and Bankruptcy Considerations."

Optional  Termination........  The related Servicer, the related Originator, the
                               Depositor, or, if specified in the related Prospectus Supplement, certain other entities may, at their respective options, effect early retirement of a series of Securities under the circumstances and in the manner set forth herein under "The Trust Agreement - Termination; Retirement of Securities" and in the related Prospectus Supplement.

Mandatory  Termination......   The  Trustee,  the  related  Servicer  or certain
                               other   entities   specified   in   the   related
                               Prospectus Supplement may be required to effect early retirement of all or any portion of a series of Securities by soliciting competitive bids for the purchase of the related Trust Fund or otherwise, under other circumstances and in the manner specified in "The Trust Agreement -
                               Termination; Retirement of Securities" and in the related Prospectus Supplement.

Tax  Considerations.........   Securities  of each series  offered  hereby will,
                               for  federal  income  tax  purposes,   constitute
                               either  (i)  interests  in a Trust  treated  as a
                               grantor trust under applicable  provisions of the
                               Code  ("Grantor  Trust  Securities"),  (ii)  debt
                               issued  by a  Trust  or by the  Depositor  ("Debt
                               Securities") or  (iii)interests  in a Trust which
                               is   treated  as  a   partnership   ("Partnership
                               Interests").

                               The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

                               Investors are advised to consult their tax advisors and to review "Certain Federal and State Income Tax Consequences" in the related Prospectus Supplement.

ERISA Considerations........   The  Prospectus  Supplement  for each  series  of
                               Securities   will   summarize,   subject  to  the
                               limitations  discussed  therein,   considerations
                               under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts. See
                               "ERISA  Considerations" in the related Prospectus
                               Supplement.

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                                       13

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Ratings....................    Each Class of Securities offered pursuant to this
                               Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more "national statistical
                               rating   organizations",   as   defined   in  the
                               Securities Exchange Act of 1934, as amended (the "Exchange Act"), and commonly referred to as "Rating Agencies". Such ratings will address, in
                               the   opinion  of  such  Rating   Agencies,   the
                               likelihood that the Issuer will be able to make timely payment of all amounts due on the related Securities in accordance with the terms thereof. Such ratings will neither address any prepayment
                               or  yield   considerations   applicable   to  any
                               Securities nor constitute a recommendation to buy, sell or hold any Securities.

                               The ratings expected to be received with respect to any Securities will be set forth in the related Prospectus Supplement.

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                                       14

                             SPECIAL CONSIDERATIONS

         Prospective Securityholders should consider, among other things, the following factors in connection with the purchase of the Securities:

         Limited Liquidity. There can be no assurance that a secondary market for the Securities of any series or Class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of such Securities. The Prospectus Supplement for any series of Securities may indicate that an underwriter specified therein intends to establish and maintain a secondary market in such Securities; however, no underwriter will be obligated to do so. The Securities will not be listed on any securities exchange.

         Ownership of Contracts. In connection with the issuance of any series of Securities, the related Originator(s) will transfer Contracts to the Depositor. The related Originator(s) will warrant in a Receivables Acquisition Agreement that the transfer of the Contracts by it to the Depositor is a valid assignment, transfer and conveyance of such Contracts. The Depositor will warrant in a Trust Agreement (a) if the Depositor or the related Originator(s) retain title to the Contracts, that the Trustee for the benefit of Securityholders has a valid security interest in such Contracts, or (b) if the Depositor transfers such Contracts to a Trust, that the transfer of the Contracts to such Trust is either a valid assignment, transfer and conveyance of the Contracts to the Trust or the Trustee on behalf of the Securityholders has a valid security interest in such Contracts. As to be described in the related Prospectus Supplement, the related Trust Agreement will provide either that the Trustee will be required to maintain possession of the original copies of all Contracts that constitute chattel paper or that the Depositor, the related Originator(s) or the related Servicer will retain possession of such Contracts; provided that in case the Depositor or an Originator retains possession of the related Contracts, the Servicer may take possession of such original copies as necessary for the enforcement of any Contract. If any Contracts remain in the possession of the Depositor or an Originator, the related Prospectus Supplement may describe specific trigger events that will require delivery to the Trustee. If the Depositor, the Servicer, the Trustee, an Originator or other third party, while in possession of the Contracts, sells or pledges and delivers such Contracts to another party, in violation of the Receivables Acquisition Agreement or the Trust Agreement, there is a risk that such other party could acquire an interest in such Contracts having a priority over the Issuer's interest. Furthermore, if the Depositor, the Servicer, an Originator or a third party, while in possession of the Contracts, is rendered insolvent, such event of insolvency may result in competing claims to ownership or security interests in the Contracts. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If successful, such attempt could result in losses to the Securityholders or an acceleration of the repayment of the Securities. The related Originator(s) and the Depositor will make certain representations and warranties with respect to the ownership of the Contracts as of the date of the transfer to the Depositor and the Trust, if any, respectively. The related Originator will be obligated to acquire any Contract from the related Trust Fund if there is a breach of such representations and warranties that materially adversely affects the interests of the Depositor or the Trust in such Contract and such breach has not been cured.

         Security Interest in the Equipment. Unless otherwise described in the related Prospectus Supplement, the related Originator will also contribute all of its right, title and interest in and to the related Equipment to the Depositor. If title to the Equipment is transferred, the Receivables Acquisition Agreement shall require the Originator to make certain representations and warranties with respect to the transfer of title and perfection and priority of a security interest, if any, in the Equipment. The Depositor may also transfer the Equipment to a Trust or may pledge all of its right, title and interest in and to such Equipment to the Trust. Pursuant to a Trust Agreement, the Depositor may warrant (a) if the Depositor transfers such Equipment to a Trust, that such transfer is either a valid assignment, transfer and conveyance of such Equipment to the Trust or it has granted to the Trust a security interest in such Equipment, or (b) if the Depositor retains title, that it has granted to the Trustee for the benefit of Securityholders a valid security interest in such Equipment.

         As specified herein and related Prospectus Supplement, because of the administrative burden and expense that would be entailed in so doing, neither the Originators nor the Depositor will file, or necessarily will be required to file, UCC financing statements identifying the Equipment as collateral pledged in favor of the related Trust or Trustee on behalf of the Securityholders. In the absence of such filings any security interest in the Equipment will not be perfected in favor of the related Trust or Trustee. As a result the Trust or Trustee could lose priority of its security interest in such Equipment. Neither the Originators nor the Depositor will have any obligation to reacquire Equipment as to which such aforementioned occurrence results in the loss of lien priority after the date such Trust Fund receives an interest in such Equipment unless otherwise obligated in the related Prospectus Supplement.

         Restrictions on Recoveries. Unless specific limitations are described on the related Prospectus Supplement with respect to specific Contracts, all Contracts will provide that the obligations of the Lessees thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Lessee may have against the related Originator or any other person or entity whatsoever. The Originators will warrant that no claims or defenses have been asserted or threatened with respect to the Contracts and that all requirements of applicable law with respect to the Contracts have been satisfied.

         In the event that the Depositor or the Trustee must rely on repossession and disposition of Equipment to recover scheduled payments due on Defaulted Contracts, the Issuer may not realize the full amount due on a Contract (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Issuer to realize the full amount due on a Contract include whether financing statements to perfect the security interest in the Equipment had been filed, depreciation, obsolescence, damage or loss of any item of Equipment, and the application of Federal and state bankruptcy and insolvency laws. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

         Insolvency and Bankruptcy Matters. The Depositor will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by the related Originator or the Depositor (the Originators and the Depositors, collectively for these purposes, "Debtors") under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the assets of the related Trust Fund becoming property of the estate of a Debtor within the meaning of such Insolvency Laws. Such steps will generally involve the creation by the related Originator of a separate, limited-purpose subsidiary (each, a "Finance Subsidiary") pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of such Finance Subsidiary's business and a restriction on such Finance Subsidiary's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all its directors). However, there can be no assurance that the activities of any Finance Subsidiary would not result in a court's concluding that the assets and liabilities of such Finance Subsidiary should be consolidated with those of the related Originator in a proceeding under any Insolvency Law.

         Except to the extent otherwise described in the related Prospectus Supplement, each Receivables Acquisition Agreement and each Trust Agreement will generally require that the related Originator contribute the related Receivables to a Finance Subsidiary, which will then transfer such Receivables to the Depositor which in turn will transfer such Receivables to an Issuer. Except as otherwise described in the related Prospectus Supplement, the Equity Interest in a Trust Fund will be transferred to the related Finance Subsidiary.

         With respect to each Trust Fund, the Trustee and all Securityholders will covenant that they will not at any time institute against the Depositor or the related Finance Subsidiary any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         For purposes of this Prospectus, the term "Originator" includes the term "Finance Subsidiary." In addition, while an Originator is the Servicer, cash collections held by such Originator may, subject to certain conditions, be commingled and used for the benefit of such Originator prior to each Payment Date and, in the event of the bankruptcy of such Originator, the Depositor, a Trust or Trustee may not have a perfected interest in such collections.

         The Depositor believes that the transfer of the Receivables by an Originator or its Finance Subsidiary to the Depositor should be treated as a valid assignment, transfer and conveyance of such Receivables. However, in the event of an insolvency of such Originator, a court, among other remedies, could attempt to recharacterize the transfer of the Receivables by such Originator to the Depositor as a borrowing by the Originator from the Depositor or the related Securityholders, secured by a pledge of such Receivables. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If such an attempt were successful, a court, among other remedies, could elect to accelerate payment of the Securities and liquidate the Receivables, with the Securityholders entitled to the then outstanding principal amount thereof and interest thereon at the applicable Security Interest Rate to the date of payment. Thus, the Securityholders could lose the right to future payments of interest and might incur reinvestment losses. As more fully described in the related Prospectus Supplement, in the event the related Issuer is rendered insolvent, the Trustee for a Trust, in accordance with the Trust Agreement, will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables. If the proceeds from the liquidation of the Receivables and any amount available from any credit enhancement, if any, are not sufficient to pay Securities of the related series in full, the amount of principal returned to such Securityholders will be reduced and such Securityholders will incur a loss.

         Lessees of the Equipment may be entitled to assert against the related Originator, the Depositor, or the Trust, if any, claims and defenses which they have against such Originator with respect to the Receivables. The Originator(s) will warrant that no such claims or defenses have been asserted or threatened with respect to the Receivables and that all requirements of applicable law with respect to the Receivables have been satisfied.

         Equipment Obsolescence. In the event a Contract becomes a Defaulted Contract and the Lessee (and any guarantor) has insufficient assets available to pay the Contract payments on the scheduled payment dates, the only other source of moneys (other than the applicable credit enhancements, if any) for such amounts will be the income and proceeds from the disposition of the related Equipment. Because the market value of equipment generally declines with age and may be subject to sudden, significant declines in value because of technological advances, in the event of a repossession and sale of Equipment subject to a Defaulted Contract, the Issuer may not recover the entire amount due on such Contract. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

         Delinquencies. There can be no assurance that the historical levels of delinquencies and losses experienced by the related Originator on its equipment lease portfolio will be indicative of the performance of the Contracts included in any Trust Fund or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax laws, changes in the local, regional or national economies or due to other events.

         Subordination; Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one Class of Securities of a series may be subordinated in priority of payment to interest and principal due on other Classes of Securities of a related series. Moreover, each Trust Fund will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, the related reserve account and any other credit enhancement. The Securities represent obligations solely of the related Trust or debt secured by the related Trust Fund, and will not represent a recourse obligation to other assets of the related Originator(s) or of the Depositor. No Securities of any series will be insured or guaranteed by any Originator, the Depositor, the Servicer, or the applicable Trustee. Consequently, holders of the Securities of any series must rely for repayment primarily upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account, if any, the reserve account, if any, and any other credit enhancement, all as specified in the related Prospectus Supplement.

         Master Trusts. As may be described in the related Prospectus Supplement, a Master Trust may issue from time to time more than one series. While the terms of any additional series will be specified in a supplement to the related Master Trust Agreement, the provisions of such supplement and, therefore, the terms of any additional series, will not be subject to prior review by, or consent of, holders of the Securities of any series previously issued by such Master Trust. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or credit enhancements and any other provisions which are made applicable only to such series. The obligation of the related Trustee to issue any new series is subject to the condition, among others, that such issuance will not result in any Rating Agency reducing or withdrawing its rating of the Securities of any outstanding series (any such reduction or withdrawal is referred to herein as a "Ratings Effect"). There can be no assurance, however, that the terms of any series might not have an impact on the timing or amount of payments received by a Securityholder of another series issued by the same Master Trust. See "Description of the Securities-Master Trusts."

         Book-Entry Registration. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement.

         Since transactions in Securities will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct Participants" or "Indirect Participants") or certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Securities, may be limited due to lack of a physical security representing the Securities.

         Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities -- Book Entry Registration."

         Security Rating. The rating of Securities credit enhanced by a letter of credit, financial guaranty insurance policy, reserve fund, credit or liquidity facilities, cash deposits or other forms of credit enhancement
(collectively "Credit Enhancement") will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer to honor its obligations pursuant to any such Credit Enhancement below the rating initially given to the Securities would likely result in a reduction in the rating of the Securities.

         Maturity and Prepayment Considerations. Because the rate of payment of principal on the Securities will depend, among other things, on the rate of payment on the related Contracts, the rate of payment of principal on the Securities cannot be predicted. Payments on the Contracts will include scheduled payments as well as partial and full prepayments (to the extent not replaced with substitute Contracts), payments upon the liquidation of Defaulted Contracts, payments upon acquisitions by the related Originator, the related Servicer or the Depositor of Contracts from the related Trust Fund on account of a breach of certain representations and warranties in the related Trust Agreement, payments upon an optional acquisition by the related Originator, the related Servicer or the Depositor of Contracts from the related Trust Fund (any such voluntary or involuntary prepayment or other early payment of a Contract, a "Prepayment"), and residual payments. The rate of early terminations of Contracts due to Prepayments and defaults may be influenced by a variety of economic and other factors, including, among others, obsolescence, then current economic conditions and tax considerations. The risk of reinvesting distributions of the principal of the Securities will be borne by the Securityholders. The yield to maturity on Strip Securities or Securities purchased at premiums or discounts to par will be extremely sensitive to the rate of Prepayments on the related Receivables. In addition, the yield to maturity on certain other types of classes of Securities, including Strip Securities, Accrual Securities or certain other Classes in a series including more than one Class of Securities, may be relatively more sensitive to the rate of prepayment of the related Contracts than other Classes of Securities.

         The Depositor does not have available to it any statistics as to prepayment rates historically experienced in the equipment leasing industry. The rate of Prepayments of Contracts cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternate financing and local and regional economic conditions. Therefore, no assurance can be given as to the level of Prepayments that a Trust Fund will experience.

         Securityholders should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield.

         Certain UCC  Considerations.  Certain  states have adopted a version of
Article 2A of the Uniform Commercial Code ("Article 2A"). Article 2A purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee".
Article 2A, moreover, recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

         Contracts Related to Software and Services. Certain Contracts, as described in the related Prospectus Supplement, may relate to software and services that are not owned by the related Originator and in which no related interest will be transferred to the Issuer. Accordingly, if any such Contract becomes a Defaulted Contract, the Issuer will not realize any proceeds from the related software and services from which to satisfy any unpaid payments under such Contracts.


                                 THE TRUST FUNDS

         The  property  of each Trust Fund will  include,  as  specified  in the related Prospectus Supplement, (i) a pool of Receivables, (ii) all moneys (including accrued interest) due thereunder on or after the applicable Cut-off Date, (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the related Trust Agreement, as described below and in the related Prospectus Supplement,
(iv) the security interests, if any, in the Equipment relating to such pool of Receivables, (v) the right to proceeds from claims on physical damage policies, if any, covering such Equipment or the related Lessees, as the case may be, (vi) the proceeds of any repossessed Equipment related to such pool of Receivables,
(vii) the rights of the Depositor under the related Receivables Acquisition Agreement and (viii) interest earned on certain short-term investments held by such Trust Fund, unless the related Prospectus Supplement specifies that such earnings may be paid to the related Servicer or Originator(s). The Trust Fund will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account, which will be used by the Trustee to acquire or receive a security interest in Additional Receivables from time to time during the Pre-Funding Period specified in the related Prospectus Supplement. In addition, to the extent specified in the related Prospectus Supplement, some combination of Credit Enhancements may be issued to or held by the Trustee on behalf of the related Trust Fund for the benefit of the holders of one ore more classes of Securities.

         The Receivables comprising a Trust Fund will, as specifically described in the related Prospectus Supplement, be either (i) originated by the related Originator, (ii) originated by various Vendors and acquired by the related Originator or (iii) acquired by the related Originator from originators or other lessors of Receivables.

         The Equipment underlying the Receivables included in each Trust Fund will be limited to personal property which is leased or financed by the related Originator to the Lessee pursuant to Contracts which either are "chattel paper" (as defined in the Uniform Commercial Code) or would be "chattel paper" but for a technical definitional matter, but in any event are not treated materially differently from "chattel paper" for purposes of title transfer, security interests or remedies on default. The Equipment will be further limited to personal property which is subject to Uniform Commercial Code provisions relating to title transfer, security interests and remedies on default and further limited to Equipment leased to the related Lessee for use by such Lessee in the ordinary course of business or for home use such as medical equipment, restaurant equipment, film and video production equipment, other industrial and production equipment, data processing equipment, telecommunications equipment, office equipment and furniture.

         No Trust Fund will include Receivables with respect to which the related Contract or the related Equipment is subject to federal or state registration or titling requirements which (x) differ materially from, or supplant, standard Uniform Commercial Code provisions governing the manner in which title or security interests in "chattel paper" (as defined in the Uniform Commercial Code) or the related equipment is determined or perfected or (y) differ materially from, or supplant, standard Uniform Commercial Code provisions governing remedies on default. By way of illustration of the foregoing, no Trust Fund will include Receivables with respect to which the underlying Contracts or Equipment relate to motor vehicles, aircraft, ships or boats, firearms or other weapons, railroad rolling stock or facilities such as factories, warehouses or plants subject to state laws governing the manner in which title or security interest in real property is determined or perfected. However, Receivables may include Contracts and Equipment relating to individual, discrete components of assets such as the foregoing; for example a leased computer on the ship may qualify as "Equipment" which may be included in a Trust Fund, provided that both the lease and the computer are generally within the scope of the Uniform Commercial Code.

         The Receivables will be acquired by the Depositor from the related Originator pursuant to a Receivables Acquisition Agreement between the Originator and the Depositor (each, a "Receivables Acquisition Agreement"). The Receivables included in each Trust Fund will be selected from those Receivables held by the Originators based on the criteria specified in the applicable Trust Agreement and described herein or in the related Prospectus Supplement.

         With respect to each series of Securities, on or prior to the Closing Date on which the Securities are delivered to Securityholders, the Depositor will form a Trust Fund by either (i) transferring the related Receivables into a Trust pursuant to a Trust Agreement between the Depositor and the Trustee or
(ii) entering into an Indenture with an Indenture Trustee, relating to the issuance of such Securities, secured by the related Receivables.

         The Receivables comprising each Trust Fund will generally have been originated by the related Originator(s) or acquired by such Originator(s) from Vendors or from other lessors in accordance with such Originator's(s') specified underwriting criteria. The underwriting criteria applicable to the Receivables included in any Trust Fund will be described in all material respects in the related Prospectus Supplement.


                                   THE ISSUERS

         With respect to each series of Securities, the Depositor will either establish a separate Trust that will issue such Securities, or the Depositor will issue such Securities, in each case pursuant to the related Trust
Agreement. For purposes of this Prospectus and the related Prospectus Supplement, the Depositor, if the Depositor issues the related Securities, or the related Trust, if a Trust issues the related Securities, shall be referred to as the "Issuer" with respect to such Securities.

         Upon the issuance of the Securities of a given series, the proceeds from such issuance will be used by the Depositor to acquire the related Receivables from the related Originator. The related Servicer will service the related Receivables pursuant to the applicable Servicing Agreement, and will be compensated for acting as the Servicer. To facilitate servicing and to minimize administrative burden and expense, the Servicers may be appointed custodians for the related Receivables by each Trustee and the Depositor, as may be set forth in the related Prospectus Supplement.

         If the protection provided to the Securityholders of a given class by the subordination of another Class of Securities of such series and by the availability of the funds in the reserve account, if any, or any other Credit Enhancement for such series is insufficient, the Issuer must rely solely on the payments from the Lessees on the related Contracts, and the proceeds from the sale of Equipment which secure or are leased under the Defaulted Contracts. In such event, certain factors may affect such Issuer's ability to realize on the collateral securing such Contracts, and thus may reduce the proceeds to be distributed to the Securityholders of such series.

                                 THE RECEIVABLES

Receivables Pools

         Information with respect to the Receivables in each Trust Fund will be set forth in the related Prospectus Supplement, including, the identity of the related Originator(s), the related underwriting criteria and collection policies, together with, to the extent appropriate, the composition of such Receivables and the distribution of such Receivables by equipment type, payment frequency and current principal balance as of the applicable Cut-off Date.

Delinquencies, Repossessions, and Net Losses

         Certain information relating to the related Originator's delinquency, repossession and net loss experience with respect to Contracts it has originated or acquired will be set forth in each Prospectus Supplement. This information may include, among other things, the experience with respect to all Contracts in such Originator's portfolio during certain specified periods, including Contracts which may not meet the criteria for selection as a Receivable for any particular Trust Fund. There can be no assurance that the delinquency, repossession and net loss experience on any Trust Fund will be comparable to the related Originator's prior experience.

Maturity and Prepayment Considerations

         As more fully described in the related Prospectus Supplement, if a Contract permits a Prepayment, such payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related Securities. The rate of Prepayments on the Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the Depositor or the related Originator will be obligated to acquire Receivables from the related Trust Fund pursuant to the applicable Trust Agreement or Receivables Acquisition Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related Securities which results from Prepayments will be borne entirely by the related Securityholders.

         The related Prospectus Supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related series of Securities, together with a description of any applicable prepayment penalties.

Acquisition of Receivables From Originators

         The Receivables underlying a Series of Securities will be acquired by the Depositor, either directly or through affiliates (such as a Transferor), from the related Originator pursuant to a Receivables Acquisition Agreement between the Depositor or such affiliate and each such Originator.

         The Depositor expects that, unless otherwise specified in the related Prospectus Supplement, each Receivable so acquired will have been originated by the Originator thereof in accordance with the underwriting criteria specified in such Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, each Originator will be an institution experienced in originating and servicing equipment leases in accordance with accepted industry practices and prudent guidelines. Unless otherwise provided in the applicable Prospectus Supplement, each Originator pursuant to the related Receivables Acquisition Agreement will make certain representations and warranties to the Depositor in respect of the related Receivables; the material terms of such representations and warranties will be set forth in the related Prospectus Supplement. Unless otherwise provided in the applicable Prospectus Supplement with respect to each Series, the Depositor will assign all of its rights (except certain rights of indemnification) and interest in the related Receivables Acquisition Agreement to the related Trustee for the benefit of the Securityholders of such Series, and the Originator shall thereupon be liable to the Trustee for defective or missing documents or an uncured breach of such Originator's representations or warranties, to the extent described in the related Prospectus Supplement.

                                  POOL FACTORS

         The "Pool Factor" for each Class of Securities will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Securities, indicating the remaining outstanding principal balance of such Class of Securities as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such Class of Securities. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Securities. A Securityholder's portion of the aggregate outstanding principal balance of the related Class of Securities is the product of (i) the original aggregate purchase price of such Securityholder's Securities and (ii) the applicable Pool Factor.

         As more specifically described in the related Prospectus Supplement with respect to each series of Securities, the related Securityholders of record will receive reports on or about each Payment Date concerning the payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                 USE OF PROCEEDS

         The proceeds from the sale of the Securities of a given series will be applied by the Depositor to the acquisition of the related Receivables from the related Originator. The Depositor expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of any such additional offering will be dependent upon a number of factors, including the volume of Contracts acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

         Prudential Securities Secured Financing Corporation, formerly known as P-B Secured Financing Corporation (the "Depositor"), was incorporated in the State of Delaware on August 26, 1988 as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Group Inc. (a wholly-owned indirect subsidiary of The Prudential Insurance Company of America). The Depositor's principal executive offices are located at 130 John Street, New York, New York 10038. Its telephone number is (212) 214-7435.

         As described herein under "The Trust Funds," the only obligations, if any, of the Depositor with respect to a Series of Securities may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Receivables under certain circumstances. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor will have no servicing obligations or responsibilities with respect to any Trust Fund. The Depositor does not have, nor is it expected in the future to have, any significant assets.

         As specified in the related Prospectus Supplement the Servicer with respect to any Series of Securities may be an affiliate of the Depositor. As described under "The Trust Fund," the Depositor may acquire Receivables through or from an affiliate.

         Neither the Depositor nor Prudential Securities Group Inc. nor any of its affiliates, including The Prudential Insurance Company of America, will insure or guarantee the Certificates of any Series.

                                   THE TRUSTEE

         The Trustee for each series of Securities will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement.

         With respect to each series of Securities, no resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee. The Trustee may resign for cause at any time by giving written notice thereof to the Depositor and by mailing notice of resignation by first-class mail, postage prepaid, to the Securityholders of such series at their addresses appearing on the Security Register. The Trustee may be removed at any time by written notice of the holders of Securities evidencing more than 50% of the voting rights with respect to such series, delivered to the Trustee and the Depositor, unless an alternate method is described in the related Prospectus Supplement. If the Trustee shall resign, be removed, or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Depositor shall promptly appoint a successor Trustee. If no successor Trustee shall have been so appointed by the Depositor or the Securityholders, or if no successor Trustee shall have accepted appointment within 30 days after any such resignation or removal, existence of incapability, or occurrence of such vacancy, the Trustee or any Securityholder may petition any court of competent jurisdiction for the appointment of a successor Trustee.


                          DESCRIPTION OF THE SECURITIES

General

         The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Trust Agreement. The following summaries (together with additional summaries under "The Trust Agreement" below) describe all material terms and provisions relating to the Securities common to each Trust Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Trust Agreement for the related Securities and the related Prospectus Supplement.

         All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies.

         The Securities will generally be styled as debt instruments, having a principal balance and a specified Interest Rate. The Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

         Each series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable interest rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Securities described therein, or the initial interest rate and the method for determining subsequent changes to the Interest Rate.

         A series may include one or more Classes of Strip  Securities  entitled
(i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Accrual Securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

         If so provided in the related Prospectus Supplement, a series may include one or more other Classes of Senior Securities that are senior to one or more other Classes of Subordinate Securities in respect of certain distributions of principal and interest and allocations of losses on Receivables.

         In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

General Payment Terms of Securities

         As provided in the related Trust Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on the specified Payment Dates. Payment Dates with respect to the Securities will occur monthly, quarterly or semi- annually, as described in the related Prospectus Supplement.

         The related Prospectus Supplement will describe the Record Date preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As more fully described in the related Prospectus Supplement, the

Payment Date may be the fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

         Each Trust Agreement will describe a Remittance Period preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully provided in the related Prospectus Supplement, collections received on or with respect to the related Receivables held by a Trust during a Remittance Period will be required to be remitted by the related Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

         In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders.

         Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purposes of (a) slowing the amortization rate of the related Securities relative to the rent payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

         Neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Depositor, the related Servicer, the related Originator, any Trustee or any of their respective affiliates unless specifically set forth in the related Prospectus Supplement.

         As may be described in the related Prospectus Supplement, Securities of each series covered by a particular Trust Agreement will either evidence specified beneficial ownership interest in a separate Trust Fund created pursuant to such Trust Agreement or represent debt secured by the related Trust Fund. To the extent that any Trust Fund includes certificates of interest or participations in Receivables, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

Master Trusts

         As may be described in the related Prospectus Supplement, each Trust Agreement may provide that, pursuant to any one or more supplements thereto, the Depositor may direct the related Trustee to issue from time to time new series subject to the conditions described below (each such issuance a "Master Trust New Issuance"). Each Master Trust New Issuance will have the effect of decreasing the Equity Interest in the related Master Trust. Under each such Master Trust Agreement, the Depositor may designate, with respect to any newly issued series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its Interest Rate (or formula for the determination thereof); (iv) the Payment Dates and the date or dates from which interest shall accrue; (v) the method for allocating collections to Securityholders of such series; (vi) any bank accounts to be used by such series and the terms governing the operation of any such bank accounts; (vii) the percentage used to calculate monthly servicing fees; (viii) the provider and terms of any form of Credit Enhancement with respect thereto; (ix) the terms on which the Securities of such series may be repurchased or remarketed to other investors;

(x) the number of Classes of Securities of such series, and if such series consists of more than one Class, the rights and priorities of each such Class;
(xi) the extent to which the Securities of such series will be issuable in book-entry form; (xii) the priority of such series with respect to any other series; and (xiii) any other relevant terms. None of the Depositor, the related Servicer, the related Trustee or any Master Trust is required or intends to obtain the consent of any Securityholder of any outstanding series to issue any additional series.

         Each Master Trust Agreement provides that the Depositor may designate terms such that each Master Trust New Issuance has an amortization period which may have a different length and begin on a different date than such periods for any series previously issued by the related Master Trust and then outstanding. Moreover, each Master Trust New Issuance may have the benefits of Credit Enhancements issued by enhancement providers different from the providers of the Credit Enhancement, if any, with respect to any series previously issued by the related Master Trust and then outstanding. Under each Master Trust Agreement, the related Trustee shall hold any such Credit Enhancement only on behalf of the Securityholders to which such Credit Enhancement relates. The Depositor will have the option under each Master Trust Agreement to vary among series the terms upon which a series may be repurchased by the Issuer or remarketed to other investors. As more fully described in a related Prospectus Supplement, there is no limit to the number of Master Trust New Issuances that the Depositor may cause under a Master Trust Agreement. Each Master Trust will terminate only as provided in the related Master Trust Agreement. There can be no assurance that the terms of any Master Trust New Issuance might not have an impact on the timing and amount of payments received by Securityholders of another series issued by the same Master Trust.

         Under each Master Trust Agreement and pursuant to a related supplement, a Master Trust New Issuance may only occur upon the satisfaction of certain conditions provided in each such Master Trust Agreement. The obligation of the related Trustee to authenticate the Securities of any such Master Trust New Issuance and to execute and deliver the supplement to the related Master Trust Agreement is subject to the satisfaction of the following conditions: (a) on or before the fifth business day immediately preceding the date upon which the Master Trust New Issuance is to occur, the Depositor shall have given the related Trustee, the related Servicer, the Rating Agency and certain related providers of Credit Enhancement, if any, written notice of such Master Trust New Issuance and the date upon which the Master Trust New Issuance is to occur; (b) the Depositor shall have delivered to the related Trustee a supplement to the related Master Trust Agreement, in form satisfactory to such Trustee, executed by each party to the related Master Trust Agreement other than such Trustee; (c) the Depositor shall have delivered to the related Trustee any related Credit Enhancement agreement; (d) the related Trustee shall have received confirmation from the Rating Agency that such Master Trust New Issuance will not result in any Rating Agency reducing or withdrawing its rating with respect to any other series or Class of such Trust (any such reduction or withdrawal is referred to herein as a "Ratings Effect"); (e) the Depositor shall have delivered to the related Trustee, the Rating Agency and certain providers of Credit Enhancement, if any, an opinion of counsel acceptable to the related Trustee that for federal income tax purposes (i) following such Master Trust New Issuance the related Master Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, (ii) such Master Trust New Issuance will not affect the tax characterization as debt of Securities of any outstanding series or Class issued by such Master Trust that were characterized as debt at the time of their issuance and (iii) such Master Trust New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Securityholders or the related Master Trust; and (f) any other conditions specified in any supplement. Upon satisfaction of the above conditions, the related Trustee shall execute the supplement to the related Master Trust Agreement and issue the Securities of such new series.

Book-Entry Registration

         As may be described in the related Prospectus Supplement, Securityholders of a given series may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

         Cede, as nominee for DTC, will hold the global Securities in respect of a given series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

         The Securityholders of a given series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities of such series may do so only through Participants and Indirect Participants. In addition, Securityholders of a given series will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders of a given series may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Securityholders. It is anticipated that the only "Securityholder" in respect of any series will be Cede, as nominee of DTC. Securityholder of a given series will not be recognized as Securityholders of such series, and such Securityholders will be permitted to exercise the rights of Securityholders of such series only indirectly through DTC and its Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities of a given series among Participants on whose behalf it acts with respect to such Securities and to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which the Securityholders of a given series have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders of such series. Accordingly, although such Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder of a given series to pledge Securities of such series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

         DTC will advise the Trustee in respect of each Series that it will take any action permitted to be taken by a Securityholder of the related series only at the direction of one or more Participants to whose accounts with DTC the Securities of such series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

         Except as required by law, the Trustee in respect of a series will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Securities held by

Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

         As may be described in the related Prospectus Supplement, the Securities will be issued in fully registered, certificated form ("Definitive Securities") to the Securityholders of a given series or their nominees, rather than to DTC or its nominee, only if (i) the Trustee in respect of the related series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Trustee is unable to locate a qualified successor, (ii) such Trustee, at its option, elects to terminate the book-entry-system through DTC or (iii) after the occurrence of an "Event of Default" under the related Indenture or a default by the Servicer under the related Trust Agreements, Securityholders representing at least a majority of the outstanding principal amount of such Securities advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Securityholders' best interest.

         Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all such Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing such Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

         Distributions of principal of, and interest on, such Securities will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Indenture or Trust Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

         Definitive Securities in respect of a given series of Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

         With respect to each series of Securities, on or prior to each Payment Date for such series, the related Servicer or the related Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust Fund setting forth the information specifically described in the related Trust Agreement which generally will include the following information:

               (i) the amount of the distribution with respect to each class of Securities;

               (ii) the amount of such distribution allocable to principal;

               (iii) the amount of such distribution allocable to interest;

               (iv) the Pool Balance, if applicable, as of the close of business on the last day of the related Remittance Period;

               (v) the aggregate outstanding principal balance and the Pool Factor for each Class of Securities after giving effect to all payments reported under (ii) above on such Payment Date;

               (vi) the amount paid to the Servicer, if any, with respect to the related Remittance Period;

               (vii)  the  amount  of  the   aggregate   purchase   amounts  for
          Receivables that have been reacquired, if any, for such Remittance Period; and

               (viii) the amount of coverage under any letter of credit, financial guaranty insurance policy, reserve account or other form of credit enhancement covering default risk as of the close of business on the applicable Payment Date and a description of any Credit Enhancement substituted therefor.

         Each amount set forth pursuant to subclauses (i), (ii), (iii) and (v) with respect to the Securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Securities, as applicable.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will provide to the Securityholders a statement containing the amounts described in (ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Securityholders' preparation of federal income tax returns.

                       DESCRIPTION OF THE TRUST AGREEMENTS

         The following summary describes certain terms of each Trust Agreement pursuant to which a Trust Fund will be created and the related Securities in respect of such Trust Fund will be issued. For purposes of this Prospectus, the term "Trust Agreement" as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Receivables and the issuance of the related Securities, including without limitation the Indenture, (i.e. pursuant to which any Notes shall be issued). Forms of the Trust Agreement have been filed as exhibits to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Trust Agreements.

Acquisition of the Receivables Pursuant to a Receivables Acquisition Agreement

         On the Closing Date specified with respect to any given series of Securities, the Depositor will acquire the related Receivables from the related Originator pursuant to a Receivables Acquisition Agreement. The Depositor will either transfer such Receivables to a Trust pursuant to a Pooling Agreement, or will pledge the Depositor's right, title and interests in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The rights and benefits of the Depositor under such Receivables Acquisition Agreement will be assigned to the Trustee on behalf of Securityholders as collateral for the Securities of the related series issued by a Trust or pursuant to an Indenture. The obligations of the Depositor and the related Servicer under such Trust Agreements include those specified below and in the related Prospectus Supplement.

         As more fully described in the related Prospectus Supplement, the Depositor and/or the related Originator will be obligated to acquire from the related Trust Fund its interest in any Receivable transferred to a Trust or pledged to a Trustee on behalf of Securityholders if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by the Depositor or the related Originator with respect to such Receivable, which breach has not been cured following the discovery by or notice to the Depositor of the breach. To the extent that the Depositor so acquires any Receivables, the related Originator will be obligated to acquire such Receivables from the Depositor pursuant to the related Receivables Acquisition Agreement contemporaneously with the Depositor's acquisition of its interest in such Receivables from the applicable Trust Fund. The obligation of the Depositor to acquire any such Receivables with respect to which an Originator has breached a representation or warranty is subject to such Originator's acquisition of such Receivables from the Depositor. In addition, if so specified in the related Prospectus Supplement, the Depositor may from time to time reacquire certain Receivables or substitute other Receivables for such Receivable held by a Trust Fund subject to specified conditions set forth in the related Trust Agreement and Receivables Acquisition Agreement.

Accounts

         With respect to each series of Securities issued by a Trust, the related Servicer will establish and maintain with the applicable Trustee one or more accounts, in the name of such Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will also establish and maintain with such Trustee separate accounts, in the name of such Trustee on behalf of such Securityholders, in which amounts released from the Collection Account and the reserve account or other Credit Enhancement, if any, for distribution to such Securityholders will be deposited and from which distributions to such Securityholders will be made (the "Distribution Account").

         Any other accounts to be established with respect to a Trust, including any reserve account, will be described in the related Prospectus Supplement.

         For any series of Securities, funds in the Collection Account, the Distribution Account, any reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") shall be invested as provided in the related Trust Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Subject to certain conditions, Eligible Investments may include securities issued by the Depositor, the related Originator, the related Servicer or their respective affiliates or other trusts created by the Depositor or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the related Payment Date. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of such reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such reserve account a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Payment Date and shall be treated as collections of interest on the related Receivables.

         The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either
(w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

         To the extent that an Originator's or a Servicer's unsecured debt ratings are acceptable to the Rating Agencies, amounts deposited to any Trust Account may be commingled with Originator's or Servicer's general account moneys. Any rights to so commingle moneys will be described in the related Prospectus Supplement.


The Servicer

         The Servicer under each Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor or the Depositor's affiliates. The Servicer with respect to each Series will service the Receivables contained in the Trust Fund for such Series. Any Servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect thereto.

         Each Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Trust Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Securityholders will constitute a Servicer Default by such Servicer under the related Trust Agreement.


Servicing Procedures

         Each Trust Agreement will provide that the related Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held in the related Trust Fund and, in a manner consistent with the related Trust Agreement, will continue such collection procedures as such Servicer follows with respect to the particular type of Receivable in the particular pool it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with the Lessee on a Receivable to extend or modify the payment schedule. Some of such arrangements (including, without limitation any extension of the payment schedule beyond the final scheduled Payment Date for the related Securities may result in the Servicer acquiring such Receivable if such Contract becomes a Defaulted Contract. The Servicer may sell the Equipment securing the respective Defaulted Contract, if any, at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

         The  material   aspects  of  any  particular   Servicer's   collections
procedures will be set forth in the related Prospectus Supplement.

Payments on Receivables

         With respect to each series of Securities, the related Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected within two (2) business days of receipt thereof in the related collection facility, such as a lock-box account or collection account. Moneys deposited in such collection facility for a Trust Fund may be commingled with funds from other sources. As specified in the related Prospectus Supplement, the related Servicer will be required to deposit payments on the related Receivables (from whatever source) collected during each collection period (each, a "Collection Period") into the related Collection Account on a specified day each month. Pending deposit into the related Collection Account, collections in such collection facility may be invested by the related Servicer at its own risk and for its own benefit, and will not be segregated from funds of the related Servicer.

Servicing Compensation

         As may be described in the related Prospectus Supplement with respect to any series of securities issued by a Trust, the related Servicer will be entitled to receive a servicing fee for each Collection Period (the "Servicing Fee") in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the value of the assets held in the related Trust Fund, generally as of the first day of such Collection Period. Each Prospectus Supplement and Servicing Agreement will specify the priority of distributions with respect to the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates), such Servicing Fee may be paid prior to any distribution to the related Securityholders.

         Each Servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from each Trust for certain liabilities. Payments by or on behalf of Lessees will be allocated to scheduled payments and late fees and other charges in accordance with such Servicer's normal practices and procedures.

         The Servicing Fee will compensate the related Servicer for performing the functions of a third party servicer of similar types of receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Lessees on the related Receivables, investigating delinquencies, sending payment coupons to Lessees, reporting tax information to Lessees, paying costs of collection and disposition of defaults, and policing the collateral. The Servicing Fee also will compensate the related Servicer for administering the related Receivables, accounting for collections and furnishing statements to the applicable Trustee and the applicable Indenture Trustee, if any, with respect to distributions. The Servicing Fee also will reimburse the related Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

Distributions

         With respect to each series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the Noteholders and by the applicable Trustee to the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

         With respect to each series of Securities, on each Payment Date collections on the related Receivables will be transferred from the Collection Account to the Distribution Account for distribution to Securityholders, respectively, to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a Class of Securities of a given series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.

Credit and Cash Flow Enhancements

         The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a Policy, subordination of one or more Classes of Securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same series, and Credit Enhancement for a series of Securities may cover one or more other series of Securities.

         The presence of Credit Enhancement for the benefit of any Class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders or such Class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. As more specifically provided in the related Prospectus Supplement, the credit enhancement for a Class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Securityholders of any Class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Securityholders of other series.

Statements to Indenture Trustees and Trustees

         Prior to each Payment Date with respect to each series of Securities, the related Servicer will provide to the applicable Indenture Trustee and/or the applicable Trustee and Credit Enhancer as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Description of the Securities--Reports to Securityholders".

Evidence as to Compliance

         Each Trust Agreement will provide that a firm of independent public accountants will furnish to the related Trust and/or the applicable Indenture Trustee and Credit Enhancer, annually, a statement as to compliance by the related Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards relating to the servicing of the Receivables.

         Each Trust Agreement will also provide for delivery to the related Trust and/or the applicable Indenture Trustee of a certificate signed by an officer of the related Servicer stating that such Servicer either has fulfilled its obligations under such Trust Agreement in all material respects throughout the preceding 12 months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. Each Servicer also will agree to give each Indenture Trustee and each Trustee notice of certain "Servicer Defaults" (as defined below) under the related Trust Agreement.

         Copies  of  such  statements  and   certificates  may  be  obtained  by
Securityholders by a request in writing addressed to the applicable Indenture Trustee or the applicable Trustee.

         Certain Matters Regarding the Servicers Each Trust Agreement will provide that the related Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance by such Servicer of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Trustee or a successor servicer has assumed such Servicer's servicing obligations and duties under the Trust Agreement.

         Except as otherwise provided in the related Prospectus Supplement, each Trust Agreement will further provide that neither the related Servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the related Issuer or the related Securityholders for taking any action or for refraining from taking any action pursuant to such Trust Agreement, or for errors in judgment; provided, however, that neither such Servicer nor any such person will be protected against any liability that would 'otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, such Trust Agreement will provide that the related Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Trust Agreement and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances specified in any such Trust Agreement, any entity into which the related Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which such Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of such Servicer, will be the successor to such Servicer under such Trust Agreement.

Servicer Default

         Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under a Trust Agreement will include (i) any failure by the related Servicer to deliver to the applicable Trustee for deposit in any of the related Trust Accounts any required payment or to direct such Trustee to make any required distributions therefrom, which failure continues unremedied for greater than three (3) Business Days after written notice from such Trustee is received by such Servicer or after discovery by such Servicer; (ii) any failure by such Servicer or the related Originator, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Trust Agreement, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for greater than ninety
(90) days after the giving of written notice of such failure (1) to such Servicer or the related Originator, as the case may be, by the applicable Trustee or (2) to the Servicer or the related Originator, as the case may be, and to the applicable Trustee by holders of the related

Securities, as applicable, evidencing not less than 25% of the voting rights of such outstanding Securities; and (iii) any Insolvency Event. An "Insolvency Event" shall mean financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer or the related Originator and certain actions by the Servicer or the related Originator indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

Rights upon Servicer Default

         As more fully described in the related Prospectus Supplement, as long as a Servicer Default under a Trust Agreement remains unremedied, the applicable Trustee, Credit Enhancer or holders of Securities of the related series evidencing not less than 25% of the voting rights of such then outstanding Securities may terminate all the rights and obligations of the Servicer, if any, under such Trust Agreement, whereupon a successor servicer appointed by such Trustee or such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Trust Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the applicable Trustee or such Securityholders from effecting a transfer of servicing. In the event that the Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $25,000,000 and whose regular business includes the servicing of a similar type of receivables. Such Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the Servicer under the related Trust Agreement.

Waiver of Past Defaults

         With respect to each Trust Fund, unless otherwise provided in the related Prospectus Supplement and subject to the approval of any Credit Enhancer, the holders of Notes evidencing at least a majority of the voting rights of such then outstanding Securities may, on behalf of all Securityholders of the related Securities, waive any default by the Servicer, or by the related Originator, in the performance of its obligations under the related Trust Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Trust Agreement. No such waiver shall impair the Securityholders' rights with respect to subsequent defaults.

Amendment

         As more fully described in the related Prospectus Supplement, each of the Trust Agreements may be amended by the parties thereto, without the consent of the related Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided that such action will not, in the opinion of counsel satisfactory to the applicable Trustee, materially and adversely affect the interests of any such Securityholder and subject to the approval of any Credit Enhancer. As may be describe in the related Prospectus Supplement, the Trust Agreements may also be amended by the Depositor, the Servicer, and the applicable Trustee with the consent of the holders of Securities evidencing at least a majority of the voting rights of such then outstanding Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Securityholders or (ii) reduce the aforesaid percentage of the Securities of such series which are required to consent to any such amendment, without the consent of the Securityholders of such series.

Insolvency Event

         As described in the related Prospectus Supplement, if an Insolvency Event occurs with respect to a Debtor relating to the applicable Trust Fund, the related Trust will terminate, and the Receivables held in the related Trust Fund will be liquidated and each such Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Trustee of such Trust shall have received written instructions from each of the related Securityholders (other than the Depositor) and/or Credit Enhancer to the effect that such party disapproves of the liquidation of such Receivables. Promptly after the occurrence of any Insolvency Event with respect to a Debtor, notice thereof is required to be given to such Securityholders and/or Credit Enhancer; provided, however, that any failure to give such required notice will not prevent or delay termination of any Trust. Upon termination of any Trust, the applicable Trustee shall direct that the assets of such Trust be promptly sold (other than the related Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables and deposited in the related Collection Account. If the proceeds from the liquidation of such Receivables and any amounts on deposit in the Reserve Account, if any, and the related Distribution Account are not sufficient to pay the Securities of the related series in full, and no additional Credit Enhancement is available, the amount of principal returned to Securityholders will be reduced and some or all of such Securityholders will incur a loss.

         Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to any related Trust without the unanimous prior approval of all Certificateholders (including the Depositor, if applicable) of such Trust and the delivery to such Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

Termination

         With respect to each Trust, the obligations of the related Servicer, the related Originator(s), the Depositor and the applicable Trustee pursuant to the related Trust Agreement will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and
(ii) the payment to Securityholders of the related series of all amounts required to be paid to them pursuant to such Trust Agreement. As more fully described in the related Prospectus Supplement, in order to avoid excessive administrative expense, the related Servicer will be permitted in respect of the applicable Trust Fund, unless otherwise specified in the related Prospectus Supplement, at its option to purchase from such Trust Fund, as of the end of any Collection Period immediately preceding a Payment Date, if the Discounted Contract Balance of the related Contracts is less than a specified percentage (set forth in the related Prospectus Supplement) of the initial Pool Balance in respect of such Trust Fund, all such remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period. The related Securities will be redeemed following such purchase.

         If and to the extent provided in the related Prospectus Supplement with respect to a Trust Fund, the applicable Trustee will, within ten days following a Payment Date as of which the Pool Balance is equal to or less than the percentage of the initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust Fund will be sold to the highest bidder.

         As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement may effect the prepayment of the Certificates of such series.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

General

         The Contracts that comprise the Receivables will be "chattel paper" as defined in the Uniform Commercial Code. Pursuant to the UCC for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. The Depositor, the related Servicer and/or the related Originator(s) will cause the filing of appropriate UCC-1 financing statements to be made with the appropriate governmental authorities. Under the Trust Agreement, the related Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trust's or the Trustee's interests in the Contracts and their proceeds.

The Equipment

         The related Originator will convey such Originator's interest in the related Equipment to the Depositor. UCC financing statements will not be filed to perfect any security interest in the Equipment unless otherwise specified in the related Prospectus Supplement. Moreover, in the event of the repossession and resale of Equipment, it may be subject to a superior lien. In such case, the senior lienholder may be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before such proceeds could be applied to the payment of claims of the related Servicer on behalf of the Trust.

         In the event of a default by the Lessee, the related Servicer on behalf of the related Trustee may take action to enforce such Defaulted Contract by repossession and resale of the leased Equipment. Under the UCC in most states, a creditor can, without prior notice to the debtor, repossess assets securing a defaulted contract by the Lessee's voluntary surrender of such assets or by "self-help" repossession that does not involve a breach of the peace and by judicial process.

         In the event of a default by the Lessee, some jurisdictions require that the Lessee be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

         The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the Lessee with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner. Each Trust Agreement may require the related Servicer to sell promptly any repossessed item of Equipment, reacquire such Equipment from the Trust Fund, re - lease such Equipment for the benefit of the Securityholders or take such other action as specified in the related Prospectus Supplement.

         Under most state laws, a Lessee has the right to redeem collateral for its obligations prior to actual sale by paying the secured party the unpaid balance of the obligation plus reasonable expenses for repossession, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.

         In addition, because the market value of the equipment of the type financed pursuant to the Receivables generally declines with age and because of obsolescence, the net disposition proceeds of leased Equipment at any time during the term of the lease may be less than the outstanding balance on the Contract principal balance which it secures. Because of this, and because other creditors may have rights in the related leased Equipment superior to those of the related Trust Fund, the related Servicer may not be able to recover the entire amount due on a Defaulted Contract in the event that such Servicer elects to repossess and sell such leased Equipment at any time.

         Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a Lessee for any deficiency on repossession and resale of the asset securing the unpaid balance of such Lessee's contract. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to "mitigate damages" in the event of a Lessee's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing and disposing of the equipment and to offset the net proceeds of such disposition against its claim. In addition, a Lessee may successfully invoke an election of remedies defense to a deficiency claim in the event that the related Servicer's repossession and sale of the leased Equipment is found to be a retention discharging the Lessee from all further obligations under UCC Section 9-505(2). If a deficiency judgment were granted, the judgment would be a personal judgment against the Lessee for the shortfall, but a defaulting Lessee may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

         Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the related Servicer to repossess and resell collateral or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of a Lessee, various provisions of the Bankruptcy Code of 1978 (the "Bankruptcy Code") and related laws may interfere with or eliminate the ability of the Servicer or the Trustee to enforce its rights under the Receivables. If bankruptcy proceedings were instituted in respect of a Lessee, the Trustee could be prevented from continuing to collect payments due from or on behalf of such Lessee or exercising any remedies assigned to such Trustee without the approval of the bankruptcy court, and the bankruptcy court could permit the Lessee to use or dispose of the leased Equipment and provide the Trustee with a lien on substitute collateral, so long as such substitute collateral constituted "adequate protection" as defined under the Bankruptcy Code.

         In addition, certain of the Receivables may be leased by the Originator to governmental entities. Payment by governmental authorities of amounts due under such Contracts may be contingent upon legislative approval. Accordingly, payment delays and collection difficulties as described in the related Prospectus Supplement may limit collections with respect to certain governmental Contracts.

         These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of Equipment (equipment leased pursuant to a Finance Lease or an Operating Lease), may limit the amount realized on the sale of the collateral to less than the amount due on the related Receivable.

                           CERTAIN TAX CONSIDERATIONS

         The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

                              ERISA CONSIDERATIONS

         The Prospectus Supplement for each series of Securities will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts.

                             METHODS OF DISTRIBUTION

         The Securities offered hereby and by the related Prospectus Supplement will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Depositor from such sale.

         The Depositor intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

         1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

         2. By placements by the Depositor with institutional investors through dealers;

         3. By direct placements by the Depositor with institutional investors; and

         4. By competitive bid.

         In addition, if specified in the related Prospectus Supplement, a series of Securities may be offered in whole or in part in exchange for the Receivables (and other assets, if applicable) that would comprise the Trust Fund in respect of such Securities.

         If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Depositor and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Prospectus Supplement will describe any such compensation paid by the Depositor.

         It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

         The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such series.

         Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                 LEGAL OPINIONS

         Certain legal matters relating to the issuance of the Securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey Ballantine, New York, New York, or other counsel specified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

         A Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities, except for serial issuances by a Master Trust. The Depositor's activities will be limited solely to the activities of Trust Funds to be formed with respect to each Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

         A Prospectus Supplement may contain the financial statements of the related Credit Enhancer, if any.

                             ADDITIONAL INFORMATION

         This Prospectus, together with the Prospectus Supplement for each series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                                 INDEX OF TERMS

         Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

Article 2A....................................................................18
Bankruptcy Code...............................................................16
Cede..........................................................................11
CEDEL Participants............................................................27
Certificates...................................................................1
Class..........................................................................1
Collection Account............................................................30
Collection Period.............................................................31
Commission.....................................................................2
Contracts...................................................................1, 5
Cooperative...................................................................27
Credit Enhancement............................................................18
Credit Enhancer...............................................................18
Debt Securities...............................................................13
Definitive Securities.........................................................28
Depositaries..................................................................25
Depositor......................................................................4
Direct Participants...........................................................18
Distribution Account..........................................................30
DTC...........................................................................11
Eligible Deposit Account......................................................30
Eligible Investments..........................................................30
Equipment......................................................................1
Equity Certificates............................................................9
ERISA.........................................................................13
Euroclear Operator............................................................27
Euroclear Participants........................................................27
Exchange Act...................................................................2
FASB13........................................................................10
Finance Leases................................................................10
Finance Subsidiary............................................................16
Fixed Income Securities........................................................7
Grantor Trust Securities......................................................13
Indenture......................................................................6
Indenture Trustee..............................................................6
Indirect Participants.........................................................18
Insolvency Event..............................................................34
Insolvency Laws...............................................................16
Interest Rate...............................................................2, 7
Investment Company Act.........................................................9
Investment Earnings...........................................................30
Issuer.........................................................................1
Lease.........................................................................10
Lessee........................................................................10
Lessor........................................................................10
Master Trust...................................................................9
Master Trust Agreement.........................................................9
Master Trust New Issuance.....................................................24
Notes..........................................................................1
Originator.....................................................................1

Participants..................................................................25
Partnership Interests.........................................................13
Pass-Through Rate..............................................................2
Payment Date...................................................................8
Policy.........................................................................1
Pool Balance..................................................................22
Pool Factor...................................................................21
Pooling Agreement..............................................................6
Pre-Funding Account...........................................................11
Pre-Funding Period............................................................11
Prepayment....................................................................18
Prospectus Supplement..........................................................1
Ratings Effect................................................................17
Receivables.................................................................1, 8
Receivables Acquisition Agreement.............................................20
Record Date....................................................................8
Registration Statement.........................................................2
Remittance Period..............................................................8
Rules.........................................................................26
Securities Act.................................................................2
Security Insurer..............................................................12
Securityholders................................................................8
Senior Securities..............................................................7
Servicer.......................................................................1
Servicer Defaults.............................................................33
Servicing Agreement............................................................6
Servicing Fee.................................................................31
Servicing Fee Rate............................................................31
Strip Securities...............................................................7
Subordinate Securities.........................................................7
Sub-Servicer...................................................................4
Terms and Conditions..........................................................27
Transferor.....................................................................4
Trust..........................................................................1
Trust Accounts................................................................30
Trust Agreement................................................................6
Trust Fund.....................................................................5
Trustee........................................................................6
Vendor.........................................................................4

================================================================================

     No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus Supplement or the Prospectus in connection with the offer made by this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus Supplement or the Prospectus at any time does not imply that information herein or therein is correct as of any time subsequent to the date.

                                   ----------

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
                              PROSPECTUS SUPPLEMENT

Available Information .....................................................  S-2
Reports to Noteholders ....................................................  S-2
Summary of Terms ..........................................................  S-3
Risk Factors .............................................................. S-18
The Receivables ........................................................... S-18
The Transferor ............................................................ S-26
First Sierra .............................................................. S-26
The Servicer .............................................................. S-29
Formation of the Trust .................................................... S-30
Description of the Notes .................................................. S-31
The Indenture Trustee ..................................................... S-51
The Owner Trustee ......................................................... S-52
Prepayment and Yield Considerations ....................................... S-52
The Note Insurance Policy and the Note Insurer ............................ S-55
Certain Federal Income Tax Considerations ................................. S-59
State and Local Tax Considerations ........................................ S-61
ERISA Considerations ...................................................... S-61
Ratings ................................................................... S-62
Method of Distribution .................................................... S-62
Report of Experts ......................................................... S-63
Legal Matters ............................................................. S-63
Index of Principal Defined Terms ..........................................    i

                                   PROSPECTUS

Prospectus Supplement .....................................................    2
Available Information .....................................................    2
Incorporation of Certain Documents by Reference ...........................    2
Reports to Securityholders ................................................    3
Summary of Terms ..........................................................    4
Special Considerations ....................................................   15
The Trust Funds ...........................................................   19
The Issuers ...............................................................   20
The Receivables ...........................................................   20
Pool Factors ..............................................................   21
Use of Proceeds ...........................................................   22
The Depositor .............................................................   22
The Trustee ...............................................................   22
Description of the Securities .............................................   23
Description of the Trust Agreement ........................................   29
Certain Legal Aspects of the Receivables ..................................   35
Certain Tax Considerations ................................................   37
ERISA Considerations ......................................................   37
Methods of Distribution ...................................................   37
Legal Opinions ............................................................   38
Financial Information .....................................................   38
Additional Information ....................................................   38
Index of Terms ............................................................   39

                                   ----------

     Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Class A Notes, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================



================================================================================

                          First Sierra Financial, Inc.
                              Prudential Securities
                          Secured Financing Corporation


                                  $210,000,000
                                  (approximate)


                                 ___% Equipment
                                 Contract-Backed
                                 Notes, Class A


                             First Sierra Equipment
                              Contract Trust 1997-1


--------------------------------------------------------------------------------

                              PROSPECTUS SUPPLEMENT

--------------------------------------------------------------------------------


                       Prudential Securities Incorporated


                                  First Union
                             Capital Markets Corp.


                               September __, 1997

================================================================================